Filed pursuant to Rule 424(b)(3)
Registration No. 333-271219

PROSPECTUS SUPPLEMENT NO. 3

(to Prospectus dated June 29, 2023)

Up to 58,022,778 Shares of Class A Common Stock

4,170,000 Warrants to Purchase Shares of Class A Common Stock

This prospectus supplement updates, amends and supplements the prospectus dated June 29, 2023 contained in our Registration Statement on Form S-1 (Registration No. 333-271219) (as supplemented or amended from time to time, the “Prospectus”). Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This prospectus supplement is being filed to update, amend and supplement the information included in the Prospectus with the information contained in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on October 18, 2023 (the “Annual Report”), which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which are to be delivered with this prospectus supplement, and are qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference. The Prospectus, together with this prospectus supplement, relates to the issuance by us of up to an aggregate of up to 9,920,000 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”) that are issuable upon the exercise of (i) 5,750,000 publicly traded warrants exercisable at a price of $11.50 per share (the “Public Warrants”), (ii) 4,120,000 private placement warrants issued in a private placement (the “Private Warrants”) exercisable at an exercise price of $11.50 per share and (iii) 50,000 warrants issued to the underwriter of our initial public offering and its designees (the “Underwriter Warrants”) at an exercise price of $11.50 per share (the “warrants”, including the Public Warrants, the Private Warrants and the Underwriter Warrants). The Prospectus, together with this prospectus supplement, also relates to the resale from time to time, upon the expiration of lock-up agreements, by (i) the selling stockholders named in this prospectus or their permitted transferees of up to 48,102,778 shares of our Class A Common Stock and (ii) the selling holders of 4,120,000 Private Warrants and 50,000 Underwriter Warrants.

Our Class A Common Stock and warrants are traded on the Nasdaq Capital Market under the symbols “AENT” and “AENTW,” respectively. On October 19, 2023, the closing price of our Class A common stock was $1.27 per share, and the closing price of our warrants was $0.01 per warrant.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties under the heading “Risk Factors” beginning on page 12 of the Prospectus and page 11 of the Annual Report.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is October 23, 2023.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

(Mark One)

☒ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended June 30, 2023

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE TRANSITION PERIOD FROM         TO

Commission File Number 001-40014

ALLIANCE ENTERTAINMENT HOLDING CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	85-2373325
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8201 Peters Road, Suite 1000 Plantation, FL 33324

Registrant’s telephone number, including area code: (954) 255-4000

Securities registered pursuant to Section 12(b) of the Act:

Title:	Trading Symbol	Name of Exchange on which registered
Class A common stock, par value $0.0001 per share	AENT	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Class A common stock at an exercise price of $11.50 per share	AENTW	The Nasdaq Stock Market LLC

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the Registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. YES ☐ NO ☒

Indicate by check mark if the Registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act. YES ☐ NO ☒

Indicate by check mark whether the Registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES ☒  NO ☐

Indicate by check mark whether the Registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the Registrant was required to submit such files). YES ☒  NO ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405) is not contained herein, and will not be contained, to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☒

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definition of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by the check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. YES ☐ NO ☒

Indicate by check mark whether the Registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C.7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☐

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). YES  ☐  NO ☒

The aggregate market value of the Registrant’s shares of Class A common stock outstanding, other than shares held by persons who may be deemed affiliates of the Registrant, at December 31, 2022, was $117,070,000.

As of October 18, 2023, 50,965,970 shares of Class A common stock, par value $0.0001 per share and 60,000,000 shares of Class E common stock, par value $0.0001 per share, were issued and outstanding.

Documents Incorporated by Reference: None.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Annual Report on Form 10-K, may constitute “forward-looking statements” for purposes of the federal securities laws. Alliance Entertainment Holding Corporation is referred to as “us,” the “Company” and “Alliance” throughout this Form 10-K. Our forward-looking statements include, but are not limited to, statements regarding Alliance’s and Alliance’s management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward- looking. Forward-looking statements in this 10-K may include, for example, statements about:

●	the expected benefits of the completed Business Combination;
●	Alliance’s financial and business performance;
●	expectations regarding Alliance’s strategies and future financial performance, including financial projections and business metrics, its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Alliance’s ability to invest in growth initiatives and pursue acquisition opportunities.

These forward-looking statements are based on information available as of the date of this 10-K, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties some of which are beyond our control. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

You should not place undue reliance on these forward-looking statements in deciding whether to invest in our securities. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

●	risks relating to the anticipated growth rates and market opportunities;
●	changes in applicable laws or regulations;
●	the ability of Alliance to execute its business model, including market acceptance of its systems and related services;
●	Alliance’s reliance on a concentration of suppliers for its products and services;
●	increases in Alliance’s costs, disruption of supply, or shortage of products and materials;
●	Alliance’s dependence on a concentration of customers, and failure to add new customers or expand sales to Alliance’s existing customers;
●	increased Alliance inventory and risk of obsolescence;
●	Alliance’s significant amount of indebtedness;
●	Our ability to continue as a going concern absent access to sources of liquidity;
●	risks and failure by Alliance to meet the covenant requirements of its revolving credit facility, including a fixed charge coverage ratio;

●	risks that a breach of the revolving credit facility, including Alliance’s recent breach of the covenant requirements, could result in the lender declaring a default and that the full outstanding amount under the revolving credit facility could be immediately due in full, which would have severe adverse consequences for the Company;
●	known or future litigation and regulatory enforcement risks, including the diversion of time and attention and the additional costs and demands on Alliance’s resources;
●	Alliance’s business being adversely affected by increased inflation, higher interest rates and other adverse economic, business, and/or competitive factors;
●	Alliance’s success in retaining or recruiting, or changes required in, our officers, key employees or directors, and our ability to attract and retain key personnel;
●	geopolitical risk and changes in applicable laws or regulations;
●	risk that the COVID-19 pandemic resurges, or another health crisis emerges, and local, state, and federal responses to addressing subsequent issues have an adverse effect on our business operations, as well as our financial condition and results of operations;
●	substantial regulations, which are evolving, and unfavorable changes or failure by Alliance to comply with these regulations;
●	product liability claims, which could harm Alliance’s financial condition and liquidity if Alliance is not able to defend or insure against such claims successfully;
●	various environmental and safety laws and regulations that could impose substantial costs upon Alliance and negatively impact Alliance’s ability to operate Alliance’s distribution facilities;
●	Supply chain issues that negatively impact Alliance’s ability to deliver products in a timely and efficient manner;
●	outages and disruptions of Alliance’s services if it fails to maintain adequate security and supporting infrastructure as it scales Alliance’s information technology systems;
●	availability of additional capital to support business growth;
●	failure to protect Alliance’s intellectual property;
●	the inability of Alliance to develop and maintain effective internal controls;
●	the diversion of management’s attention and consumption of resources as a result of potential acquisitions of other companies;
●	cyber-attacks and security vulnerabilities;
●	any changes to U.S. tax laws; and
●	other risks and uncertainties described in this 10-K, including those on page 12 under the section titled “Risk Factors.”

In addition, statements that “Alliance believes” and similar statements reflect Alliance’s beliefs and opinions on the relevant subject. These statements are based upon information available to Alliance as of the date of this 10-K filing, and while Alliance believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

CERTAIN DEFINED TERMS

References in this annual report to “we,” “us,” “Alliance,” “company” or “our company” are to Alliance Entertainment Holding Corporation, a Delaware corporation, and its consolidated subsidiaries, unless otherwise stated or reasonably apparent from the context.

In this Annual Report on Form 10-K, unless otherwise stated or unless the context otherwise requires:

●	“Alliance” means Alliance Entertainment Holding Corp., a Delaware corporation.
●	“Alliance Initial Stockholders” means the Sponsor, affiliate of ThinkEquity and any other holders of Alliance’s founder shares prior to its initial public offering and their permitted transferees.
●	“Board” or “Board of Directors” means the board of directors of Alliance.
●	“Business Combination” means the transactions realized by the Business Combination Agreement.
●	“Business Combination Agreement” means that Business Combination Agreement, dated as of June 22, 2022, by and among Adara, Merger Sub and Legacy Alliance.
●	“Bylaws” means our amended and restated bylaws, adopted as of February 10, 2023.
●	“Certificate of Incorporation” means our second amended and restated certificate of incorporation, dated February 10, 2023.
●	“Class A common stock” means the Class A common stock par value $0.0001 per share, of Alliance.
●	“Class E common stock” means the Class E common stock, par value $0.0001 per share, of Alliance.
●	“Closing” means the closing of the Business Combination.
●	“Code” means the Internal Revenue Code of 1986, as amended.
●	“Common stock” means the Class A common stock and the Class E common stock.
●	“DGCL” means the General Corporation Law of the State of Delaware.
●	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
●	“GAAP” means U.S. generally accepted accounting principles.
●	“Initial Stockholder Shares” means 1,500,000 shares of Class A common stock that currently are owned by the Alliance Initial Stockholders, The Initial Stockholder Shares were shares of Class B common stock, par value $0.0001 per share, of Alliance that automatically converted into shares of Class A common stock upon the closing of the Business Combination.
●	“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.
●	“Legacy Alliance” means Alliance Entertainment Holding Corp, a Delaware corporation, prior to the Business Combination.
●	“Merger Sub” means Adara Merger Sub., a Delaware corporation and a wholly owned subsidiary of Adara.
●	“private warrants” means the warrants to purchase Class A common stock purchased in a private placement in connection with the Alliance IPO.

●	“Public shares” means shares of Class A common stock included in the public units sold in the Alliance IPO.
●	“Public stockholders” means holders of public shares, including the Alliance Initial Stockholders to the extent the Alliance Initial Stockholders hold public shares; provided, that the Alliance Initial Stockholders are considered a “public stockholder” only with respect to any public shares held by them.
●	“Public warrants” means the warrants included as a component of the public units sold in the Alliance IPO.
●	“SEC” means the U.S. Securities and Exchange Commission.
●	“Securities Act” means the Securities Act of 1933, as amended.
●	“Sponsor” means Adara Sponsor LLC, a Delaware limited liability company, and an Adara Initial Stockholder.
●	“Underwriter warrants” means the warrants issued to the underwriter of the IPO and its designees in connection with the IPO.
●	“Warrants” means public warrants, the private warrants and the underwriter warrants.

v

PART I

Item 1. Business.

Alliance is a leading global wholesaler, direct-to-consumer (“DTC”) distributor and e-commerce provider for the entertainment industry. Alliance serves as the gateway between well-known international branded manufacturers of entertainment content, such as Universal Pictures, Universal Music Group, Warner Brothers Home Video, Walt Disney Studios, Sony Music, Sony Pictures, Microsoft, Nintendo, and others, and leading retailer customers in the United States and internationally, including Walmart, Amazon, Best Buy, Barnes & Noble, Wayfair, Costco and Target, among others. The Company distributes its physical media, entertainment products, hardware and accessories through an established multi-channel strategy. The Company currently sells its products that it is allowed to export to more than 100 countries around the world.

Alliance provides state-of-the art warehousing and distribution technologies, operating systems and services that seamlessly enable entertainment product transactions to better serve customers directly or through our distribution affiliates. These technology-led platforms with access to the Company’s in stock inventory of over 375,000 SKU products, consisting of vinyl records, video games, compact discs, DVD, Blu-Rays, toys and collectibles, combined with Alliance’s sales and distribution network, create a modern entertainment physical product marketplace that provides the discerning customer with enhanced options on efficient consumer-friendly platforms inventory. Alliance is the retailers’ back office for in-store and e-commerce solutions. All electronic data interchange (“EDI”) and logistics are operational and ready for existing retail channels to add new products.

Alliance was founded in 1990 (previously named CD Listening Bar, Inc.). Through a series of acquisitions and organic growth, Alliance has expanded and strengthened its global footprint and product breadth, and greatly increased its service capabilities. Since its inception, Alliance has made nine accretive business acquisitions, including Phantom Sound and Vision, MSI Music, Infinity Resources, Alliance, ANConnect, Mecca Electronics, Distribution Solutions, Mill Creek, and COKeM. Management believes that Alliance’s ability to successfully integrate acquisitions is underpinned by its highly efficient operating systems and experienced leadership team.

Alliance believes the three pillars of its business; Service, Selection, and Technology create a powerful competitive advantage that will protect the Company’s market leadership and propel its future growth into the evolving physical entertainment product segments.

The Business Combination Agreement

On February 10, 2023, Adara, Alliance and Merger Sub consummated the closing of the transactions contemplated by the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Alliance and Alliance was effected by the merger of Merger Sub with and into Alliance (the “Merger”), with Alliance surviving the Merger as a wholly owned subsidiary of Alliance. Following the consummation of the Merger on the closing of the Business Combination, Alliance changed its name from Alliance Acquisition Corp. to Alliance Entertainment Holding Corporation.

Pursuant to the Business Combination Agreement, Alliance issued (i) 47,500,000 shares of Class A common stock of Alliance to holders of common stock of Legacy Alliance and (ii) 60,000,000 shares of Class E common stock of Alliance to the Legacy Alliance stockholders were placed in an escrow account to be released to such Legacy Alliance stockholders and converted into Class A common stock upon the occurrence of certain triggering events.

Alliance’s Business

With more than thirty years of distribution experience, Alliance serves customers of every size, providing a suite of services to resellers and retailers worldwide. We believe that our efficient processing and essential seller tools noticeably reduce the costs associated with administrating multiple vendor relationships and streamline the overall purchasing experience. Alliance believes that it is a single source for all customer entertainment product needs. As a solutions-based operation, Alliance seeks to drive sales for their suppliers with broad product selection and cost-efficient processing.

Alliance’s distribution business is built around three areas, where our marketplace value is created: Service, Selection and Technology.

Service

Alliance provides efficient, Omni-Channel expansion solutions for retailers, including:

●	E-Commerce and DTC

Alliance provides leading product and e-commerce distribution and inventory solutions. Alliance provides a full, enterprise-level infrastructure and dropships orders directly to consumers on behalf of its customers. The entire ordering, confirmation and invoicing process is automated. The functionality allows customers to focus on sales while Alliance performs all stocking, warehousing, and shipping functions.

●	Vendor Managed Inventory

Alliance is a leader in vendor managed inventory (VMI) solutions providing solutions tailored to customers to support their inventory needs. These value-add services provide a highly technical, critical business function for our partners using traiting of locations and min/max system of supply.

●	Subsidiary Brands — We operate under the following subsidiaries which focus on the following product brand areas:

COKeM — Alliance acquired COKeM International Ltd. in September 2020. COKeM is one of the leading and innovative distribution service companies in the video game and accessory industries. COKeM continues to expand its capabilities, providing full-service distribution, fulfillment and 3PL services for a wide array of industries and across many product categories. Alliance acquired Mecca Electronics in 2018 and, in 2021, Mecca Electronics was merged into COKeM.

Direct2You — division consists of Alliances owned retail brands using the dba’s of ImportCDs, Deep Discount, Collectors Choice Music, Collectors Choice, Vinyl, Blow It Out of Here, Wow, Pop Market, Collectors Choice Video, and Movies Unlimited. These brands were purchased from Infinity Resources in 2010.

Alliance — was a competitor to CD Listening Bar when CD Listening Bar acquired Alliance in 2013. Alliance primarily serviced B&N and Best Buy, and hundreds of independent retailers. This reverse merger by which CD Listening Bar merged into Alliance made Alliance the largest music and video distributor in the world.

Mill Creek Entertainment — is the home entertainment industry’s leading independent studio for Blu-ray, DVD, and digital distribution. With direct sales pipelines to all primary retail and online partners, Mill Creek Entertainment licenses, produces, markets, and distributes a dynamic array of film and television content to over 30,000 retail stores and thousands of websites reaching millions of customers across North America. Mill Creek Entertainment’s expansive library includes Oscar®-winning theatrical feature films, Emmy®-winning classic and contemporary TV series, original documentary productions and pop-culture favorites that enlighten, educate, and entertain.

NCircle Entertainment — Founded in 2006, NCircle Entertainment is one of the largest independent distributors of quality children and family entertainment content. NCircle is committed to providing quality children’s entertainment that builds a solid foundation of early learning skills upon which future educational success can be built. NCircle’s award winning brands engage your child in the learning process, using the interdisciplinary STEM approach, teaching reading readiness, science concepts, problem solving tactics, social skills and environmental awareness, while entertaining them with song, dance and laughter. NCircle’s library includes many of the most loved and best-selling children’s brands including Gigantosarus, The Cat in the Hat Knows a Lot About That!, Llama, The Octonauts, Sonic Boom, The Snowman and many more.

Amped Distribution — is a division of Alliance that consists of 118 small music labels where Amped is the exclusive supplier of physical media to all retailers in the United States.

Distribution Solutions — is the largest aggregator and distributor of independent film labels in North America. Alliance acquired Distribution Solutions in 2018 and has over 95 small movie studios that are exclusively distributed through Distribution Solutions.

Selection:

Product Categories — Alliance consolidates and distributes a portfolio of entertainment products with over 375,000 SKUs in stock in core media and entertainment product areas in five primary categories:

●	Gaming Products: For the fiscal year ended June 30, 2023, gaming represented 34% of Alliance revenues on a consolidated basis. Leading products distributed are: Nintendo, Microsoft, Arcade1Up, and all third party video game publishers. For the year ended June 30, 2022, gaming represented approximately 39% of Alliance revenues on a consolidated basis.
●	Vinyl Records: For the fiscal year ended June 30, 2023, vinyl represented 28% of all Company revenues on a consolidated basis. For the year ended June 30, 2022, vinyl represented approximately 23% of Alliance revenues on a consolidated basis.
●	Digital Video Discs and Blu-Ray: DVD sales for the fiscal year ended June 30, 2023, represent 16% of Alliance’s consolidated revenue. For the year ended June 30, 2022, digital video discs and blu-ray represented approximately 19% of Alliance revenues on a consolidated basis.
●	Compact Discs: CDs for the fiscal year ended June 30, 2023, represent 11% of Alliance’s consolidated revenue. For the year ended June 30, 2022, CDs represented approximately 11% of Alliance revenues on a consolidated basis.
●	Consumer Products and Collectibles: Alliance has experienced steady growth in collectible and consumer products, representing 7% of the Company consolidated revenue for the fiscal year ended June 30, 2023. For the year ended June 30, 2022, collectibles and consumer products represented approximately 4% of Alliance revenues on a consolidated basis.

Technology:

Alliance’s technology platforms combine customer-friendly applications and efficient operating systems with access to the Company’s global content inventory across all current market segments. These platforms offer the Alliance marketplace stakeholders feature-rich tools and services for all aspects of consumer engagement, transaction processing and business development.

We continue to invest in enhancements to our automated handling equipment capable of reducing shipping times, streamlining order processing, and improving overall warehouse. In December 2022, Alliance completed installation of a state-of-the art AutoStore Automated Storage & Retrieval System (ASRS) for its Shepherdsville, KY warehouse. This system has improved Alliance’s warehouse operations, allowing the Company to achieve increased levels of speed, reliability, capacity, and precision, resulting in significant cost savings.

The Company’s platforms enable stakeholders to search and purchase personalized product selections efficiently. Through a modern and intuitive user interface, customers access Alliance’s global inventory as well as integrated marketing tools, conversational commerce, Fintech solutions, self-service purchasing and 24/7 support. Current features of Alliance’s customer engaging technology features include seamless connectivity across desk-top, notebook and mobile devices.

Alliance’s newer platforms also incorporate tools and services that increase revenue and profitability when compared to legacy distribution systems. In addition to robust search, selection and purchase transaction tools and service support, the Company’s platforms currently incorporate a Fintech platform with an extensive selection of payment options. Further, Alliance’s technology offers a multi-channel marketing platform supporting retailer marketplace participants’ growth and business development with fully integrated product marketing and CRM tools. Management believes the result is a more comprehensive, engaging and cost-effective transaction process designed to make all stakeholders more productive and competitive.

Industry Background

The industries in which the Company participates are:

●	Packaged Goods consisting of physical media and entertainment content;
●	Gaming Consoles and Accessories; and

●	Toys and Collectibles.

The background components within the physical media and entertainment industry are as follows:

Vinyl Records

The Company expects vinyl sales to increase during the next five plus years. Industry wide, vinyl sales surpassed CD sales and revenue in the vinyl industry grew to approximately $2 billion in 2022. The industry projects vinyl sales to reach $4.1 billion by 2030 or a CAGR of nearly 10%. Alliance believes that the growth in vinyl is being driven by millennial consumers. It is economically priced, more accessible and has better audio quality, according to some experts.

Gaming Products

The gaming industry shows strong growth over the next few years from 2023 to 2030. The global gaming industry was valued at approximately $250 billion in 2022 and is expected to reach $665 billion by 2030. The CAGR is 13.1% during the forecast period from 2023 to 2030. Contributing factors include more people staying home than before and emerging technologies in gaming such as cloud, AR, VR and AI.

Consumer Products and Collectibles

The market for consumer products/collectibles shows steady growth over the next few years. While market segmentation is expansive, the collectibles market CAGR estimates range from 4% to 6% this decade. Toys and collectibles (Funko, Mattel, Hasbro, Lego, Playmobil, action figures) capitalize on the social trend of facilitating creative play combined with reducing screen time. In addition, nostalgic franchises have become relatively trendy.

Compact Discs

Vinyl continues to surpass CD sales. CD Revenues in the US in 2022 were $483 million as compared to approximately $585 million in 2021. Sales volume have decreased from 47 million units in 2021 to 33 million in 2022. Alliance historically over-indexes the industry compared to CD revenues in the United States due to its Amped division adding more exclusive labels to distribute.

DVD and Blu-Ray

Disc versions of video game consoles allow those users access to play the disc version of movies. Broadband speeds are not always ideal for high quality streaming even in developed countries. This problem is worse in developing countries. However, factors such as access to digital copies of films, and on-demand streaming services have caused DVD sales to decline. In 2022, US sales declined from approximately $2.0 billion in 2021 to $1.6 billion in 2022 or -20%. Alliance historically over-indexes the industry compared to DVD and Blu-ray revenues in the United States because of Distribution Solution’s division adding more exclusive studio products to distribute.

Market Opportunity

The Company has identified three primary market areas where it currently conducts business and plans to grow its business:

Content Media

●	As technology and social trends evolve, the film and music market studios are overhauling their business models to take advantage of changing consumer behavior and expanding media platforms. A large opportunity for licensing and distributing products exists for companies with the technology, process, and relationships to efficiently manage supply chain logistics in bulk to major retailers and direct to consumers.
●	Consumers continue to trend towards vinyl records due to the desire to own the physical product, the sound quality, and the intrinsic value of the album artwork.

●	Despite the rise of digital distribution models, 66% of console consumers still prefer to buy physical versions of games.

Fulfillment.

●	The global e-commerce fulfillment services market size was valued at $110 billion in 2023 and is expected to grow at a compound annual growth rate (CAGR) of 14% from 2023 to 2030).
●	The market is anticipated to witness substantial growth during the period due to the proliferation of the e-commerce industry, especially in emerging markets leading to an unprecedented rise in the number of online buyers.
●	It is anticipated that fulfilment in North America will continue to be funneled into established brands (for example, Amazon, Walmart, Best Buy and Target).
●	The global third-party logistics market was valued at $1,022 billion in 2023 and is forecasted to reach $1,590 billion by the year 2028. The market is anticipated to register a CAGR of 5.5% during the same period.
●	Retailers and manufacturers are increasing their focus on core competencies to sustain the intense competition in their respective markets. Due to this, they are outsourcing their other supporting activities to third party vendors.

Our Competitive Strengths

Alliance is one of the largest physical media and entertainment product distributors in the world and is a leader in fulfillment and e-commerce distribution solutions. Its existing product and service offering has positioned the Company to capitalize on shifts towards e-commerce and Omni-Channel strategies, especially with retailers and manufacturers vastly increased reliance on their DTC fulfillment and distribution partners.

We believe that our key strengths position us to deliver on our strategy to grow profitably and optimize our core physical media and entertainment product distributors fulfillment and e-commerce distribution solutions while expanding and investing in higher margin advanced technology solutions and high value services.

The Company believes the following strengths are key to its ability to grow and maintain its position as a market leader:

●	Proven Management Experience and Equity Rollover. With over 30 years of operations and experience, Alliance management has extensive knowledge and is rolling over all of their equity in the Business Combination in preparation to lead the Company towards future growth.
●	Significant barriers to entry and market leadership. Alliance is a leader in fulfillment and e-commerce distribution with over 375,000 SKUs in stock. The Company’s market leadership is further protected by a three-pronged moat of services, selection, and technology. The Company’s platforms create efficiencies, which benefit its partners in the physical media and entertainment marketplace. As a result, both suppliers and retailer customers rely on the Company’s platforms to fuel transaction volume.
●	Organic Growth Opportunities. Through the expansion of partnerships with vendors and customers as well as investment in existing facilities, Alliance expects to continue to grow revenue and expand margins.
●	Proven track record of building scale through significant acquisitions. Since inception, Alliance has successfully acquired and integrated nine businesses that have greatly expanded our vendors and customers we are supporting. This M&A activity has built scale and added capabilities to the Company’s platforms. Further, Alliance has demonstrated an ability to integrate those companies into its existing platforms to improve the acquired businesses fundamentally. Alliance management believes there remain significant consolidation opportunities to drive future growth through the acquisition of complementary businesses and competitors.
●	Modern technology distribution platform and interface. The Company’s technology platform increases the efficiency of transactions, provides great mobile accessibility, and incorporates modern marketing and Fintech tools.

Strategy for Future Growth

Alliance will continue to capitalize on its services, selection, and scalable distribution network technology, to propel its future growth both organically and through acquisitions. With a public listing, we have access to additional capital to finance future growth.

Our strategy will include:

●	Execute Acquisition Strategy. Alliance has a proven track record of successfully acquiring and integrating competitors and complementary businesses. With additional capital, Alliance will be able to execute on its acquisition strategy more effectively.
●	Increase Market Share. Expanding its existing product and service offerings and executing its acquisition strategy will drive Alliance’s efforts toward increasing market share. The Company has historically built scale and added capabilities through acquisitions. It has demonstrated an ability to execute accretive and synergistic acquisitions as well as integrate and fundamentally improve the acquired businesses. Alliance expects to continue pursuing strategic opportunities that strengthen its platforms, expand the breadth and depth of its content, and enhance its distribution infrastructure. Alliance will continue to actively monitor and evaluate these and future opportunities in its acquisition pipeline in both the near and mid-term.
●	Enhance DTC Relationships and Capabilities. Alliance’s DTC services are in greater demand as consumer preferences shift and stress retailers’ e-commerce and DTC capabilities. Enhancing DTC relationships will grow existing revenue lines and improving capabilities will generate a more attractive overall service offering.
●	Expand into New Consumer Products. Leveraging existing relationships, Alliance can expand into new consumer product segments, growing its product offering and providing more to its existing customer base while attracting new customers in the process.
●	Continue Technological Advancement. Alliance will further invest in automating facilities and upgrading proprietary software.

Suppliers

Alliance distributes and markets over 600,000 products worldwide from approximately 400 of the industry’s premier physical media entertainment products suppliers. Typically, it maintains approximately over 375,000 SKUs of unique items in its on-hand inventory.

For the fiscal year ended June 30, 2023, five suppliers made up approximately 49% of product receipt value and 23 suppliers made up 80%. By comparison, for the fiscal year ended June 30, 2022, five suppliers made up approximately 52% of the product receipts and 20 suppliers made up 80%. One supplier comprised of approximately 15% of Alliance’s total receipts for the year ended June 30, 2022, and 2023.

Alliance has written supply agreements with many of its suppliers and these agreements usually provide for nonexclusive distribution rights and often include territorial restrictions that limit the countries, and in some cases certain channels, in which it may distribute the products. Some of Alliance’s agreements with suppliers may contain limitations of liability with respect to our suppliers’ obligations and warranties. Historically, warranty expenses have not been material.

The agreements also are generally short-term, subject to annual renewal, and in some cases contain provisions permitting termination by either party without cause upon relatively short notice. Certain supply agreements either require (at our option) or allow for the repurchase of inventory upon termination of the agreement. In cases in which suppliers are not obligated to accept inventory returns upon termination, some suppliers will nevertheless elect to repurchase the inventory while other suppliers will assist with either liquidation or resale of the inventory.

Customers

Alliance conducts business with most of the leading retailers of entertainment products and services around the world. Alliance serves a customer base that is divided into categories including retailers, direct marketers, Internet-based resellers, independent dealers, product category specialists and other distributors. Management believes that many of its customers are heavily dependent on Alliance as a partner with the necessary systems, capital, inventory availability, and distribution and facilities in place to provide fulfillment and other services. Alliance tries to reduce our exposure to the impact of business fluctuations by maintaining a balance in the customer categories we serve. Alliance has over 4,000 customers shipping to over 35,000 storefronts and service over 2,000 independent music and video retailers.

In most cases Alliance conducts business with our customers under our general terms and conditions, without minimum purchase requirements. It also has resale contracts with some of its reseller customers that are terminable at will after a reasonable notice period and have no minimum purchase requirements. Alliance typically ships products on the same day it receives and accepts customers’ purchase orders. Unless otherwise requested, substantially all of Alliance’s products are delivered by common freight carriers. Backlog is usually not material to its business because orders are generally filled shortly after acceptance.

Alliance has specific agreements in place with certain suppliers and resellers in which it provides supply chain management services such as order management, technical support, call center services, forward and reverse logistics management, and procurement management services. These agreements generally may be terminated by either party without cause following reasonable notice. None of the Company’s customer contracts exceed a one-year term, with most contracts having auto-renewal clauses.

For the year ended June 30, 2023, Alliance’s top five customers represented approximately 50% of its consolidated revenue. Alliance’s top customer represented 23% of its consolidated net sales. By comparison, for the fiscal year ended June 30, 2022, the top five customers generated approximately 55% of consolidated revenue with one customer representing almost 27%.

Our Business is Affected by Seasonality

Alliance experiences some seasonal fluctuation in demand in our business due to changes in consumer behavior and schedules of new releases. In addition, the Company typically experiences an increase in demand in the September-to-December period, driven primarily by pre-holiday stocking levels in the retail channel for its North American business.

How We Manage Our Inventory

Alliance strives to maintain enough product inventories to achieve optimum order fill rates. Alliance’s business, like that of other distributors, is subject to the risk that the value of our inventory will be impacted adversely by suppliers’ price reductions or by technological changes affecting the usefulness or desirability of the products comprising the inventory. It is the policy of many suppliers to offer distributors limited protection from the loss in value of inventory due to technological change or a supplier’s price reductions. When protection is offered, the distributor may be restricted to a designated period of time in which products may be returned for credit or exchanged for other products or during which price protection credits may be claimed. Alliance continually takes various actions, including monitoring inventory levels and controlling the timing of purchases, to maximize its protection under supplier programs and reduce inventory risk. However, no assurance can be given that current protective terms and conditions will continue or that they will adequately protect Alliance against declines in inventory value, or that they will not be revised in such a manner as to adversely impact Alliance’s ability to obtain price protection. Alliance is subject to the risk that inventory values may decline, and supplier agreements may not adequately cover the decline in values. Alliance manages these risks through pricing and continual monitoring of existing inventory levels relative to customer demand, reflecting its forecasts of future demand and market conditions. On an ongoing basis, Alliance reduces inventory values for excess and obsolescence to assist in the liquidation of impacted inventories. Music CD’s and Video Movies are 100% returnable back to Alliance’s suppliers. Products that have exclusive distributions for Amped and Distribution Solutions are not owned by Alliance and are treated as consignment as for ownership and title.

Inventory levels may vary from period to period, due, in part, to differences in actual demand from that forecasted when orders were placed, the addition of new suppliers or new product lines with current suppliers, expansion into new product areas and strategic purchases of inventory. In addition, payment terms with inventory suppliers may vary from time to time and could result in fewer inventories being financed by suppliers and a greater amount of inventory being financed by our own capital. Our payment patterns can be influenced by incentives, such as early pay discounts offered by suppliers.

Sales and Marketing

Alliance’s product management and marketing groups help create demand for Alliance’s suppliers’ products and services, enable the launch of new products, and facilitate customer contact. Our marketing programs are tailored to meet specific supplier and customer needs. These needs are met through a wide offering of services by our in-house marketing organization, including advertising, market research, online marketing, retail programs, sales promotions, training, and solutions marketing. In addition, Alliance creates and utilizes specialized channel marketing communities to deliver focused resources and business building support to solution providers.

For its DTC division, the Company deploys performance marketing strategies through digital and offline channels to drive additional traffic and transactions from high-intent prospective customers. To increase the efficiency of its performance marketing initiatives, the Company utilizes a Customer Relationship management platform, which provides further opportunities to personalize marketing campaigns and target advertising to specific market segments. Alliance complements its brand and performance marketing with nurture initiatives through email and outbound communications to ensure the Company retains high-value customers, increases brand loyalty, and drives recurring transactions.

The Company’s marketing strategy includes brand performance, and viral marketing. Brand marketing, which may also include the Company’s presence on social media platforms, increases awareness among potential customers, helping them understand the benefits of using Alliance’s platforms. In addition to brand, and performance marketing, Alliance engages in traditional public relations and communications activities, such as trade show participation, to strengthen its brand and enable it to be less reliant on performance marketing, reducing the Company’s customer acquisition costs. The Company’s communications team works across press and policy channels to share timely and important news about the Company. They also oversee the execution of a consumer, product, corporate, and policy communications plan that supports Alliance’s brand strategy.

Competition

Alliance faces competition from a variety of competitors, including some of our own suppliers that sell directly to certain segments of the market, wholesale distributors, retailers, and internet-based businesses. We are a leading company in the sale and marketing of physical media entertainment products, including vinyl, gaming, DVDs, CD’s and consumer products and toys offerings, and operate in the competitive e-commerce business environment. We compete with several smaller physical media companies in our product categories, as well as with many larger e-commerce companies in the United States and internationally. In addition, we compete with entertainment companies that digitally download and stream their products. Competition is based primarily on meeting consumer product preferences and on the quality and play value of our physical media products and experiences. To a lesser extent, competition is also based on product pricing.

Many of the major entertainment and gaming companies are part of large, diversified companies with a variety of other operations. Some of these competitors have substantially greater marketing and financial resources than we do and may be able to compete aggressively on pricing in order to increase entertainment revenues and streaming placement. In addition, the resources of the major entertainment producers may give them an advantage in acquiring other businesses or assets, including media content, that we might also be interested in acquiring. The competition we face may cause us to lose market share, achieve lower prices for our products or pay more for third party content, any of which could harm our business.

The changing trends in consumer preferences with respect to entertainment and barriers to entry as well as the emergence of new technologies and different mediums for viewing content, such as the growing number of streaming platform options, continually creates new opportunities for existing competitors and start-ups to develop products and offerings that compete with our entertainment and e-commerce offerings. In the future, the Company may face increased competition through the emergence of new competitors or business models. Some of Alliance’s competitors may have access to significant financial resources, greater name recognition and well-established client bases in their target customer segments, differentiated business models, technology and other capabilities, or a differentiated geographic coverage, which may make it more difficult for Alliance to attract new customers.

Intellectual Property

Alliance’s intellectual property is an important component of its business. The Company relies on a combination of domain names, trademarks, copyright, know-how and trade secrets, as well as contractual provisions and restrictions, to protect its intellectual property. As of June 30, 2023, Alliance has no active patents or patent applications, but intends to pursue patent protection to the extent it believes it would be beneficial and cost effective.

As of June 30, 2023, the Company owned 22 U.S. registered or pending trademarks and registered or pending trademarks in two other jurisdictions. Alliance also owns over 140 domain names including www.deepdiscount.com, www.aent.com, www.cokem.com, www.importcds.com, www.ds.aent.com, and www.ampeddistribution.com.

The Company relies on trade secrets and confidential information to develop and maintain its competitive advantage. Alliance seeks to protect its trade secrets and confidential information through a variety of methods, including confidentiality agreements with employees, third parties, and others who may have access to the Company’s proprietary information. Alliance also requires key employees to sign invention assignment agreements with respect to inventions arising from their employment and restrict unauthorized access to the Company’s proprietary technology.

Notwithstanding the Company’s efforts to protect its intellectual property, there can be no assurance the measures taken will be effective or that its intellectual property will provide any competitive advantage. Alliance can provide no assurance that any patents will be issued from its pending applications or any future applications or that any issued patents will adequately protect its proprietary technology. The Company’s intellectual property rights may be invalidated, circumvented, or challenged. Furthermore, the laws of certain countries do not protect intellectual property and proprietary rights to the same extent as the laws of the United States and, as a result, Alliance may be unable to protect its intellectual property and other proprietary rights in certain jurisdictions. In addition, while the Company has confidence in the measures it takes to protect and preserve its trade secrets, it cannot guarantee these measures will not be circumvented, or that all applicable parties have executed confidentiality or invention assignment agreements. In addition, such agreements can be breached, and may not have adequate remedies should any such breach occur. Accordingly, Alliance’s trade secrets may otherwise become known or be independently discovered by competitors.

Human Capital Resources

As of June 30, 2023, Alliance had approximately 761 employees on its payroll and approximately 266 workers hired through staffing agencies throughout the U.S. and internationally. As of June 30, 2022, Alliance had approximately 797 employees on its payroll and approximately 332 workers hired through staffing agencies throughout the U.S. and internationally. Staffing agencies are used to flex labor capacity to ensure the labor supply and demand are in balance. None of Alliance’s employees are subject to a collective bargaining agreement and Alliance believes it has a good relationship with its employees and staffing agencies.

Employees & Demographics. With respect to global demographics at June 30, 2023, approximately 47% of the Company’s payroll employees are female and 53% are male.

Talent & Turnover. With a focus on talent acquisition, the leadership team seeks out the most qualified candidates for open roles and endeavors to keep them at Alliance. Alliance has a robust program for seeking out those candidates, which ranges from sourcing through talent applications, reviewing direct applicants and using internal referrals to fill roles. Additionally, Alliance strives to promote internally when possible. Alliance’s program resulted in an annualized turnover rate of about 15% for the fiscal year ended June 30, 2023.

Compensation Practice & Pay Equality. As Alliance evolves and expands operations, Human Resources, in partnership with the leadership team, will continue to evaluate the existing workforce to ensure that best practices are maintained across the entire team without risk of inequality. Pay structures for hourly employees are reviewed annually and for all other employees, compensation is benchmarked according to the position when a vacancy becomes available. This ensures best practices in a competitive market and, as part of that review, compensation will be realigned where appropriate for existing employees and new hires.

Health, Safety & Welfare. Management acted quickly to respond to safety protocols as a result of the COVID-19 pandemic to protect the health and safety of its team members. We established comprehensive protocols and guidelines in line with the recommendations of health authorities to protect the health and safety of our employees. As we transition into the post-pandemic period, we are evaluating the effectiveness of these changes and identifying opportunities to address our policies in the event of a recurrence.

Regulatory Compliance

The Company’s overall business approach and strategy includes rigorous attention to regulatory compliance, as its operations are subject to regulations in the following principal areas, across a wide variety of jurisdictions. Alliance’s business is subject to a wide array of laws, regulations, and standards in each domestic and foreign jurisdiction where we operate. Alliance has a buying office in the UK and operates under the name Fulfillment Express. Fulfillment Express sources music from the UK music suppliers that is then transferred (exported from the United Kingdom) to Kentucky where that music product is prepared to sell in the US market. Fulfillment Express makes no sales of any kind, it is a buying office.

The regulatory environment in each market is often complex, evolving and can be subject to significant change. Some relevant laws and regulations are inconsistent, ambiguous and could be interpreted by regulators and courts in ways that could adversely affect the Company’s business, results of operations, and financial condition. Moreover, certain laws and regulations have not historically been applied to an innovative hospitality provider such as Alliance, which often makes their application to its business uncertain. For additional information regarding the laws and regulations that affect the Company’s business, see “Item 1A. Risk Factors.”

Privacy and Data Protection Regulation

In processing purchase transactions and information about customers, the Company receives and stores a large volume of personally identifiable data. The collection, storage, processing, transfer, use, disclosure and protection of this information are increasingly subject to legislation and regulations in numerous jurisdictions around the world, such as the European Union’s General Data Protection Regulation (“GDPR”) and variations and implementations of that regulation in the member states of the European Union, as well as privacy and data protection laws and regulations in various U.S. states and other jurisdictions, such as the California Consumer Privacy Act (as amended by the California Privacy Rights Act), the Canadian Personal Information Protection and Electronic Documents Act (“PIPEDA”), and the UK General Data Protection Regulation and the UK Data Protection Act.

Alliance incorporates a variety of technical and organizational security measures and other procedures and protocols to protect data within the Company’s platforms and business services, including personally identifiable data pertaining to guests and employees, and Alliance is engaged in an ongoing process of evaluating and considering additional steps to maintain compliance with the California Consumer Privacy Act, GDPR, PIPEDA, the UK General Data Protection Regulation, and the UK Data Protection Act.

Employment Laws

The Company is also subject to laws governing its relationship with employees, including laws governing wages and hours, benefits, immigration and workplace safety and health.

Other Regulation

Alliance’s business is subject to various other laws and regulations, involving matters such as income tax and other taxes, consumer protection, online messaging, advertising, and marketing, the U.S. Foreign Corrupt Practices Act and other laws governing bribery and other corrupt business activities, and regulations aimed at preventing money laundering or prohibiting business activities with specified countries or persons. As the Company expands into additional markets, it will be subject to additional laws and regulations.

Periodic Reporting and Financial Information

Our Class A common stock and warrants are registered under the Exchange Act and we have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports contain financial statements audited and reported on by our independent registered public accountants. We also maintain a website at www.aent.com. Through the Investors Relations section of our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this annual report.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “ emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) of 2026, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our shares of Class A common stock that are held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” will have the meaning associated with it in the JOBS Act.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our common stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equals or exceeds $100 million during such completed fiscal year and the market value of our common stock held by nonaffiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

Item 1A. Risk Factors.

An investment in our securities involves a high degree of risk. You should carefully consider all of the risks described below, together with the other information contained in this annual report before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

Risk Factor Summary

The following is a summary of the principal risks that could materially adversely affect our business, reputation, financial condition and/or operating results. It is important that investors and stakeholders read this summary together with the more detailed description of each risk contained below:

●	If Alliance fails to respond to or capitalize on the rapid technological development in the music, video, gaming, and entertainment industry, including changes in entertainment delivery formats, its business could be harmed;
●	If Alliance does not successfully optimize and operate its fulfillment network, its business could be harmed;
●	Disruptions in Alliance’s supply chain have increased product expenditures and could result in an adverse impact on results of operations;
●	Inflation could cause Alliance’s product costs and operating and administrative expenses to grow more rapidly than net sales, which could result in lower gross margins and lower net earnings;
●	Weakness in the economy, market trends and other conditions affecting the profitability and financial stability of Alliance’s customers could negatively impact Alliance’s sales growth and results of operations;
●	Our expansion places a strain on our management, operational, financial, and other resources;

●	Our expansion into new products, services, technologies, and geographic regions subjects us to additional business, legal, financial, and competitive risks;
●	Our business will suffer if we are not successful in developing and expanding our partner brands across our consumer base;
●	Consumer interests change rapidly and acceptance of products and entertainment offerings are influenced by outside factors;
●	If we are unable to navigate through global supply chain challenges, our business may be harmed;
●	If we are unable to adapt our business to the continued shift to ecommerce, our business may be harmed;
●	Our business, including our costs and supply chain, is subject to risks associated with sourcing, manufacturing, warehousing, distribution and logistics, and the loss of any of our key suppliers or service providers could negatively impact our business;
●	We face significant inventory risk;
●	We rely on third-party suppliers, labels, studios, publishers, suppliers, retail and ecommerce partners and other vendors, and they may not continue to produce products or provide services that are consistent with our standards or applicable regulatory requirements, which could harm our brand, cause consumer dissatisfaction, and require us to find alternative suppliers of our products or services;
●	The maturity of our Credit Facility, along with the Company’s losses from operations and negative cash generated from operations for the nine-month period ended June 30, 2023, has raised substantial doubt regarding our ability to continue as a going concern;
●	Alliance’s existing and any future indebtedness could adversely affect its ability to operate its business;
●	Covenants and events of default under Alliance’s Credit Facility could limit our ability to undertake certain types of transactions and adversely affect our liquidity;
●	Alliance has engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations;
●	Our indebtedness may limit our availability of cash, cause us to divert cash to fund debt service payments or make it more difficult to take certain other actions;
●	If we were unable to obtain or service our other external financings, or if the restrictions imposed by such financing were too burdensome, our business would be harmed;
●	Alliance has identified material weaknesses in its internal controls over financial reporting. If remediation of such material weaknesses is not effective, or if we fail to develop and maintain proper and effective internal controls over financial reporting, Alliance’s ability to produce timely and accurate financial statements, comply with applicable laws and regulations, or access the capital markets could be impaired;
●	Prior to the Business Combination, Adara had accounted for its outstanding Warrants as a warrant liability and following the Business Combination, Alliance is required to determine the value warrant liability for the Private Warrants quarterly, which could have a material impact on Alliance’s financial position and operating results;
●	Alliance’s management has limited experience in operating a public company;
●	We might not be able to obtain or maintain the listing of our Class A common stock on the Nasdaq Capital Market;

Risks Related to Our Business and Industry

If we fail to respond to or capitalize on the rapid technological development in the music, video, gaming, and entertainment industry, including changes in entertainment delivery formats, our business could be harmed.

The music, video, gaming, and entertainment industry continues to experience frequent change driven by technological development, including developments with respect to the formats through which music, films, television programming, games, and other content are delivered to consumers. With rapid technological changes and dramatically expanded digital content offerings, the scale and scope of these changes have accelerated in recent years. For example, consumers are increasingly accessing television, film and other episodic content on streaming and digital content networks, such as Netflix, Amazon Prime Video, Hulu, Disney+ and Apple TV+. Additionally, consumers access music content through Apple Music, Pandora, Amazon Music, Spotify and other providers. Video game services can be accessed through Xbox Game Pass, PlayStation Now, GeForce, Steam, Stadia, xCloud, Shadow, Luna, and Switch Online.

Some entertainment offerings have gone direct to streaming channels and not produced a physical content format. Direct release to streaming channels is likely to continue. Technological as well as other changes caused by the pandemic have caused significant disruption to the retail distribution of music and entertainment offerings and have caused and could in the future cause a negative impact on sales of our products and other forms of monetization of content. We may lose opportunities to capitalize on changing market dynamics, technological innovations or consumer tastes if we do not adapt our content offerings or distribution capabilities in a timely manner. The overall effect that technological development and new digital distribution platforms have on the revenue and profits we derive from our entertainment content, including from merchandise sales derived from such content, and the additional costs associated with changing markets, media platforms and technologies, is unpredictable. If we fail to accurately assess and effectively respond to changes in technology and consumer behavior in the entertainment industry, our business may be harmed.

If we do not successfully optimize and operate our fulfillment network, our business could be harmed.

If we do not adequately predict customer demand or otherwise optimize and operate our fulfillment network successfully, it could result in excess or insufficient fulfillment, or result in increased costs, impairment charges, or both, and harm our business in other ways. As we continue to add fulfillment or add new businesses with different requirements, our fulfillment networks become increasingly complex and operating them becomes more challenging. There can be no assurance that we will be able to operate our networks effectively. In addition, a failure to optimize inventory in our fulfillment network could result in lost sales from under inventory positions or extra costs of holding excess inventory or write downs on inventory. Due to tight labor markets, we may be unable to adequately staff our fulfillment network and customer service centers or have to increase wages to attract more employees.

We rely on a number of shipping companies to deliver inventory to us and complete orders to our customers. If we are not able to negotiate acceptable terms with these companies or they experience performance problems or other difficulties, it could negatively impact our operating results and customer experience. In addition, our ability to receive inbound inventory efficiently and ship completed orders to customers also may be negatively affected by inclement weather, fire, flood, power loss, earthquakes, labor disputes, acts of war or terrorism, acts of God, and similar factors.

Under some of our commercial agreements, we maintain the inventory of other companies, thereby increasing the complexity of tracking inventory and operating our fulfillment network. Our failure to properly handle such inventory or the inability of these other companies to accurately forecast product demand would result in unexpected costs and other harm to our business and reputation.

We face competition. If we are unable to compete effectively with existing or new competitors, our revenues, market share and profitability could decline.

Our businesses are rapidly evolving and competitive, and we have many competitors in different industries, including physical, e-commerce, and omni-channel retail, e-commerce services, digital content and electronic devices, web and infrastructure computing services, and transportation and logistics services, and across geographies, including cross-border competition. Some of our current and potential competitors have greater resources, longer histories, more customers, and/or greater brand recognition. They may also secure better terms from vendors, adopt more aggressive pricing, and devote more resources to technology, infrastructure, fulfillment, and marketing.

The music, video, gaming and entertainment industry is highly competitive. We compete in the U.S. and internationally with a wide array of large and small distributors, and sellers of vinyl records, CD’s, DVD’s, video games and other entertainment and consumer products. In addition, we compete with companies who are focused on building their brands across multiple product and consumer categories, including through entertainment offerings. Across our business, we face competitors who are constantly monitoring and attempting to anticipate consumer tastes and trends, seeking which will appeal to consumers, and introducing new products that compete with our products for consumer acceptance and purchase.

Competition may intensify, including with the development of new business models and the entry of new and well-funded competitors, and as our competitors enter into business combinations or alliances and established companies in other market segments expand to become competitive with our business. In addition, new and enhanced technologies, including search, digital content, and electronic devices, may increase our competition. The Internet facilitates competitive entry and comparison shopping, and increased competition may reduce our sales and profits.

Disruptions in Alliance’s supply chain have increased product expenditures and could result in an adverse impact on results of operations.

The occurrence of one or more natural or human induced disasters, including pandemic diseases or viral contagions such as the COVID-19 pandemic; geopolitical events, such as war, civil unrest attacks in a country in which Alliance’s suppliers are located; and the imposition of measures that create barriers to or increase the costs associated with international trade could result in disruption of Alliance’s logistics or supply chain network. For example, the outbreak of the COVID-19 pandemic disrupted the operations of Alliance and its suppliers and customers. Customer demand for certain products has also fluctuated during the pandemic which challenged Alliance’s ability to anticipate and/or procure product to maintain inventory levels to meet that demand. Additionally supply chain disruptions can be the result of the bankruptcy or failure of trucking and other logistics businesses. Labor shortages can also cause supply chain disruptions.

These factors have resulted in higher product inventory cost positions in certain products as well as delays in delivering those products to Alliance’s distribution centers, branches or customers, and similar results may occur in the future. Even when Alliance is able to find alternate sources for certain products, they may cost more or require Alliance to incur higher transportation costs, which could adversely impact Alliance’s profitability and financial condition. Any of these circumstances could impair Alliance’s ability to meet customer demand for products and result in lost sales, increased supply chain costs, penalties, or damage to Alliance’s reputation. Any such increased product costs from supplier disruption could adversely impact the results of operations and financial performance.

Inflation has caused and may continue to experience Alliance’s product costs and operating and administrative expenses to grow more rapidly than net sales, which could result in lower gross margins and lower net earnings.

Market variables, such as inflation of product costs from suppliers, labor rates and fuel, freight and energy costs, have and may continue to increase potentially causing Alliance to be unable to efficiently manage its product costs and operating and administrative expenses in a way that would enable it to leverage its revenue growth into higher net earnings. In addition, Alliance’s inability to pass on such increases in product costs to customers in a timely manner, or at all, could cause Alliance’s operating and administrative expenses to grow, which could result in lower gross profit margins and lower net earnings.

Weakness in the economy, market trends and other conditions affecting the profitability and financial stability of Alliance’s customers could negatively impact Alliance’s sales growth and results of operations.

Economic, political and industry trends affect Alliance’s business environments. Alliance serves several industries and markets in which the demand for its products and services is sensitive to the production activity, capital spending and demand for products and services of Alliance’s customers. Many of these customers operate in markets that are subject to cyclical fluctuations resulting from market uncertainty, trade and tariff policies, costs of goods sold, currency exchange rates, central bank interest rate fluctuations, economic downturns, recessions, foreign competition, offshoring of production, oil and natural gas prices, geopolitical developments, labor shortages, inflation, natural or human induced disasters, extreme weather, outbreaks of pandemic disease such as the COVID-19 pandemic, inflation, deflation, and a variety of other factors beyond Alliance’s control. Any of these factors could cause customers to idle or close stores, delay purchases, reduce wholesale purchasing levels, or experience reductions in the demand for their own retail and wholesale products or services.

Any of these events could also reduce the volume of products and services these customers purchase from Alliance or impair the ability of Alliance’s customers to make full and timely payments and could cause increased pressure on Alliance’s selling prices and terms of sale.

If we incurred any significant impairment charges, our net earnings would be reduced.

Declines in the profitability of acquired brands or our decision to reduce our focus or exit these brands may impact our ability to recover the carrying value of the related assets and could result in an impairment charge. Similarly, declines in our profitability may impact on the fair value of our reporting unit, which could result in a write-down of our goodwill and consequently harm our net earnings.

Risks Related to Expansion of our Business

Our expansion places a strain on our management, operational, financial, and other resources.

We are rapidly and significantly expanding operations, including increasing our product and service offerings and scaling our infrastructure to support our retail and services businesses. This expansion increases the complexity of our business and places strain on our management, personnel, operations, systems, technical performance, financial resources, and internal financial control and reporting functions. We may not be able to manage growth effectively, which could damage our reputation, limit our growth, and negatively affect our operating results.

We may not realize the anticipated benefits of acquisitions or investments in our acquisitions or joint ventures, or those benefits may be delayed or reduced in their realization.

Acquisitions and investments have been a component of our growth and the development of our business, such as our acquisition of COKeM in September 2020. Acquisitions can broaden and diversify our brand holdings and product offerings and allow us to build additional capabilities and competencies of the company.

We cannot be certain that the products and offerings of companies we may acquire, or acquire an interest in, will achieve or maintain popularity with consumers in the future or that any such acquired companies or investments will allow us to market our products more effectively, develop our competencies or grow our business. In some cases, we expect that the integration of the companies that we may acquire into our operations will create production, marketing and other operating, revenue or cost synergies which will produce greater revenue growth and profitability and, where applicable, cost savings, operating efficiencies and other advantages. However, we cannot be certain that these synergies, efficiencies, and cost savings will be realized. Even if achieved, these benefits may be delayed or reduced in their realization. In other cases, we may acquire or invest in companies that we believe have strong and creative management, in which case we may plan to operate them more autonomously rather than fully integrating them into our operations. We cannot be certain that the key talented individuals at these companies will continue to work for us after the acquisition or that they would develop popular and profitable products, entertainment or services in the future. We cannot guarantee that any acquisition or investment we may make will be successful or beneficial, and acquisitions can consume significant amounts of management attention and other resources, which may negatively impact other aspects of our business.

Our expansion into new products, services, technologies, and geographic regions subjects us to additional business, legal, financial, and competitive risks.

We may have limited or no experience in our newer market segments, and our customers may not adopt our offerings. These offerings may present new and difficult technology challenges, and we may be subject to claims if customers of these offerings experience service disruptions or failures or other quality issues. In addition, profitability, if any, in our newer activities may be lower than in our older activities, and we may not be successful enough in these newer activities to recoup our investments in them. If any of this were to occur, it could damage our reputation, limit our growth, and negatively affect our operating results.

We may experience significant fluctuations in our operating results and growth rate.

We may not be able to accurately forecast our growth rate. We base our expense levels and investment plans on sales estimates. A significant portion of our expenses and investments is fixed, and we may not be able to adjust our spending quickly enough if our sales are less than expected.

Our revenue growth may not be sustainable, and our percentage growth rates may decrease. Our revenue and operating profit growth depends on the continued growth of demand for the products and services offered by us or our customers, and our business is affected by general economic and business conditions worldwide. A softening of demand, whether caused by changes in customer preferences or a weakening of the U.S. or global economies, may result in decreased revenue or growth.

Our sales and operating results will also fluctuate for many other reasons, including due to risks described elsewhere in this section and the following:

●	our ability to retain and increase sales to existing customers, attract new customers, and satisfy our customers’ demands;
●	our ability to retain and expand our network of customers;
●	our ability to offer products on favorable terms, manage inventory, and fulfill orders;
●	the introduction of competitive stores, websites, products, services, price decreases, or improvements;
●	changes in usage or adoption rates of the Internet, e-commerce, electronic devices, and web services, including outside the U.S.;
●	timing, effectiveness, and costs of expansion and upgrades of our systems and infrastructure;
●	the success of our geographic, service, and product line expansions;
●	the extent to which we finance, and the terms of any such financing for, our current operations and future growth;
●	the outcomes of legal proceedings and claims, which may include significant monetary damages or injunctive relief and could have a material adverse impact on our operating results;
●	variations in the mix of products and services we sell;
●	variations in our level of merchandise and vendor returns;
●	the extent to which we offer free shipping, continue to reduce prices worldwide, and provide additional benefits to our customers;
●	factors affecting our reputation or brand image;
●	the extent to which we invest in technology and content, fulfillment, and other expense categories;
●	increases in the prices of fuel and gasoline, as well as increases in the prices of other energy products and commodities like paper and packing supplies;
●	the extent to which our equity-method investees record significant operating and non-operating items;
●	the extent to which operators of the networks between our customers and our stores successfully charge fees to grant our customers unimpaired and unconstrained access to our online services;
●	our ability to collect amounts owed to us when they become due;
●	the extent to which use of our services is affected by spyware, viruses, phishing and other spam emails, denial of service attacks, data theft, computer intrusions, outages, and similar events;
●	terrorist attacks and armed hostilities;

●	supply chain issues either in chip shortages; and
●	long lead time in the manufacturing vinyl LP’s.

Our international operations expose us to a number of risks.

Our international activities are insignificant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages or otherwise succeed. It is costly to establish, develop, and maintain international operations, and promote our brand internationally. Our international operations may not be profitable on a sustained basis.

In addition to risks described elsewhere in this section, our international sales and operations are subject to a number of risks, including:

●	local economic and political conditions;
●	government regulation and compliance requirements (such as regulation of our product and service offerings and of competition), restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs), nationalization, and restrictions on foreign ownership;
●	restrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet- friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;
●	business licensing or certification requirements, such as for imports, exports, web services, and electronic devices;
●	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;
●	limited fulfillment and technology infrastructure;
●	shorter payable and longer receivable cycles and the resultant negative impact on cash flow;
●	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, and restrictions on pricing or discounts;
●	lower levels of consumer spending and fewer opportunities for growth compared to the U.S.;
●	lower levels of credit card usage and increased payment risk;
●	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;
●	different employee/employer relationships and the existence of works councils and labor unions;
●	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;
●	laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and
●	geopolitical events, including war and terrorism.

As international physical, e-commerce, and other services grow, competition will intensify, including through adoption of evolving business models. Local companies may have a substantial competitive advantage because of their greater understanding of, and focus on, the local customer, as well as their more established local brand names. We may not be able to hire, train, retain, and manage required personnel, which may limit our international growth.

Our business will suffer if we are not successful in developing and expanding our partner brands across our consumer base.

Our strategy is to focus and expand, larger global brands with an emphasis on developing and expanding those of our key partner brands, which we view as having the largest global potential, across our customer base. As we concentrate our efforts on more brands, we believe we can gain additional leverage and enhance the consumer experience. This focus means that our success depends disproportionately on our and our new partners’ ability to successfully develop these new brands across our consumer base and to maintain and extend the reach and relevance of these brands to global consumers in a wide array of markets. This strategy has required us to acquire, build, invest in and develop our competencies in music, movies, gaming, consumer products and entertainment products. Acquiring, developing, investing in and growing these competencies has required significant effort, time and money, with no assurance of success. The success of our brand blueprint strategy also requires significant alignment and integration among our business segments. If we are unable to successfully develop, maintain and expand key partner brands across our brand blueprint, our business performance will suffer.

Risks Related to Shifts in Consumer Demand

Consumer interests change rapidly and acceptance of products and entertainment offerings are influenced by outside factors.

The interests of families, individuals, fans and audiences evolve extremely quickly and can change dramatically from year to year and by geography. To be successful, we must correctly anticipate the types of entertainment, products and play patterns which will capture consumers’ interests and imagination, and quickly develop and introduce innovative products and engaging entertainment which can compete successfully for consumers’ limited time, attention and spending. This challenge is more difficult with the ever- increasing utilization of technology, social media and digital media in entertainment offerings, and the increasing breadth of entertainment available to consumers. Evolving consumer tastes and shifting interests, coupled with an ever-changing and expanding pipeline of entertainment and consumer properties and products which compete for consumer interest and acceptance, create an environment in which some products and entertainment offerings can fail to achieve consumer acceptance, and other products and entertainment offerings can be popular during a certain period of time but then be rapidly replaced. As a result, our products and entertainment offerings can have short consumer life cycles.

Consumer acceptance of our or our partners’ entertainment offerings is also affected by outside factors, such as critical reviews, promotions, the quality and acceptance of films and television programs, music, video games, and content released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure time activities, general economic conditions and public tastes generally, all of which could change rapidly and most of which are beyond our control. There can be no assurance that television programs and films, video games, video movies we distribute will obtain favorable reviews or ratings, that films, video games, video movies we distribute will be popular with consumers and perform well in our distribution channels.

If we devote time and resources to distributing and marketing products or entertainment that consumers do not accept or do not find interesting enough to buy in sufficient quantities to be profitable to us, our revenues and profits may decline, and our business performance may be harmed. Similarly, if our product offerings and entertainment fail to correctly anticipate consumer interests, our revenues and earnings will be reduced.

An inability to develop, introduce and ship planned products, product lines and new brands in a timely and cost-effective manner may damage our business.

In acquiring new products, product lines and new brands we have anticipated dates for the associated product and brand introductions. When we state that we will introduce, or anticipate introducing, a particular product, product line or brand at a certain time in the future those expectations are based on completing the associated development, implementation, and marketing work in accordance with our currently anticipated development schedule. We cannot guarantee that we will be able to source and ship new or continuing products in a timely manner and on a cost-effective basis to meet constantly changing consumer demands.

The risk is also exacerbated by the increasing sophistication of many of the products we are distributing, providing greater innovation and product differentiation. Unforeseen delays or difficulties in the development process, significant increases in the planned cost of development, or changes in anticipated consumer demand for our products and new brands may cause the introduction date for products to be later than anticipated, may reduce or eliminate the profitability of such products or, in some situations, may cause a product or new brand introduction to be discontinued.

Risks Related to Our Supply Chain and Sales Channels

If we are unable to navigate through global supply chain challenges, our business may be harmed.

Beginning in 2021, and continuing through 2022, we faced global supply chain challenges with the production and delivery of some products being delayed due to logistics, including labor, trucking and container shortages, port congestion and other shipping disruptions. We have in the past experienced increases in material costs and shortages for some of our products or any periodic and unpredictable manufacturing shut-downs, for example due to COVID-19. While we have taken actions to lessen the impact of these supply chain challenges, such as through the use of alternative ports and air freight, such actions resulted in higher costs and there can be no assurance that the actions taken will continue to be effective. We have also increased prices in some cases to help offset increased costs. We can provide no assurance that we will be able to avoid supply chain challenges in the future, or if we face such challenges, that we will be able to increase prices in the future. We also cannot assure that price increases we have already taken will offset the entirety of additional costs we have incurred and may incur in the future to mitigate the supply chain disruption. Further, if we are unable to negotiate favorable carrier agreements, deliver products on time or otherwise satisfy demand for our products, our business may be harmed.

If we are unable to adapt our business to the continued shift to ecommerce, our business may be harmed.

In fiscal year 2023, ecommerce sales represented approximately 24% of our top four customers overall sales as consumers increasingly purchased our products online as compared to through in-store shopping due to the continued transition to ecommerce accelerated by the shutdown and limited access to retail stores during the COVID-19 pandemic. Ecommerce sales have resulted in retailers holding less inventory, which has caused us to adjust our supply chain. This supply chain is further strained by customers desiring faster delivery at reduced costs. Additionally, if our technology and systems used to support ecommerce order processing are not effective, our ability to deliver products on time on a cost-effective basis may be adversely affected. Failure to continue to adapt our systems and supply chain and successfully fulfill ecommerce sales could harm our business.

The concentration of our retail customer base and continued shift to ecommerce sales means that economic difficulties or changes in the purchasing or promotional policies or patterns of our major customers could have a significant impact on us.

For the year ended June 30, 2023, our top five customers generated approximately 50% of net sales and our top customer accounted for approximately 23% (Including all channels, market segments and lines of business) of our total net sales and purchased a mix of products comprised of approximately 47% music, 24% games, 23% movies, and 6% Consumer Products. For the year ended June 30, 2022, our top customer accounted for 27% of our total net sales including all channels, market segments and lines of business. Due to our customer concentration, if our top customer was to experience difficulties in fulfilling their obligations to us, cease doing business with us, significantly reduce the amount of their purchases from us, favor competitors or new entrants, change their purchasing patterns, impose unexpected fees on us, alter the manner in which they promote our products or the resources they devote to promoting and selling our products, or return substantial amounts of our products, our business may be harmed.

Our customers do not make binding long-term commitments to us regarding purchase volumes and make all purchases by delivering purchase orders. Any customer could reduce its overall purchase of our products and reduce the number and variety of our products that it carries, and the shelf space allotted for our products. In addition, increased concentration among our customers could negatively impact our ability to negotiate higher sales prices for our products and could result in lower gross margins than would otherwise be obtained if there were less consolidation among our customers. Furthermore, the failure or lack of success of a significant retail customer could negatively impact our revenues and profitability.

Our business, including our costs and supply chain, is subject to risks associated with sourcing, manufacturing, warehousing, distribution and logistics, and the loss of any of our key suppliers or service providers could negatively impact our business.

All the products we offer are manufactured by third-party labels, studios, publishers, and suppliers, and as a result we may be subject to price fluctuations or demand disruptions. Our operating results would be negatively impacted by increases in the costs of the products we offer, and we have no guarantees that costs will not rise. In addition, as we expand into new categories and product types, we expect that we may not have strong purchasing power in these new areas, which could lead to higher costs than we have historically seen in our current categories. We may not be able to pass increased costs on to consumers, which could adversely affect our operating results. Moreover, in the event of a significant disruption in the supply of the materials used in the manufacture of the products we offer, we and the vendors that we work with might not be able to locate alternative suppliers of materials of comparable quality at an acceptable price.

In addition, products, and merchandise we receive from manufacturers and suppliers may not be of sufficient quality or free from damage, or such products may be damaged during shipping, while stored in our warehouse fulfillment centers or with third-party ecommerce or retail customers or when returned by consumers. We may incur additional expenses and our reputation could be harmed if consumers and potential consumers believe that our products do not meet their expectations, are not properly labeled or are damaged.

We purchase significant amounts from a limited number of suppliers with limited supply capabilities. There can be no assurance that our current suppliers will be able to accommodate our anticipated growth or continue to supply current quantities at preferential prices. An inability of our existing suppliers to provide products in a timely or cost-effective manner could impair our growth and have an adverse effect on our business, financial condition, results of operations and prospects. We generally do not maintain long-term supply contracts with any of our suppliers and any of our suppliers could discontinue selling to us at any time. The loss of any of our other significant suppliers, or the discontinuance of any preferential pricing or exclusive incentives they currently offer to us could have an adverse effect on our business, financial condition, results of operations and prospects.

We continually seek to expand our base of product suppliers, especially as we identify new markets. We also require our new and existing suppliers to meet our ethical and business partner standards. Suppliers may also have to meet governmental and industry standards and any relevant standards required by our consumers, which may require additional investment and time on behalf of suppliers and us. If any of our key suppliers becomes insolvent, ceases or significantly reduces its operations or experiences financial distress, or if any environmental, economic or other outside factors impact their operations. If we are unable to identify or enter distribution relationships with new suppliers or to replace the loss of any of our existing suppliers, we may experience a competitive disadvantage, our business may be disrupted and our business, financial condition, results of operations and prospects could be adversely affected.

Our principal suppliers currently provide us with certain incentives such as extended payment terms, volume purchasing, trade discounts, cooperative advertising and market development funds. A reduction or discontinuance of these incentives would increase our costs and could reduce our ability to achieve or maintain profitability. Similarly, if one or more of our suppliers were to offer these incentives, including preferential pricing, to our competitors, our competitive advantage would be reduced, which could have an adverse effect on our business, financial condition, results of operations and prospects.

We face significant inventory risk.

In addition to risks described elsewhere relating to fulfillment network and inventory optimization by us and third parties, we are exposed to significant inventory risks that may adversely affect our operating results as a result of seasonality, new product launches, rapid changes in product cycles and pricing, defective merchandise, changes in consumer demand and consumer spending patterns, changes in consumer tastes with respect to our products, spoilage, and other factors. We endeavor to accurately predict these trends and avoid overstocking or understocking products we manufacture and/or sell. Demand for products, however, can change significantly between the time inventory or components are ordered and the date of sale. In addition, when we begin selling or manufacturing a new product, it may be difficult to establish vendor relationships, determine appropriate product or component selection, and accurately forecast demand. The acquisition of certain types of inventory or components requires significant lead-time and prepayment, and they may not be returnable. We carry a broad selection and significant inventory levels of certain products, and at times we are unable to sell products in sufficient quantities or to meet demand during the relevant selling seasons. If our inventory forecasting and production planning processes result in higher inventory levels exceeding the levels demanded by customers or should our customers decrease their orders with us, our operating results could be adversely affected due to costs of carrying the inventory and additional inventory write-downs for excess and obsolete inventory. Any one of the inventory risk factors set forth above may adversely affect our operating results.

If our third-party suppliers’ labels, studios, and publishers do not comply with applicable laws and regulations, our reputation, business, financial condition, results of operations and prospects could be harmed.

Our reputation and our consumers’ willingness to purchase our products depend in part on our suppliers’ labels, studios, publishers, and other suppliers, and retail partners’ compliance with ethical employment practices, such as with respect to child labor, wages and benefits, forced labor, discrimination, safe and healthy working conditions, and with all legal and regulatory requirements relating to the conduct of their businesses. We do not exercise control over our suppliers, manufacturers, and retail partners and cannot guarantee their compliance with ethical and lawful business practices. If our suppliers, manufacturers, or retail partners fail to comply with applicable laws, regulations, safety codes, employment practices, human rights standards, quality standards, environmental standards, production practices, or other obligations, norms, or ethical standards, our reputation and brand image could be harmed, and we could be exposed to litigation, investigations, enforcement actions, monetary liability, and additional costs that would harm our reputation, business, financial condition, results of operations and prospects.

Shipping is a critical part of our business and any changes in our shipping arrangements or any interruptions in shipping could adversely affect our operating results.

We primarily rely on the major suppliers for our shipping requirements. If we are not able to negotiate acceptable pricing and other terms with these suppliers or if one of the two experiences performance problems or other difficulties, it could negatively impact our operating results and our consumer or retail partner experience. Shipping vendors may also impose shipping surcharges from time to time. In addition, our ability to receive inbound inventory efficiently and ship products to consumers and retailers may be negatively affected by inclement weather, fire, flood, power loss, earthquakes, labor disputes, acts of war or terrorism, trade embargoes, customs and tax requirements and similar factors. For example, strikes at major international shipping ports have in the past impacted our supply of inventory from our third-party labels, studios, publishers, and suppliers, and the escalating trade dispute between the United States and China has and may in the future lead to increased tariffs, the revocation of current tariff exclusions for certain of our products, which may restrict the flow of the goods from China to the United States. We are also subject to risks of damage or loss during delivery by our shipping vendors. If our products are not delivered in a timely fashion or are damaged or lost during the delivery process, our consumers could become dissatisfied and cease shopping on our site or retailer or third-party ecommerce sites, which could have an adverse effect on our business, financial condition, operating results and prospects.

We are subject to risks related to online payment methods, including third-party payment processing-related risks.

We currently accept payments using a variety of methods, including checks, ACH, wire transfers, credit card, debit card, PayPal, and gift cards. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements, fraud, and other risks. We also rely on third parties to provide payment processing services, and for certain payment methods, we pay interchange and other fees, which may increase over time and raise our operating costs and affect ability to achieve or maintain profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard, or PCI-DSS, and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we (or a third-party processing payment card transactions on our behalf) suffer a security breach affecting payment card information, we may have to pay onerous and significant fines, penalties and assessments arising out of the major card brands’ rules and regulations, contractual indemnifications or liability contained in merchant agreements and similar contracts, and we may lose our ability to accept payment cards for payment for our goods and services, which could materially impact our operations and financial performance.

Furthermore, as our business changes, we may be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. As we offer new payment options to consumers, including by way of integrating emerging mobile and other payment methods, we may be subject to additional regulations, compliance requirements and fraud. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card payments from consumers or facilitate other types of online payments.

We also occasionally receive orders placed with fraudulent data and we may ultimately be held liable for the unauthorized use of a cardholder’s card number in an illegal activity and be required by card issuers to pay charge-back fees. Charge-backs result not only in our loss of fees earned with respect to the payment, but also leave us liable for the underlying money transfer amount. If our chargeback rate becomes excessive, card associations also may require us to pay fines or refuse to process our transactions. To mitigate credit card fraud, we use Kount to score all credit card orders for risk of fraud. In addition, we may be subject to additional fraud risk if third-party service providers or our employees fraudulently use consumer information for their own gain or facilitate the fraudulent use of such information. Overall, we may have little recourse if we process a criminally fraudulent transaction. If any of these events were to occur, our business, financial condition, results of operations and prospects could be adversely affected.

We rely on third-party suppliers, labels, studios, publishers, suppliers, retail and ecommerce partners and other vendors, and they may not continue to produce products or provide services that are consistent with our standards or applicable regulatory requirements, which could harm our brand, cause consumer dissatisfaction, and require us to find alternative suppliers of our products or services.

We do not own or operate any manufacturing facilities. We use multiple third-party suppliers and labels, studios, publishers, suppliers based primarily in the United States, China and Mexico and other countries to a lesser extent, to manufacture and supply all the products we offer and sell.

We engage many of our third-party suppliers and labels, studios, publishers, suppliers on a purchase order basis and in most cases are not party to long-term contracts with them. The ability and willingness of these third parties to supply and manufacture the products we offer, and sell may be affected by competing orders placed by other companies and the demands of those companies. If we experience significant increases in demand or need to replace a significant number of existing suppliers or manufacturers, there can be no assurance that additional supply and manufacturing capacity will be available when required on terms that are acceptable to us, or at all, or that any supplier or manufacturer will allocate sufficient capacity to us to meet our requirements. Furthermore, our reliance on suppliers and manufacturers outside of the United States, the number of third parties with whom we transact and the number of jurisdictions to which we sell complicates our efforts to comply with customs duties and excise taxes; any failure to comply could adversely affect our business. In addition, quality control problems, such as the use of materials and delivery of products that do not meet our quality control standards and specifications or comply with applicable laws or regulations, could harm our business. Quality control problems could result in regulatory action, such as restrictions on importation, products of inferior quality or product stock outages or shortages, harming our sales and creating inventory write-downs for unusable products.

We have also outsourced minute portions of our fulfillment process, as well as certain technology-related functions, to third-party service providers. Specifically, we are dependent on third-party vendors for credit card processing, and we use third-party hosting and networking providers to host our sites. The failure of one or more of these entities to provide the expected services on a timely basis, or at all, or at the prices we expect, or the costs and disruption incurred in changing these outsourced functions to being performed under our management and direct control or that of a third party, could have an adverse effect on our business, financial condition, results of operations and prospects.

We are party to short-term contracts with some of our retail and ecommerce partners, and upon expiration of these existing agreements, we may not be able to renegotiate the terms on a commercially reasonable basis, or at all.

Further, our third-party labels, studios, publishers, suppliers and retail and ecommerce partners may:

●	have economic or business interests or goals that are inconsistent with ours;
●	take actions contrary to our instructions, requests, policies or objectives;
●	be unable or unwilling to fulfill their obligations under relevant purchase orders, including obligations to meet our production deadlines, quality standards, pricing guidelines and product specifications, and to comply with applicable regulations, including those regarding the safety and quality of products;
●	have financial difficulties;
●	encounter raw material or labor shortages;
●	encounter increases in raw material or labor costs which may affect our procurement costs;
●	encounter difficulties with proper payment of custom duties or excise taxes;

●	disclose our confidential information or intellectual property to competitors or third parties;
●	engage in activities or employ practices that may harm our reputation; and
●	work with, be acquired by, or come under control of, our competitors.

Risks Related to Our Debt

The maturity of our Credit Facility, along with the Company’s losses from operations for the year ended June 30, 2023, has raised substantial doubt regarding our ability to continue as a going concern.

Our Credit Facility with Bank of America was extended from September 29, 2023 to December 31, 2023, and we have been unable to maintain a certain minimum fixed charged ratio to comply with the financial covenants associated as defined in the Credit Facility, having obtained a waiver for the non-compliance. Without generating sufficient cash flow from operations, access to other sources of liquidity or an extension of the existing credit facility, along with the fact that the Company has experienced losses from operations for the year ended June 30, 2023, and has a working capital deficit, these conditions raise substantial doubt about our ability to continue as a going concern, meaning that we may be unable to continue operations for the foreseeable future or realize assets and discharge liabilities in the ordinary course of operations. If we need to seek additional financing to fund our business activities in the future and there remains doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding on commercially reasonable terms or at all. If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our consolidated financial statements, and it is likely that investors will lose all or a part of their investment.

Alliance’s existing and any future indebtedness could adversely affect its ability to operate its business.

The Company executed an amendment to its Credit Facility with Bank of America on January 24, 2022, (retroactive to January 1, 2022), to transition the interest rate benchmark from Libor to a Secured Overnight Financing Rate (SOFR). The effective interest rate on the revolver using SOFR for the year ended June 30, 2023, was 6.0% (SOFR plus a spread of 2.11%). The effective interest rate for the year ended June 30, 2022, was 3.61%.

The Credit Facility maturity was extended from September 29, 2023 to December 31, 2023, has a variable annual interest rate equal to the higher of the Prime rate, Federal Funds rate plus .5% or Bank of America Libor rate plus 2%, up to January 1, 2022, and SOFR plus a spread of 2.11% going forward. On June 30, 2022, the Credit Facility with Bank of America was increased from $175 million to $225 million. On April 21, 2023, in connection with Amendment No. 12 as defined below, the Credit Facility with Bank of America was reduced from $225 million to $175 million.

As disclosed in Note 8, on April 21, 2023, certain subsidiaries of the Company, as Borrowers thereunder (the “Borrowers”), entered an Amendment Number Twelve and Waiver (“Amendment No. 12”) to the Credit Facility. Amendment No. 12 provides for the waiver by Bank of America and the Required Lenders (as defined in the Credit Facility) of certain specified events of default under the Credit Facility, including the failure by the Borrowers to meet the Fixed Charge Coverage Ratio covenant requirement for the twelve trailing months ended November 30, 2022, December 31, 2022, January 31, 2023 and February 28, 2023 and certain other non-financial covenant breaches, and modifies the Credit Facility to, among other things, (i) suspend the Fixed Charge Coverage Ratio covenant requirement until the first calendar month end for which the Borrowers are in compliance with such requirement (the “Fixed Charge Coverage Compliance Date”), and (ii) add an additional covenant requiring the Borrowers to maintain specified minimum levels of EBITDA, which requirement will remain in effect until the Fixed Charge Coverage Compliance Date. Pursuant to Amendment No. 12, the Borrowers agreed to pay an Agent waiver fee of approximately $180,000.

On September 13, 2023, certain subsidiaries of the Company, as Borrowers under the Credit Facility (the “Borrowers”), entered into Amendment Number Thirteen and Waiver (“Amendment No. 13”) to the Credit Facility. Amendment No. 13 provides for the waiver by Bank of America and the Required Lenders (as defined in the Credit Facility) of certain specified events of default under the Credit Facility, including a favored Equipment Lease Guaranty with Fifth Third Bank and short-term loans known as Ogilvie Loan Transactions ranging from $7.6 million to $17.0 million during the months of June, July and August 2023. The parties acknowledge these are breaches of the covenants of the Credit Facility; however, the Borrowers have requested, and the Lenders have agreed to waive the Specified Events of Default and amend the Credit Facility and extend the Revolver Termination Date for a period of 93 days to December 31, 2023.

All assets (with certain capitalized lease exceptions) and interest in assets of the Company are pledged as collateral under the Loan and Security Agreement, dated as of February 21, 2017, by and among Alliance, Bank of America, N.A. and the other parties thereto, as amended, restated, supplemented, included or otherwise modified in writing from time to time (the “Credit Facility”). In addition, the Credit Facility contains certain financial covenants with which the Company is required to comply. Failure to comply with the financial covenants contained in the Credit Facility could result in an event of default. An event of default, if not cured or waived, would permit acceleration of any outstanding indebtedness under the Credit Facility.

Availability under the Credit Facility is limited by the Company’s borrowing base calculation, as defined in the Credit Facility. In addition, there is a commitment fee of 0.25% for unused credit line with fees for the years ended June 30, 2023 and 2022 of $147,000 and $100,000, respectively. Availability at June 30, 2023, was $2 million with an outstanding revolver balance of $133 million. Availability at June 30, 2022 was $48 million with an outstanding Revolver balance of $136 million. Because of the event of default, the lenders are under no obligation to fund any loan, arrange for the issuance of any letter of credit, or grant any other accommodation to or for the benefit of the Company.

Revolver balance consists of the following at:

($ in thousands)	June 30, 2023	June 30, 2022
Bank of America Revolving Credit Facility	$133,323	$136,176
Less: Deferred Finance Costs	(42)	(208)
Revolving Credit, Net	$133,281	$135,968

Alliance’s outstanding indebtedness, including any additional indebtedness beyond our borrowings from Bank of America, combined with its other financial obligations and contractual commitments could have significant adverse consequences, including:

●	requiring us to dedicate a portion of our cash resources to the payment of interest and principal, reducing money available to fund working capital, capital expenditures, potential acquisitions, international expansion, new product development, new enterprise relationships and other general corporate purposes;
●	increasing our vulnerability to adverse changes in general economic, industry and market conditions;
●	subjecting us to restrictive covenants that may reduce our ability to take certain corporate actions or obtain further debt or equity financing;
●	limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we compete; and
●	placing us at a competitive disadvantage compared to our competitors that have less debt or better debt servicing options.

We intend to satisfy our current and future debt service obligations with our then existing cash and cash equivalents. However, we may not have sufficient funds, and may be unable to arrange for additional financing, to pay the amounts due under the Credit Facility or any other debt instruments. Failure to make payments or comply with other covenants under our existing credit facility or such other debt instruments could result in an event of default and acceleration of amounts due, which would have a material adverse effect on our business. As disclosed in Note 8 to the Company’s consolidated financial statements, during the year ended June 30, 2023, the Company failed to meet the Fixed Charge Coverage Ratio covenant requirement.

Covenants and events of default under Alliance’s Credit Facility could limit our ability to undertake certain types of transactions and adversely affect our liquidity.

Alliance’s Credit Facility contains a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, Alliance obtained a waiver for non-compliance with one non-financial covenant related to its delivery of the monthly unaudited financial statements and compliance certificates for the periods pertaining to June 30, 2022, July 31, 2022 and August 31, 2022. This non-compliance resulted in events of default under the Credit Facility. As a result of this non-compliance as of the balance sheet date and periods thereafter, the Company had classified the outstanding balance of the Credit Facility Net of $135,968 as a current liability as of June 30, 2022.

As disclosed in Note 8 to the Company’s consolidated financial statements, during year ended June 30, 2023, the Company failed to meet the Fixed Charge Coverage Ratio covenant requirement. The Company received a waiver for failure to meet the Fixed Charge Coverage Ratio for the twelve trailing months ended November 30, 2022, December 31, 2022, January 31, 2023 and February 28, 2023. On April 21, 2023, certain subsidiaries of the Company executed an Amendment Number Twelve to the Loan and Security Agreement and Waiver, which formalizes such waiver and modifies the Credit Facility to, among other things, (i) suspend the Fixed Charge Coverage Ratio covenant requirement until the first calendar month end for which the Borrowers are in compliance with such requirement (the “Fixed Charge Coverage Compliance Date”), and (ii) add an additional covenant requiring the Borrowers to maintain specified minimum levels of EBITDA, measured on a calendar year to date basis as of the last day of the month, which requirement will remain in effect until the Fixed Charge Coverage Compliance Date. The failure to maintain compliance with covenant requirements if not waived by our lender causes the outstanding borrowings to be in default and payable on demand, which would have a material adverse effect on us and our ability to continue as a going concern.

On September 13, 2023 certain subsidiaries of the Company, as Borrowers entered into Amendment No. 13 to the Credit Facility. Amendment No. 13 provides for the waiver by Bank of America and the Required Lenders (as defined in the Credit Facility) of certain specified events of default under the Credit Facility, including a favored Equipment Lease Guaranty with Fifth Third Bank and short-term loans known as Ogilvie Loan Transactions ranging from $7.6 million to $17.0 million during the months of June, July and August, 2023. The parties acknowledge these are breaches of the covenants of the Credit Facility; however, the borrowers have requested, and the Lenders have agreed to waive the Specified Events of Default and amend the Credit Facility and extend the Revolver Termination Date for a period of 93 days to December 31, 2023.

A breach of the covenants under the Credit Facility could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the Credit Facility could permit the lenders under the Credit Facility to terminate all commitments to extend further credit under the Credit Facility. Furthermore, if we were unable to repay the amounts due and payable under the Credit Facility, those lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lender accelerates the repayment of our borrowings, we may not have sufficient assets to repay that indebtedness. You should read our more detailed descriptions of the Credit Facility set forth in this 10-K and in our filings with the SEC, as well as credit agreements which are also filed with the SEC, for further information about these covenants.

Government efforts to combat inflation, along with other interest rate pressures arising from an inflationary economic environment, could lead to us to incur even higher interest rates and financing costs.

Inflation has risen on a global basis, the United States has been experiencing historically high levels of inflation, and government entities have taken various actions to combat inflation, such as raising interest rate benchmarks. Government entities may continue their efforts, or implement additional efforts, to combat inflation, which could include among other things continuing to raise interest rate benchmarks and/or maintaining interest rate benchmarks at elevated levels. Such government efforts, along with other interest rate pressures arising from an inflationary economic environment, could lead to us to incur even higher interest rates and financing costs on our credit line with Bank of America and have material adverse effect on our business, financial condition and results of operations.

Our indebtedness may limit our availability of cash, cause us to divert cash to fund debt service payments or make it more difficult to take certain other actions.

We operate the business with an asset-based line of credit to fund working capital to support our Accounts Payable and our Inventory purchases.

●	make it more difficult and/or costly for us to pay or refinance our debts as they become due, particularly during adverse economic and industry conditions, because a decrease in revenues or increase in costs could cause cash flow from operations to be insufficient to make scheduled debt service payments;

●	require a substantial portion of our available cash to be used for debt service payments, thereby reducing the availability of our cash to fund working capital, capital expenditures, development projects, acquisitions or other strategic opportunities, dividend payments, share repurchases and other general corporate purposes;
●	make it more difficult for us to raise capital to fund working capital, make capital expenditures, pay dividends, pursue strategic initiatives or for other purposes and result in higher interest expense, which could be further increased in case of current or future borrowings subject to variable rates of interest;
●	require that materially adverse terms, conditions, or covenants be placed on us under our debt instruments, which could include, for example, limitations on additional borrowings or limitations on our ability to create liens, pay dividends, repurchase our common stock or make investments, any of which could hinder our access to capital markets or our flexibility in the conduct of our business and make us more vulnerable to economic downturns and adverse competitive industry conditions; and
●	jeopardize our ability to pay our indebtedness if our business experienced a severe downturn.

If we were unable to obtain or service our other external financings, or if the restrictions imposed by such financing were too burdensome, our business would be harmed.

Due to the seasonal nature of our business, in order to meet our working capital needs we rely on a revolving credit agreement which provides for a $175,000,000 committed revolving asset-based loan Credit Facility. The Credit Facility contains certain restrictive covenants setting forth leverage and coverage requirements, and certain other limitations typical of an investment grade facility. These restrictive covenants may limit our future actions as well as our financial, operating, and strategic flexibility. The Company received a waiver from the lender for non-compliance with certain non-financial covenants as of June 30, 2022, July 31, 2022, and August 31, 2022. Subsequently, the Company also received a waiver for failure to meet the Fixed Charge Coverage Ratio for the twelve trailing months ended November 30, 2022 and December 31, 2022, January 31, 2023 and February 28, 2023. Additionally, a waiver was received on September 13, for certain specified events of default under the Credit Facility, including a favored Equipment Lease Guaranty with Fifth Third Bank and short-term loans known as Ogilvie Loan Transactions ranging from $7.6 to $17.0 million during the months of June, July and August, 2023. The parties acknowledge these are breaches of the covenants of the Credit Facility; however, the Borrowers have requested, and the Lenders have agreed to waive the Specified Events of Default and amend the Credit Facility and extend the Revolver Termination Date for a period of 93 days to December 31, 2023.

Not only may our individual financial performance impact our ability to access sources of external financing, but significant disruptions to credit markets in general may also harm our ability to obtain financing. In times of severe economic downturn and/or distress in the credit markets, it is possible that one or more sources of external financing may be unable or unwilling to provide funding to us. In such a situation, it may be that we would be unable to access funding under our existing credit facilities, and it might not be possible to find alternative sources of funding.

We also may choose to finance our capital needs, from time to time, through the issuance of debt securities. Our ability to issue such securities on satisfactory terms, if at all, will depend on the state of our business and financial condition, any ratings issued by major credit rating agencies, market interest rates, and the overall condition of the financial and credit markets at the time of the offering. The condition of the credit markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Variations in these factors could make it difficult for us to sell debt securities or require us to offer higher interest rates in order to sell new debt securities. The failure to receive financing on desirable terms, or at all, could damage our ability to support our future operations or capital needs or engage in other business activities.

If we are unable to generate sufficient available cash flow to service our outstanding debt, we would need to refinance our outstanding debt or face default. We cannot guarantee that we would be able to refinance debt on favorable terms, or at all.

Risks Related to our Management

Our success is dependent on the efforts and dedication of our officers and other employees.

Our officers and employees are at the heart of all our efforts. It is their skill, innovation and hard work that drive our success. We compete with many other potential employers in recruiting, hiring, and retaining our management team and our many other skilled officers and employees around the world. The increasing prevalence of remote work creates further challenges in retaining employees as some employees desire more flexibility in their employment and the ability to work remotely opens up more employment opportunities. The impact of failing to retain key employees can be high due to loss of key knowledge and relationships, loss of creative talent, lost productivity, hiring and training costs, all of which could result in lower profitability. We cannot guarantee that we will recruit, hire or retain the key personnel we need to succeed.

Our future success will depend on the leadership of our key executives such as Mr. Bruce Ogilvie, our Executive Chairman, and Mr. Jeff Walker, our Chief Executive Officer. Mr. Ogilvie and Mr. Walker are executives of other companies, including GameFly Holdings, Inc. GameFly is a customer of Alliance. Alliance uses GameFly’s Lakewood, California warehouse to ship and fulfill products for Alliance’s customers. A conflict of interest may arise with respect to their allocation of business time and such conflicts may not be resolved in Alliance’s favor. Our loss of key management or other employees, inability to drive success through our new leaders, or our inability to retain or hire talented people with the skill sets we need for our diverse and changing business, could significantly harm our business.

If we fail to develop diverse top talent, we may be unable to compete, and our business may be harmed.

To compete successfully, we must continuously develop a diverse group of talented people. We promote a diverse and inclusive work environment. To that end, we have set goals and objectives with respect to hiring and retention of talented, diverse employees, who we believe will foster new ideas and perspectives that will benefit our business. Competition for diverse talent is intense. We cannot guarantee we will achieve our goals or that our actions will result in expected benefits to our business.

Alliance has engaged in transactions with related parties, and such transactions present possible conflicts of interest that could have an adverse effect on our business and results of operations.

Alliance has entered transactions with related parties, including our two principal stockholders. We have entered into transactions with companies owned by Bruce Ogilvie and Jeffrey Walker, including GameFly Holdings, LLC. For the year ended June 30, 2023 and 2022, Alliance made sales of new release movies, video games, and video game consoles to GameFly Holdings LLC in the amount of $16.8 million and $7.5 million respectively. GameFly, a customer of Alliance, is equally owned by Bruce Ogilvie and Jeff Walker, the two shareholders of Alliance. Alliance believes the amounts payable to GameFly are at fair market value. Although the agreement between Alliance and GameFly can be terminated by either party at any time, given Mr. Ogilvie’s and Mr. Walker’s positions with Alliance as Executive Chairman and Chief Executive Officer, respectively. On September 13, 2023 certain subsidiaries of the Company, as Borrowers entered into Amendment No. 13 to the Credit Facility. Amendment No. 13 provides for the waiver by Bank of America and the Required Lenders (as defined in the Credit Facility) of certain specified events of default under the Credit Facility, including a favored Equipment Lease Guaranty with Fifth Third Bank and short-term loans known as Ogilvie Loan Transactions ranging from $7.6 million to $17.0 million during the months of June, July and August, 2023. The parties acknowledge these are breaches of the covenants of the Credit Facility; however, the borrowers have requested, and the Lenders have agreed to waive the Specified Events of Default and amend the Credit Facility and extend the Revolver Termination Date for a period of 93 days to December 31, 2023. We may in the future enter into additional transactions with entities in which majority shareholders, executive officers and members of our board of directors and other related parties hold ownership interests. See “Certain Relationships and Related Party Transactions.”

Transactions with such related parties present potential for conflicts of interest, as the interests of the third-party owned related entity and its shareholders may not align with the interests of our stockholders with respect to the negotiation of, and certain other matters. For example, conflicts of interest may arise in connection with decisions regarding the structure and terms of the GameFly contract, contractual remedies, events of default and dealings with customers.

Pursuant to our related party transactions policy, all additional material related party transactions that we enter into require either (i) the unanimous consent of our audit committee or (ii) the approval of a majority of the members of our board of directors. See “Certain Relationships and Related Party Transactions — Policies and Procedures for Related Party Transactions”. Nevertheless, we may have achieved more favorable terms if such transactions had not been entered into with related parties and these transactions, individually or in the aggregate, may have an adverse effect on our business and results of operations or may result in government enforcement actions or other litigation.

Alliance’s management has limited experience in operating a public company.

Alliance’s executive officers have limited experience in the management of a publicly traded company. Alliance’s management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of Alliance.

Alliance may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for Alliance to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that Alliance will be required to expand its employee base and hire additional employees to support its operations as a public company, which will increase its operating costs in future periods.

Risks Related to Our Technology and Intellectual Property

Our business may be harmed if we are unable to protect our critical intellectual property rights.

Our intellectual property, including our trademarks and tradenames, copyrights, patents, and rights under our license agreements and other agreements that establish our intellectual property rights and maintain the confidentiality of our intellectual property, is of critical value. We rely on a combination of trade secret, copyright, trademark, patent and other proprietary rights laws to protect our rights to valuable intellectual property in the U.S. and around the world. From time to time, third parties have challenged, and may in the future try to challenge, our ownership of our intellectual property in the U.S. and around the world. In addition, our business is subject to the risk of third parties counterfeiting our products or infringing on our intellectual property rights, as well as the risk of unauthorized third parties copying and distributing our entertainment content or leaking portions of planned entertainment content. We may need to resort to litigation to protect our intellectual property rights, which could result in substantial costs and diversion of resources. Similarly, third parties may claim ownership over certain aspects of our products, productions or other intellectual property. Our failure to successfully protect our intellectual property rights could significantly harm our business and competitive position.

Failure to successfully operate our information systems and implement new technology effectively could disrupt our business or reduce our sales or profitability.

We rely extensively on various information technology systems and software applications to manage many aspects of our business, including product development, management of our supply chain, sale and delivery of our products, royalty and financial reporting and various other processes and transactions. We are critically dependent on the integrity, security and consistent operations of these systems and related back-up systems. These systems are subject to damage or interruption from power outages, computer and telecommunications failures, computer viruses, malware and other cybersecurity breaches, catastrophic events such as hurricanes, fires, floods, earthquakes, tornadoes, acts of war or terrorism and usage errors by our employees or partners. The efficient operation and successful growth of our business depends on these information systems, including our ability to operate them effectively and to select and implement appropriate upgrades or new technologies and systems and adequate disaster recovery systems successfully. The failure of our information systems or third-party hosted technology to perform as designed or our failure to implement and operate them effectively could disrupt our business, require significant capital investments to remediate a problem or subject us to liability.

If our electronic data is compromised our business could be significantly harmed.

We and our business partners maintain significant amounts of data electronically in locations around the United States and in the cloud. This data relates to all aspects of our business, including current and future products and entertainment under development, and also contains certain customer, consumer, supplier, partner and employee data. We maintain systems and processes designed to protect this data, but notwithstanding such protective measures, there is a risk of intrusion, cyber-attacks or tampering that could compromise the integrity and privacy of this data. Cyber-attacks are increasing in their frequency, sophistication, and intensity, and are becoming increasingly difficult to detect. They are often carried out by motivated, well-resourced, skilled, and persistent actors, including nation states, organized crime groups, “hacktivists” and employees or contractors acting with malicious intent. Cyber-attacks could include the deployment of harmful malware and key loggers, ransomware, a denial-of-service attack, a malicious website, the use of social engineering and other means to affect the confidentiality, integrity and availability of our technology systems and data. Cyber-attacks could also include supply chain attacks, which could cause a delay in the manufacturing of our products. In addition, we provide confidential and proprietary information to our third-party business partners in certain cases where doing so is necessary to conduct our business. While we obtain assurances from those parties that they have systems and processes in place to protect such data, and where applicable, that they will take steps to assure the protections of such data by third parties, those partners may also be subject to data intrusion or otherwise compromise the protection of such data. Any compromise of the confidential data of our customers, consumers, suppliers, partners, employees or ourselves, or failure to prevent or mitigate the loss of or damage to this data through breach of our information technology systems or other means could substantially disrupt our operations, harm our customers, consumers, employees and other business partners, damage our reputation, violate applicable laws and regulations, subject us to potentially significant costs and liabilities and result in a loss of business that could be material.

Risks Related to Matters Outside our Control That May Impact Our Business

The global coronavirus outbreak or other similar outbreaks of communicable infections, diseases, or public health pandemics in the markets in which we and our employees, consumers, customers, partners, licensees, suppliers and manufacturers operate, could substantially harm our business.

The global outbreak of the coronavirus which continues to adversely impact global populations, and any other variants or outbreaks of communicable infections, diseases or other adverse public health conditions in markets in which we, our employees, consumers, customers, partners, licensees, licensors, suppliers and manufacturers operate, could have a significant negative impact on our business, revenues and profitability. The occurrence of these types of events can result, and in the case of the coronavirus has resulted in, disruptions and damage to our business, caused by a number of factors:

●	difficulties in shipping and distributing products due to ongoing port capacity, and labor, shipping container and truck transportation shortages, resulting in higher costs for both ocean and air freight and delays in the availability of products, which can result in delayed sales and in some cases result in lost sales.
●	disruptions in supply of products, due to closures or reductions in operations at third-party manufacturing facilities across several geographies including, but not limited to, China, Vietnam, and the United States.
●	adverse sales impact due to changes in consumer purchasing behavior and availability of products to consumers, resulting from retail store closures, limited reopening of retail stores and limitations on the capacity of ecommerce channels to supply additional products.
●	fluctuations in our performance based on the progress of different countries in controlling the coronavirus and the maturity of e-commerce platforms in those markets.
●	limited production of live action scripted and unscripted entertainment content due to the hard stop and soft reopening of production studios.
●	delays or postponements of entertainment productions and releases of entertainment content both internally and by our partners.
●	increases in entertainment production costs due to measures required to minimize COVID-19 risks; and
●	challenges of working remotely.

We have reopened our offices, providing employees with flexibility in their return to the office by working partially in the office and partially remote. We have taken measures to safely bring additional workers back to the office, including a return to fully remote work when variants emerge which increase infection rates significantly in areas where we do business. The transition back from fully remote work to partial remote and partial in person may be difficult for some employees. We are actively soliciting feedback and making modifications to provide our employees with a productive and safe environment, and plan to continue to monitor employee efficiency, satisfaction, and morale as we continue to transition. There can be no assurance that employees will not have some disruption in their work due to the transition. Changes in flexible working arrangements could impact employee retention, employees’ productivity, and morale, strain our technology resources and introduce operational risks. Additionally, the risk of cyber-attacks or other privacy or data security incidents may be heightened as a result of our moving increasingly towards a remote working environment, which may be less secure and more susceptible to hacking attacks.

Adverse economic conditions in the markets in which we and our employees, consumers, customers, suppliers and manufacturers operate could negatively impact our ability to produce and ship our products, and lower our revenues, margins and profitability.

Various economic conditions in the markets we, our employees, consumers, customers, suppliers and manufacturers operate, could have a significant negative impact on our revenues, profitability and business. The occurrence of adverse economic conditions can result in manufacturing and other work stoppages, slowdowns and delays; shortages or delays in production or shipment of products or raw materials; delays or reduced purchases from customers and consumers; and other factors that cause increases in costs or delay in revenues. Inflation, such as what consumers in the U.S. and other economies are experiencing, can cause significant increases in the costs of other products which are required by consumers, such as gasoline, home heating fuels, or groceries, may reduce household spending on the discretionary products and entertainment we offer. Weakened economic conditions, higher interest rates, lowered employment levels or recessions may also significantly reduce consumer purchases of our products and spending on entertainment. Economic conditions may also be negatively impacted by terrorist attacks, wars and other conflicts, such as the war in Ukraine, natural disasters, increases in critical commodity prices or labor costs, or the prospect of such events. Such a weakened economic and business climate, as well as consumer uncertainty created by such a climate, could significantly harm our revenues and profitability.

Our success and profitability not only depend on consumer demand for our products, but also on our ability to produce and sell those products at costs which allow us to make a profit. Rising fuel and raw material prices, due to inflation or otherwise, for paperboard and other components such as resin used in plastics or electronic components, increased transportation and shipping costs, and increased labor costs in the markets in which our products are manufactured all may increase the costs we incur to produce and transport our products, which in turn may reduce our margins, reduce our profitability and harm our business.

Changes in U.S., global or regional economic conditions could harm our business and financial performance.

Our financial performance is impacted by the level of discretionary consumer spending in the markets in which we operate. Reductions in stimulus payments provided to consumers, high inflation and rising interest rates on credit cards could impact discretionary spending. Recessions, credit crises and other economic downturns, or disruptions in credit and financial markets in the U.S. and in other markets in which we operate can result in lower levels of economic activity, lower employment levels, less consumer disposable income, and lower consumer confidence. Similarly, reductions in the value of key assets held by consumers, such as their homes or stock market investments, can lower consumer confidence and consumer spending power. Any of these factors can reduce the amount which consumers spend on the purchase of our products and entertainment. This in turn can reduce our revenues and harm our financial performance and profitability.

Our small global operations mean we transact business in many different jurisdictions with many different currencies. As a result, if the exchange rate between the U.S. dollar and a local currency for an international market in which we have significant sales or operations changes, our financial results as reported in U.S. dollars, may be meaningfully impacted even if our business in the local currency is not significantly affected. Similarly, our expenses can be significantly impacted, in U.S. dollar terms, by exchange rates, meaning the profitability of our business in U.S. dollar terms can be negatively impacted by exchange rate movements which we do not control. Depreciation in key currencies may have a significant negative impact on our revenues and earnings as they are reported in U.S. dollars.

Our quarterly and annual operating results may fluctuate due to seasonality in our business and union strikes impacting the availability of content.

Sales of our music, video movies, video games and other entertainment products are seasonal, with an increase of retail sales occurring during the period from September through December for the holiday season. This seasonality for our consumer products business has increased over time, as retailers become more and more efficient in their control of inventory levels through quick response or just in time inventory management techniques, including the use of automated inventory replenishment programs. Further, ecommerce continues to grow significantly and accounts for a higher portion of the ultimate sales of our products to consumers. Ecommerce retailers tend to hold less inventory and take inventory closer to the time of sale to consumers than traditional retailers. As a result, customers are timing their orders so that they are being fulfilled by suppliers, such as us, closer to the time of purchase by consumers. While these techniques reduce a retailer’s investment in inventory, they increase pressure on suppliers like us to fill orders promptly and thereby shift a significant portion of inventory risk and carrying costs to the supplier. This can also result in our losing significant revenues and earnings if our supply chain is unable to supply product to our customers when they want it.

The level of inventory carried by retailers may also reduce or delay retail sales resulting in lower revenues for us. If we or our customers determine that one of our products is more popular at retail than was originally anticipated, we may not have sufficient time to procure and ship enough additional products to fully meet consumer demand. Additionally, the logistics of supplying more product within shorter time periods increases the risk that we will fail to achieve tight and compressed shipping schedules, which also may reduce our sales and harm our financial performance.

Our entertainment business is also subject to seasonal variations based on the timing of music, television, film, gaming content releases. Release dates are determined by several factors, including the timing of holiday periods, geographical release dates and competition in the market. Additionally, the SAG AFTRA strike has created a lack of content for CDs, DVDs and other entertainment sectors. This could negatively effect our business.

This seasonal pattern of our business requires significant use of working capital, mainly to purchase inventory during the months prior to the holiday season and requires accurate forecasting of demand for products during the holiday season in order to avoid losing potential sales of popular products or producing excess inventory of products that are less popular with consumers. Our failure to accurately predict and respond to consumer demand, resulting in underproducing popular items and/or overproducing less popular items, would reduce our total sales and harm our results of operations.

As a result of the seasonal nature of our business, we would be significantly and adversely affected, in a manner disproportionate to the impact on a company with sales spread more evenly throughout the year, by unforeseen events such as a natural disaster, a terrorist attack, economic shock or pandemic that harms the retail environment or consumer buying patterns during our key selling season, or by events such as strikes or port delays or other supply chain challenges that interfere with the shipment of goods, particularly from the Far East, during the critical months leading up to the holiday shopping season.

Risks Related to Taxes and Government Related Matters

We face additional tax liabilities and collection obligations. Changes in, or differing interpretations of, income tax laws and rules, and changes in our geographic operating results, may impact our effective tax rate.

We are subject to a variety of taxes and tax collection obligations in the U.S. (federal and state) and numerous foreign jurisdictions. We may recognize additional tax expense and be subject to additional tax liabilities, including other liabilities for tax collection obligations due to changes in laws, regulations, administrative practices, principles, and interpretations related to tax, including changes to the global tax framework, competition, and other laws and accounting rules in various jurisdictions. Such changes could come about as a result of economic, political, and other conditions. Proposals to reform U.S. and foreign tax laws could significantly impact how U.S. multinational corporations are taxed on global earnings and could increase the U.S. corporate tax rate. For example, the Organization for Economic Co-operation and Development (OECD) and the G20 Inclusive Framework on Base Erosion and Profit Shifting (the “Inclusive Framework”) has put forth two proposals—Pillar One and Pillar Two—that revise the existing profit allocation and nexus rules and ensure a minimal level of taxation, respectively. On December 12, 2022, the European Union member states agreed to implement the Inclusive Framework's global corporate minimum tax rate of 15%. Other countries are also actively considering changes to their tax laws to adopt certain parts of the Inclusive Framework's proposals. Although we cannot predict whether or in what form these proposals will be enacted into law, these changes, if enacted into law, would not have a material impact on our effective tax rate, income tax expense and cash flows. On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which contained certain tax measures, including, among other items, a corporate alternative minimum tax of 15% on some large corporations and an excise tax of 1% on certain corporate stock buy-backs. Moreover, an increasing number of jurisdictions are considering or have adopted laws or administrative practices that impose new tax measures, including revenue-based taxes, targeting online commerce and the remote selling of goods and services. These include new obligations to collect sales, consumption, value added, or other taxes on online marketplaces and remote sellers, or other requirements that may result in liability for third party obligations. For example, non-U.S. jurisdictions have proposed or enacted taxes on online marketplace service revenues. Proliferation of these or similar unilateral tax measures may continue unless broader international tax reform is implemented. Our results of operations and cash flows could be adversely affected by additional taxes imposed on us prospectively or retroactively or additional taxes or penalties resulting from the failure to comply with any collection obligations or failure to provide information about our customers, suppliers, and other third parties for tax reporting purposes to various government agencies. In some cases, we also may not have sufficient notice to enable us to build systems and adopt processes to properly comply with new reporting or collection obligations by the effective date.

We are subject to income taxes in the United States and in United Kingdom tax jurisdictions. We also conduct business activities between our operating units, and we are subject to transfer pricing rules in the United Kingdom in which we operate. There is some degree of uncertainty and subjectivity in complying with transfer pricing rules. Our effective tax rate could be impacted by changes in, or the interpretation of, tax laws, such as those being considered by the current United States administration and other jurisdictions in which we do business, or by changes in the amount of revenue and earnings we derive, or are determined to derive by tax authorities, from jurisdictions with differing tax rates.

In addition, we have been and may be subject to tax examinations by federal, state, and international jurisdictions, and these examinations can result in significant tax findings if the tax authorities interpret the application of laws and rules differently than we do or disagree with the intercompany rates we are applying. We assess the likelihood of outcomes resulting from tax uncertainties. While we believe our estimates are reasonable, the ultimate outcome of these uncertain tax benefits, or results of possible current or future tax examinations, may differ from our estimates and may have a significant adverse impact on our business and operating results.

We are subject to various government regulations, violation of which could subject us to sanctions or otherwise harm our business. In addition, we could be the subject of future product liability suits or merchandise recalls, which could harm our business.

We are subject to significant government regulations, including, in the U.S., under The Consumer Products Safety Act, The Federal Hazardous Substances Act, and The Flammable Fabrics Act, as well as under product safety and consumer protection statutes in our international markets. In addition, certain of our products are subject to regulation by the Food and Drug Administration or similar international authorities. Advertising to children is subject to regulation by the Federal Trade Commission, the Federal Communications Commission, and a host of other agencies globally, and the collection of information from children under the age of 13 is subject to the provisions of the Children’s Online Privacy Protection Act and other privacy laws around the world. The collection of personally identifiable information from anyone, including adults, is under increasing regulation in many markets, such as the General Data Protection Regulation adopted by the European Union, and data protection laws in the United States and in a number of other counties. While we take all the steps, we believe are necessary to comply with these acts and regulations, we cannot assure you that we will be in compliance and, if we fail to comply with these requirements or other regulations enacted in the future, we could be subject to fines, liabilities or sanctions which could have a significant negative impact on our business, financial condition and results of operations. We may also be subject to involuntary product recalls or may voluntarily conduct a product recall. While costs associated with product recalls have generally not been material to our business, the costs associated with future product recalls individually or in aggregate in any given fiscal year could be significant. In addition, any product recall, regardless of direct costs of the recall, may harm the reputation of our products and have a negative impact on our future revenues and results of operations.

As a multinational corporation, we are subject to a host of governmental regulations throughout the world, including antitrust, employment, customs and tax requirements, anti-boycott regulations, environmental regulations, and the Foreign Corrupt Practices Act. Complying with these regulations imposes costs on us which can reduce our profitability and our failure to successfully comply with any such legal requirements could subject us to monetary liabilities and other sanctions that could further harm our business and financial condition.

Risks Related to Litigation

We may face increased costs in achieving our sustainability goals and any failure to achieve our goals could result in reputational damage.

We view sustainability challenges as opportunities to innovate and continuously improve our product design and operational efficiencies. We also believe the long-term viability and health of our own operations and our supply chain, and the significant potential for environmental improvements, are critical to our business success. We have set key goals and objectives in this area as described in our business section of this Form 10-K.

We devote significant resources and expenditure to help achieve these goals. It is possible that we will incur significant expense in trying to achieve these goals with no assurance that we will be successful. Additionally, our reputation could be damaged if we fail to achieve our sustainability goals, or if we or others in our industry do not act, or are perceived not to act, responsibly with respect to the production and packaging of our products.

Our entertainment business involves risks of liability claims for media content, which could adversely affect our business, results of operations and financial condition.

As a distributor of media content, we may face potential liability for defamation, invasion of privacy, negligence, copyright or trademark infringement, and other claims based on the nature and content of the materials distributed. These types of claims have been brought, sometimes successfully, against producers and distributors of media content. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on our business, results of operation and financial condition.

We are involved in litigation, arbitration or regulatory matters where the outcome is uncertain, and which could entail significant expense.

As a larger multinational corporation, we are subject to regulatory investigations, risks related to internal controls, litigation and arbitration disputes, including potential liability from personal injury or property damage claims by the users of products that have been or may be developed by us, claims by third parties that our products infringe upon or misuse such third parties’ property or rights, or claims by former employees for employment related matters. Because the outcome of litigation, arbitration and regulatory investigations is inherently difficult to predict, it is possible that the outcome of any of these matters could entail significant cost for us and harm our business. The fact that we operate in a significant number of international markets also increases the risk that we may face legal and regulatory exposures as we attempt to comply with a large number of varying legal and regulatory requirements. Any successful claim against us could significantly harm our business, financial condition and results of operations.

In particular, on March 31, 2023, a class action complaint, titled Matthew McKnight v. Alliance Entertainment Holding Corp. f/k/a Adara Acquisition Corp., Adara Sponsor LLC, Thomas Finke, Paul G. Porter, Beatriz Acevedo-Greiff, W. Tom Donaldson III, Dylan Glenn, and Frank Quintero, was filed in the Delaware Court of Chancery against our pre-Business Combination board of directors and executive officers and the Sponsor, alleging breaches of fiduciary duties by purportedly failing to disclose certain information in connection with the Business Combination and by approving the Business Combination. We intend to vigorously defend the lawsuit. There can be no assurance, however, that we will be successful.

Risks Related to Accounting Matters

Alliance has identified material weaknesses in its internal controls over financial reporting. If remediation of such material weaknesses is not effective, or if we fail to develop and maintain proper and effective internal controls over financial reporting, Alliance’s ability to produce timely and accurate financial statements, comply with applicable laws and regulations, or access the capital markets could be impaired.

Alliance has identified material weaknesses in its internal controls over financial reporting. If we fail to develop and maintain proper and effective internal controls over financial reporting, Alliance’s ability to produce timely and accurate financial statements, comply with applicable laws and regulations, or access the capital markets could be impaired.

As a public company, Alliance is actively evaluating its internal control over financial reporting in a manner that meets the standards of publicly traded companies required by Section 404(a) of the Sarbanes-Oxley Act, or Section 404. A material weakness is defined as a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

Alliance is ultimately responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934. As disclosed in Item 9A, “Controls and Procedures,” management noted several material weaknesses in our internal control over financial reporting as of June 30, 2023. Refer to “Item 9A. Control and Procedures” for a detailed discussion regarding the material weaknesses identified, as well as management’s remediation plans.

We are actively engaged in developing a remediation plan designed to address these material weaknesses, however, we cannot guarantee that these steps will be sufficient or that we will not have these or other material weaknesses in the future. If our remedial measures are insufficient to address the material weaknesses, or if additional material weaknesses in our disclosure controls and internal control over financial reporting are discovered or occur in the future, our financial statements may contain material misstatements and we could be required to restate our financial results.

If we identify any new material weaknesses in the future, or if our remediation measures are not effective, any such newly identified or existing material weakness could limit our ability to prevent or detect a misstatement of our accounts or disclosures that could result in a material misstatement of our annual or interim financial statements. In such case, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting and our stock price may decline as a result. We cannot assure you that the measures we have taken to date, or any measures we may take in the future, will be sufficient to avoid potential future material weaknesses.

Prior to the Business Combination, Adara had accounted for its outstanding Warrants as a warrant liability and following the Business Combination, Alliance is now required to determine the value warrant liability for the Private Warrants quarterly, which could have a material impact on Alliance’s financial position and operating results.

Included on Alliance’s balance sheet as of June 30, 2023, contained elsewhere in this Form 10-K are derivative liabilities related to embedded features contained within the Warrants. Accounting Standards Codification 815, Derivatives and Hedging (“ASC 815”) provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statements of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly based on factors which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our warrants each reporting period and that the amount of such gains or losses could be material.

Following the Business Combination, although Alliance has determined that the Public Warrants are treated as equity, Alliance is required to continue to recognize the changes in the fair value of the Private Warrants from the prior period, if any, in its operating results for the current period, which could have a material impact on Alliance’s financial position and operating results.

We will incur significantly increased expenses and administrative burdens as a public company, which could negatively impact our business, financial condition, and results of operations.

As a public company, we face increased legal, accounting, administrative and other costs, and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, the PCAOB and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements have increased costs and made certain activities more time-consuming. A number of those requirements require Alliance to carry out activities Alliance had not done previously. For example, Alliance created new board committees and has adopted new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements have been incurred. Furthermore, issues in complying with those requirements have been identified, and Alliance has incurred additional costs in connection with remediation of such compliance issues. As an example, management has identified material weaknesses in our internal control over financial reporting. There may be additional material weaknesses, or a significant deficiency in the future. Alliance could incur additional costs rectifying those issues, and the existence of those issues could adversely affect Alliance’s reputation or investor perceptions of it. It may also be more expensive to obtain director and officer liability insurance. Risks associated with Alliance’s status as a public company may make it more difficult to attract and retain qualified people to serve on Alliance’s board of directors or as executive officers. The additional reporting and other obligations imposed by these rules and regulations have increased legal and financial compliance costs and the costs of related legal, accounting, and administrative activities, and may continue to do so. These increased costs require Alliance to divert a significant amount of funds that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by stockholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase these related costs.

Alliance’s failure to timely and effectively implement controls and procedures required by Section 404(a) of the Sarbanes-Oxley Act could negatively impact its business.

For the current fiscal year, Alliance Entertainment has opted to take advantage of staff guidance to omit management's certification and the auditor's report required by Section 404 of the Sarbanes-Oxley Act. However, it is important to note that, if Alliance does not qualify as a “non-accelerated filer” or an “emerging growth company,” Alliance will be required to provide attestation on internal controls. The standards required for a public company under Section 404(a) of the Sarbanes-Oxley Act are significantly more stringent than those required of Alliance as a privately held company. We may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements applicable to us after the Business Combination. If Alliance is not able to implement the additional requirements of Section 404(a) in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its securities.

Since Alliance currently qualifies as an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, it could make Alliance’s securities less attractive to investors and may make it more difficult to compare Alliance’s performance to the performance of other public companies.

Alliance qualifies as an “emerging growth company” and a “smaller reporting company” as defined in Rule 405 promulgated under the Securities Act and Rule12b-2 promulgated under the Exchange Act. As such, Alliance will be eligible for and intends to take advantage of certain exemptions from various reporting requirements applicable to other public companies, including (a) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act, (b) the exemptions from say-on-pay, say-on-frequency and say-on- golden parachute voting requirements and (c) reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. Alliance will remain an emerging growth company through the filing of this Form 10-K, since Alliance total annual gross revenue of in excess of $1.235 billion during fiscal year ended June 30, 2023 (as indexed for inflation). In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as Alliance is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies, which Alliance will not be able to do for its next fiscal year.

Even after Alliance no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company” or “non-accelerated filer,” which would allow it to continue to take advantage of many of the same exemptions from disclosure requirements, including not being required to comply with the auditor attestation requirements, Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements. Moreover, smaller reporting companies may choose to present only the two most recent fiscal years of audited financial statements in their Annual Reports on Form 10-K. Alliance did not continue to qualify as an emerging growth company after its June 30, 2023, fiscal year end as its revenues had exceeded $1.235 billion. Furthermore, since Alliance's public float had exceeded $75 million as of December 31, 2022, and it had revenues greater than $100 million, Alliance became an accelerated filer as of June 30, 2023, but continued to qualify as a smaller reporting company until its public float as of the end of its second fiscal quarter exceeded $250 million, regardless of the level of its revenues.

Investors may find the Class A common stock less attractive because Alliance will rely on these exemptions, which may result in a less active trading market for our Class A common stock and its price may be more volatile.

Risks Related to Our Securities

The warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of the Warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with Alliance.

The warrant agreement provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. Alliance will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of the Warrants shall be deemed to have notice of and to have consented to the forum provisions in the warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of the Warrants, such holder shall be deemed to have consented to:

(x)	the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and
(y)	having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice of forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, Alliance may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Alliance may redeem unexpired Warrants prior to their exercise at a time that is disadvantageous to a Warrant holder, thereby making the Warrants worthless.

Alliance has the ability to redeem outstanding Warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which Alliance gives proper notice of such redemption and provided certain other conditions are met. If and when the Warrants become redeemable, Alliance may not exercise our redemption right if the issuance of shares of common stock upon exercise of the Warrants is not exempt from registration or qualification under applicable state blue sky laws or it is unable to affect such registration or qualification. Alliance will use its best efforts to register or qualify such shares of Class A common stock under the blue-sky laws of the state of residence in those states in which the Warrants were offered in the IPO, if necessary. Redemption of the outstanding warrants could force holders (i) to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for a holder to do so, (ii) to sell Warrants at the then-current market price when the holder might otherwise wish to hold Warrants or (iii) to accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. None of the Private Warrants are redeemable by Alliance so long as they are held by the Sponsor or its permitted transferees.

If Warrant holders exercise Public Warrants on a “cashless basis,” they will receive fewer shares of Alliance common stock from such exercise than if you were to exercise such warrants for cash.

There are circumstances in which the exercise of the Public Warrants may be required or permitted to be made on a cashless basis. First, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Warrants is not effective by a specified date, warrant holders may, until such time as there is an effective registration statement, exercise warrants on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption. Second, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when Alliance shall have failed to maintain an effective registration statement, exercise Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available; if that exemption, or another exemption, is not available, holders will not be able to exercise their Warrants on a cashless basis.

Third, if Alliance calls the Public Warrants for redemption, Alliance’s management will have the option to require all holders that wish to exercise Warrants to do so on a cashless basis. In the event of an exercise on a cashless basis, a holder would pay the Warrant exercise price by surrendering the Warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (as defined in the next sentence) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Class A common stock for the ten trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of Warrants, as applicable. As a result, you would receive fewer shares of Class A common stock from such exercise than if you were to exercise such warrants for cash.

The receipt of cash proceeds from the exercise of our Warrants is dependent upon the market price exceeding the $11.50 exercise price and the Warrants being exercised for cash.

The receipt of cash proceeds from the exercise of our Warrants is dependent upon the market price exceeding the $11.50 exercise price and the Warrants being exercised for cash. The $11.50 exercise price per share of the Warrants is considerably higher than the $1.32 closing sale price of the Class A common stock on October 17, 2023. If the price of our Class A Common Stock remains below the respective Warrant exercise prices per share, we believe warrant holders will be unlikely to cash exercise their Warrants, resulting in little or no cash proceeds to us.

In addition, we may lower the exercise price of the Warrants in accordance with the Warrant Agreement to induce the holders to exercise such warrants. We may effect such a reduction in exercise price without the consent of such warrant holders and such reduction would decrease the maximum amount of cash proceeds we would receive upon the exercise in full of the Warrants for cash. Further, the holders of the Private Warrants and the Underwriter Warrants may exercise such Warrants on a cashless basis at any time and the holders of the Public Warrants may exercise such Warrants on a cashless basis at any time a registration statement is not effective, and a prospectus is not currently available for the issuance of shares of Class A common stock upon such exercise. Accordingly, we would not receive any proceeds from a cashless exercise of Warrants.

Concentration of ownership among Alliance’s executive officers, directors and their affiliates may prevent new investors from influencing significant corporate decisions.

As of the date of this Form 10-K, the executive officers and directors and their affiliates collectively beneficially owned, directly, or indirectly, excluding the Contingent Consideration Shares, approximately 97.9% of the outstanding Class A common stock.

As a result, these stockholders are able to exercise a significant level of control over all matters requiring stockholder approval, including the election of directors, appointment and removal of officers, any amendment of our Certificate of Incorporation and approval of mergers and other business combination transactions requiring stockholder approval, including proposed transactions that would result in Alliance’s stockholders receiving a premium price for their shares and other significant corporate transactions. This control could have the effect of delaying or preventing a change of control or changes in and will make the approval of certain transactions difficult or impossible without the support of these stockholders.

An active trading market may not develop for our securities, and you may not be able to sell your Class A common stock at or above the price per share for which you purchased it.

Our Class A common stock was quoted on the OTC Pink Open Market until September 2023, when we started to trade on the Nasdaq Capital Market as of June 30, 2023. Our shares of Class A common stock are thinly traded, and we cannot predict when there will be an active trading market in our Class A common stock or how liquid that market might become. If such a market does not develop or is not sustained, it may be difficult for you to sell your shares of Class A common stock at the time you wish to sell them, at a price that is attractive to you, or at all.

The trading market for our Class A common stock in the future could be subject to wide fluctuations in response to several factors, including, but not limited to:

●	actual or anticipated variations in our results of operations.
●	our ability or inability to generate revenues or profit.

●	the number of shares in our public float; and
●	increased competition.

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our Class A common stock. We have a limited number of shares in our public float, and as a result, there could be extreme fluctuations in the price of our Class A common stock.

We might not be able to maintain the listing of our Class A common stock on the Nasdaq Capital Market.

Our Class A common stock and warrants are listed on the Nasdaq Capital Market. However, there can be no assurance that we will be able to maintain the listing standards of that exchange, which includes requirements that we maintain our stockholders’ equity, total value of shares held by unaffiliated stockholders, and market capitalization above certain specified levels. If we fail to maintain the Nasdaq listing requirements on an ongoing basis, our Class A common stock might cease to trade on the Nasdaq Capital Market, and may move to the OTCQX, OTCQB or OTC Pink Open Market operated by OTC Markets Group, Inc. These quotation services are generally considered to be less efficient, and to provide less liquidity, than the Nasdaq Capital Market.

If securities or industry analysts do not publish or cease publishing research or reports about Alliance, its business, or its market, or if they change their recommendations regarding Alliance’s securities adversely, the price and trading volume of Alliance’s securities could decline.

The trading market for Alliance’s securities is influenced by the research and reports that industry or securities analysts may publish about Alliance, its business, market or competitors. Securities and industry analysts do not currently, and may never, publish research on Alliance. If no securities or industry analysts commence coverage of Alliance, Alliance’s share price and trading volume would likely be negatively impacted. If any of the analysts who may cover Alliance change their recommendation regarding Alliance’s shares of common stock adversely, or provide more favorable relative recommendations about its competitors, the price of Alliance’s shares of common stock would likely decline. If any analyst who may cover Alliance were to cease coverage of Alliance or fail to regularly publish reports on it, Alliance could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

Because we have no current plans to pay cash dividends on Alliance’s common stock for the foreseeable future, you may not receive any return on investment unless you sell Alliance’s common stock for a price greater than that which you paid for it.

Alliance may retain future earnings, if any, for future operations, expansion and debt repayment and has no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of Alliance’s board of directors and will depend on, among other things, Alliance’s results of operations, financial condition, cash requirements, contractual restrictions and other factors that Alliance’s board of directors may deem relevant. In addition, Alliance’s ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness it or its subsidiaries incur. As a result, you may not receive any return on an investment in the Class A common stock unless you sell your shares of common stock for a price greater than that which you paid for it.

Anti-takeover provisions in the Certificate of Incorporation and under Delaware law could make an acquisition of Alliance, which may be beneficial to its stockholders, more difficult and may prevent attempts by its stockholders to replace or remove Alliance’s then current management.

The Certificate of Incorporation contains provisions that may delay or prevent an acquisition of Alliance or a change in its management. These provisions may make it more difficult for stockholders to replace or remove members of the board of directors. Because the board of directors is responsible for appointing the members of the management team, these provisions could in turn frustrate or prevent any attempt by the stockholders to replace or remove current management. In addition, these provisions could limit the price that investors might be willing to pay in the future for shares of Class A common stock. Among other things, these provisions include:

●	the limitation of the liability of, and the indemnification of, its directors and officers.

●	a prohibition on actions by its stockholders except at an annual or special meeting of stockholders.
●	a prohibition on actions by its stockholders by written consent; and
●	the ability of the board of directors to issue preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by the board of directors.

Moreover, because Alliance is incorporated in Delaware, it is governed by the provisions of Section 203 of the DGCL, which prohibits a person who owns 15% or more of its outstanding voting stock from merging or combining with Alliance for a period of three years after the date of the transaction in which the person acquired 15% or more of Alliance’s outstanding voting stock, unless the merger or combination is approved in a prescribed manner. This could discourage, delay or prevent a third party from acquiring or merging with Alliance, whether or not it is desired by, or beneficial to, its stockholders. This could also have the effect of discouraging others from making tender offers for Alliance’s common stock, including transactions that may be in its stockholders’ best interests. Finally, these provisions establish advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings. These provisions would apply even if the offer may be considered beneficial by some stockholders. For more information, see the section titled “Description of Securities — Certain Anti-Takeover Provisions of Delaware Law and the Existing Certificate of Incorporation and Bylaws.”

The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against our directors, officers, other employees or stockholders for breach of fiduciary duty and certain other actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will, subject to certain exceptions, be deemed to have consented to service of process on such stockholder’s counsel, which may have the effect of discouraging lawsuits against our directors, officers, other employees or stockholders.

The Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in the name of Alliance, actions against our directors, officers, other employees or stockholders for breach of a fiduciary duty owed by any officer, director or other employee of Alliance or Alliance’s shareholders, any action asserting a claim against Alliance, its directors, officers or other employees arising pursuant to any provision of the DGCL or the Certificate of Incorporation or By-laws and certain other actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Certificate of Incorporation. This choice of forum provision may limit or make more costly a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in the Certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm Alliance’s business, operating results and financial condition.

The Certificate of Incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law, subject to certain exceptions. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In addition, The Certificate of Incorporation provides that, unless Alliance consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act, or the rules and regulations promulgated thereunder. There is, however, the uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

A possible “short squeeze” due to a sudden increase in demand of our Class A common stock that largely exceeds supply may lead to price volatility in our Class A common stock.

Investors may purchase our Class A common stock to hedge existing exposure in our Class A common stock or to speculate on the price of our Class A common stock. Speculation on the price of our Class A common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our Class A common stock available for purchase in the open market, investors with short exposure may have to pay a premium to repurchase our common stock for delivery to lenders of our Class A common stock. Those repurchases may in turn, dramatically increase the price of our Class A common stock until investors with short exposure are able to purchase additional Class A common stock to cover their short position. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to the performance or prospects of our Class A common stock and once investors purchase the shares of Class A common stock necessary to cover their short position the price of our Class A common stock may decline.

We may issue additional shares of Class A common stock or preferred shares under the 2023 Plan, which would dilute the interest of our stockholders.

Pursuant to the Certificate of Incorporation, Alliance’s authorized capital stock consists of 490,000,000 shares of Class A common stock, 60,000,000 shares of Alliance Class E common stock and 1,000,000 shares of preferred stock. As of the date of this 10-K, we have 49,167,170 shares of Class A common Stock outstanding and no shares of preferred stock outstanding. We may issue a substantial number of additional shares of common stock or shares of preferred stock under the 2023 Plan. Pursuant to Alliance’s 2023 Omnibus Equity Incentive Plan, Alliance may issue an aggregate of up to 600,000 shares of Class A common stock, which amount may be subject to increase from time to time. For additional information about this plan, please read the discussion under the heading “Alliance’s Executive Compensation — Employee Benefit Plans.” Additionally, as of the date of this 10-K, Alliance has Warrants outstanding to purchase an aggregate of 9,920,000 shares of common stock. Alliance may also issue additional shares of common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness, without stockholder approval, in a number of circumstances.

The issuance of additional common stock or preferred shares:

●	may significantly dilute the equity interest of holders of Class A common stock.
●	may subordinate the rights of holders of shares of common stock if one or more classes of preferred stock are created, and such shares of preferred stock are issued, with rights senior to those afforded to Class A common stock.
●	could cause a change in control if a substantial number of shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and
●	may adversely affect prevailing market prices for the Class A common stock and/or Warrants.

Item 1B. Unresolved Staff Comments.

None.

Item 2. Properties.

Our principal executive offices are located at 8201 Peters Road, Suite 1000, Plantation, FL 33324 and our telephone number is (954) 255-4000. We have no long-term lease commitment. We lease several distribution center facilities:

●	Shepherdsville, Kentucky — A 672,087 square foot facility (including 30,000 square feet of cold storage) leased for $4.48 per square foot through November 30, 2024. We have the right to extend for two additional terms of five years each at fair market rent.

●	Shakopee, Minnesota — A 162,753 square foot facility leased for $4.43 per square foot with 2% annual escalations through May 31, 2024.
●	Shakopee, Minnesota — A 29,688 square foot facility leased for $5.53 per square foot through September 30, 2025.

We also maintain marketing and sales offices in nine cities throughout the United States.

We believe our facilities are adequate and suitable for our current business needs and expect to continue to reduce reliance on fixed office space in the future.

Item 3. Legal Proceedings.

Alliance is currently involved in, and may in the future be involved in, legal proceedings, claims, and government investigations in the ordinary course of business. These include proceedings, claims, and investigations relating to, among other things, regulatory matters, commercial matters, intellectual property, competition, tax, employment, pricing, discrimination, consumer rights, personal injury, and property rights.

Depending on the nature of the proceeding, claim, or investigation, the Company may be subject to monetary damage awards, fines, penalties, or injunctive orders. Furthermore, the outcome of these matters could materially adversely affect Alliance’s business, results of operations, and financial condition. The outcomes of legal proceedings, claims, and government investigations are inherently unpredictable and subject to significant judgment to determine the likelihood and amount of loss related to such matters.

In fiscal year 2023, a class action complaint, titled Matthew McKnight v. Alliance Entertainment Holding Corp. f/k/a Alliance Acquisition Corp., Alliance Sponsor LLC, Thomas Finke, Paul G. Porter, Beatriz Acevedo-Greiff, W. Tom Donaldson III, Dylan Glenn, and Frank Quintero, was filed in the Delaware Court of Chancery against our pre-Business Combination board of directors and executive officers and the Sponsor, alleging breaches of fiduciary duties by purportedly failing to disclose certain information in connection with the Business Combination and by approving the Business Combination. We intend to vigorously defend the lawsuit. There can be no assurance, however, that we will be successful. The Company has accrued $150,000 as of June 30, 2023, based on the expected loss.

While it is not possible to determine the outcomes, the Company believes based on its current knowledge that the resolution of all such pending matters will not, either individually or in the aggregate, have a material adverse effect on the business, results of operations, cash flows or financial condition.

Item 4. Mine Safety Disclosures.

Not applicable.

PART II

Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

Market Information

Our Class A common stock and warrants are quoted on the NASDAQ under the symbol “AENT.”

Holders

Although there are a larger number of beneficial owners, at June 30, 2023, there were 47 holders of record of our Class A common stock and 39 holders of record of our warrants.

Dividends

We have not paid any cash dividends on the Class A common stock to date. We may retain future earnings, if any, for future operations, expansion and debt repayment, and we have no current plans to pay cash dividends for the foreseeable future. Any decision to declare and pay dividends in the future will be made at the discretion of the Board and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that we may deem relevant. We do not anticipate declaring any cash dividends to holders of the Class A common stock in the foreseeable future. Further, our ability to declare dividends may be limited by the terms of financing or other agreements entered by us or our subsidiaries from time to time.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Offerings

We had no sales of unregistered equity securities during the period covered by this annual report that were not previously reported in a Quarterly Report on Form 10-Q or a Current Report on Form 8-K.

On February 11, 2021, we consummated our initial public offering of 11,500,000 units, including 1,500,000 over-allotment units. The units were sold at an offering price of $10.00 per unit, generating total gross proceeds of $115 million. The securities in the offering were registered under the Securities Act on a registration statement on Form S-1 (No. 333-250157). The SEC declared the registration statement effective on February 8, 2021.

We paid approximately $1.1 million in underwriting discounts and commissions, including $60,189 in deferred underwriting commissions upon the Closing of the Business Combination, and $5,294,620 for other offering costs related to the initial public offering.

Of the gross proceeds received from our initial public offering, the full exercise of the over-allotment option and the sale of private placement warrants in connection with the initial public offering, $116.15 million was placed in a trust account.

After deducting payments to existing stockholders of approximately $116.6 million in connection with their exercise of redemption rights, the remaining balance immediately prior to the Closing of approximately $1.7 million remained in the trust account. The remaining amount in the trust account was used to fund the Closing and related transaction expenses.

Item 6. Reserved.

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The objective for the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is to provide information the Company’s management team believes is necessary to achieve an understanding of its financial condition and the results of business operations with particular emphasis on the Company’s future and should be read in conjunction with the Company’s audited consolidated financial statements, and footnotes.

This analysis contains forward-looking statements concerning the Company’s performance expectations and estimates. Other than statements with historical context, commentary should be considered forward- looking and carries with it risks and uncertainties. See

“Statement Regarding Forward-Looking Statements” and Part I, Item 1A. Risk Factors, of this Form 10-K for a discussion of other uncertainties, risks and assumptions associated with these statements.

Alliance is a leading global wholesaler, direct-to-consumer (“DTC”) distributor and e-commerce provider for the entertainment industry. Alliance serves as the gateway between well-known international branded manufacturers of entertainment content, such as Universal Pictures, Warner Brothers Home Video, Walt Disney Studios, Sony Pictures, Lionsgate, Paramount, Universal Music Group, Sony Music, Warner Music Group, Microsoft, Nintendo, Take Two, Electronic Arts, Ubisoft, Square Enix, and others, and leading retailer customers in the United States and internationally, including Walmart, Amazon, Best Buy, Barnes & Noble, Wayfair, Costco, Dell, Verizon, Kohl’s, Target and Shopify, among others. The Company distributes its physical media, entertainment products, hardware, and accessories through an established multi-channel strategy. The Company currently sells its products that it is allowed to export to more than 100 countries around the world.

Alliance provides state-of-the art warehousing and distribution technologies, operating systems and services that seamlessly enable entertainment product transactions to better serve customers directly or through our distribution affiliates. These technology-led platforms with access to the Company’s in stock inventory of over 375,000 SKU products, consisting of vinyl records, video games, compact discs, DVD, Blu-Rays, toys, and collectibles, combined with Alliance’s sales and distribution network, create a modern entertainment physical product marketplace that provides the discerning customer with enhanced options on efficient consumer-friendly platforms inventory. Alliance is the retailers’ back office for in-store and e-commerce solutions. All electronic data interchange (“EDI”) and logistics are operational and ready for existing retail channels to add new products.

Merger and Business Acquisition

Alliance has a proven history of successfully acquiring and integrating competitors and complementary businesses. The Company will continue to evaluate opportunities to identify targets that meet strategic and economic criteria.

On July 1, 2022, Alliance purchased the assets and liabilities of Think3Fold, Inc, a collectibles distribution company. This acquisition resulted in increased shelf space at our largest customer and expanded our product offerings.

On February 10, 2023, Alliance, Adara and Merger Sub consummated the closing of the transactions contemplated by the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Alliance and Adara was effected by the merger of Merger Sub with and into Alliance (the “Merger”), with Alliance surviving the Merger as a wholly-owned subsidiary of Adara. Following the consummation of the Merger on the closing of the Business Combination, Adara changed its name from Adara Acquisition Corp. to Alliance Entertainment Holding Corporation.

While the legal acquirer in the Business Combination Agreement was Adara, for financial accounting and reporting purposes under U.S. GAAP, Legacy Alliance was the accounting acquirer, and the Merger was accounted for as a “reverse recapitalization.” A reverse recapitalization (i.e., a capital transaction involving the exchange of stock by Adara for Legacy Alliance’s stock) does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of Legacy Alliance in many respects. Accordingly, the consolidated assets, liabilities, and results of operations of Legacy Alliance became the historical consolidated financial statements of the combined company, and Adara’s assets, liabilities and results of operations were consolidated with Legacy Alliance beginning on the acquisition date. Operations prior to the Merger are presented as those of Legacy Alliance in future reports. The net assets of Adara were recognized at historical cost (which was consistent with carrying value), with no goodwill or other intangible assets recorded.

Upon consummation of the Merger, the most significant change in Legacy Alliance’s future reported financial position and results of operations was a decrease in net Equity of $787,000 as compared to Legacy Alliance’s consolidated balance sheet.

As a result of the Merger, Alliance Entertainment became the successor to an SEC-registered company, which requires us to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

Covid-19 and Macroeconomic Uncertainties

The residual effects of the Covid-19 pandemic will continue to directly or indirectly impact our business and the results of operations and financial impact, including expenses and employee-related costs, but are highly dependent on future developments that are uncertain at this time. While we maintained uninterrupted operations during the pandemic, macroeconomic conditions and supply chain disruptions resulted in downstream shocks. The most pronounced consequences were the exorbitant international shipping costs for arcades, and the incremental Marketing Development Funds in the form of customer rebates recorded during year ended June 30, 2023. The disruptions in the transportation industry resulted in higher landed costs and a $8.2 million write down was recorded for units sold and a $7.1 million write down for gaming arcade units on-hand. In addition, customer rebates of approximately $12.2 million were incurred to spur demand for arcades. Finally, approximately $4.6 million of incremental storage costs was recognized to warehouse excess arcade inventory.

Any new information that emerges concerning Covid-19, including the actions taken to contain or manage, as well as the economic impact on local, regional, national customers, suppliers and markets, are uncertain and cannot be predicted at this time. However, the management team is actively monitoring internal and external factors and assessing the potential impact on its financial performance, liquidity, operations, and workforce; however, the full extent of the risk is uncertain.

Inflation typically affects us by increasing our cost of finished products purchased from studios and manufacturers, freight & shipping costs, and payroll. The short-term impact of inflation on the results of the company’s operations is largely dependent on whether we can pass through incremental cost to our customers, which is subject to market conditions. During fiscal year 2021, we began to experience inflationary pressure on freight and labor. Disruptions in the transportation industry resulted in higher landed costs of $15.3 million, which was recorded as an inventory write down for the year ended June 30, 2023. Subsequently, cargo container shipping costs have returned to pre-Covid levels. More recently, consistent with other retailers and distributors, higher interest rates and energy costs began to affect economic conditions in the United States. Inflation risk may deter consumer spending if economic conditions worsen, and our results of operations could be adversely affected if the high inflation continues for an extended period. We continue to monitor interest rates and believe they will have some impact on operations until they stabilize. Combined, general business conditions and inflationary factors may impact sales, gross profits, and gross margins.

Key Performance Indicators

Management monitors and analyzes key performance indicators to evaluate financial performance, including:

Net Revenue: To derive Net Revenue, the Company reduces total gross sales by customer returns, returns reserve, and allowances including discounts.

Cost of Revenues (excluding depreciation and amortization): Our cost of revenues reflects the total costs incurred to market and distribute products to customers. Changes in cost are impacted primarily by sales volume, product mix, product obsolescence, freight costs, and market development funds (“MDF”).

Margins: To analyze profitability, the Company reviews gross and net margins in dollars and as a percent of revenue by line of business and product line.

Operating Expenses: Our Operating Expenses are the direct and indirect costs associated with the distribution and fulfillment of products and services. They include both Distribution and Fulfillment and Selling, General and Administrative (SG&A) Expenses. The Distribution and Fulfillment Expenses are the payroll and operating expenses associated with the receipt, warehousing, and distribution of product.

Selling, General and Administrative Expenses: The Selling, General and Administrative Expenses are payroll and operating costs for Information Technology, Sales & Marketing, and General & Administrative functions. In addition, we include Depreciation and Amortization expenses and Transaction Costs, if applicable.

Balance Sheet Indicators: The Company views cash, product inventory, accounts payable, and working capital as key indicators of its financial position.

Alliance Entertainment Holding Corporation

Results of Operations Year Ended June 30, 2023, Compared to Year Ended

June 30, 2022

	Year Ended	Year Ended
($ in thousands)	June 30, 2023	June 30, 2022
Net Revenues	$1,158,722	$1,417,377
Cost of Revenues (excluding depreciation and amortization)	1,054,788	1,234,995
Operating Expenses
Distribution and Fulfillment Expense	62,841	64,260
Selling, General and Administrative Expense	59,057	58,110
Depreciation and Amortization	6,629	8,259
Transaction Costs	5,014	(251)
IC DISC Commissions	2,833	9,907
Restructuring Costs	306	—
Total Operating Expenses	136,680	140,285
Operating (Loss) Income	(32,746)	42,098
Other Expenses
Change in Fair Value of Warrants	1	—
Interest Expense, Net	11,715	4,056
Total Other Expenses	11,716	4,056
(Loss) Income Before Income Tax (Benefit) Expense	(44,462)	38,042
Income Tax (Benefit) Expense	(9,058)	9,423
Net (Loss) Income	(35,404)	28,619

Net Revenue: Year-over-year, total Net Revenues decreased from $1,417 million to $1,159 million (-$259 million or -18%) for the year ended June 30, 2023. Along with other Retailers and Distributors in the United States, we are not immune to the macroeconomic headwinds caused by increased inflation and interest rates. Our business to business (“B2B”) customer base, which are primarily retailers, are reacting relatively conservatively with their inventory positions due to economic uncertainty and those retailers have their own inventory supply chain challenges. Our direct to consumer (“DTC”) channels are facing constant competition and it’s important for our merchants to keep investing while keeping a tight rein on inventories. Our B2B wholesale customer base revenue was down almost 20% over the previous year due to their relatively rigorous inventory management. However, as economic conditions stabilized, our B2B revenues improved to -8% year over year in Q4. For the year ended June 30, 2023, our DTC omni-channel sales decreased 11%, our Direct2You division outperformed B2B with sales up 7% year over year.

Year-over-year, for the year ended June 30, 2023, vinyl sales decreased 2% to $324 million. Gaming products revenue decreased 30% to $391 million; however, the decline in demand for physical gaming products presents an opportunity as we expect to benefit from industry consolidation. Combined, for the year ended June 30, 2023, gaming and vinyl revenue totaled $715 million and 62% of our revenue mix compared to $887 million and 63% of total revenue in the prior year. While we captured an increase in the average selling price in Gaming, it was not enough to offset the negative impact of decreased volume. For the year ended June 30, 2023, the average selling price of Vinyl was flat and volume was down marginally; however, for the trailing three months, both price and volume improved year over year. Consumer Products, including revenue from our July 1, 2022, acquisition of Think3Fold, increased from $58 million to $80 million ($22 million, 37%) versus the prior year. We benefited from an increase in both the average selling price and volume. As the popularity of collectibles grows, an increasing number of musicians, celebrities, sport organizations, and content providers are expanding their portfolio of merchandise as a way to connect with their audiences. The average selling price of music Compact Disc’s (CD’s) was essentially flat, and a decrease in volume resulted in a 16% year-over-year revenue decline. We expect this trend for CDs to continue due to the popularity and growth of on-line streaming services. Similarly, physical movie sales declined 28% year over year as the average price increase was not enough to offset the reduction of volume.

Cost of Revenues: Total cost of revenues, excluding depreciation and amortization, decreased from $1,235 million to $1,055 million ($180 million or 15%) year over year primarily due to the direct relation of product costs to sales volume. Gross Margin dollars declined as a result of lower sales and a lower overall product margin of 9.0% compared to 12.9% in the prior year. The gross margin decline of approximately 4% points for the year ended June 30, 2023, over the same period prior year, was primarily due to an inventory adjustment to address the exorbitant landed cost experienced during supply chain disruptions related to Covid and reduced supplier marketing development funds (MDF). The Company recorded an inventory write-down of $7.1 million to reduce its gaming arcades to their estimated net realizable value. In addition, excessive transportation costs of $15.3 million, arcade markdowns of $12.2 million, and additional reserves for consumer products inventory of $3.7 million were recorded. The postponement of some theatrical releases delayed MDF in the form of Price Protection. Price Protection is the mechanism used by vendors to stimulate sales when demand slows to reduce the return of product. Also, since gaming products are largely non-returnable, the supply chain does not have an established practice and cadence for mark downs like the movie and music industries. As such, gaming products typically require the distributor to bear the risk of slow-moving inventory which may increase the cost of goods sold as a percentage of sales. The change in MDF in future periods is dependent on consumer demand for gaming products and the volume and success of new movie and music releases. In addition, higher freight costs negatively impacted the cost of sales due to general rate hikes and incremental fuel surcharges.

Operating Expenses: Total Operating Expenses as a percentage of net revenue increased year-over-year from 9.9% to 11.8%. Total Distribution and Fulfillment Expense, as a percentage of net revenue, increased from 4.5% to 5.4% for the year ended June 30, 2023, versus the same period prior year. Fulfillment payroll was $40.4 million for the year ended June 30, 2023, and $46.5 million for the same period of the prior year. Despite low unemployment rates, the average cost per labor hour is down 3% versus the prior year as we increased our throughput rate and reduced our use of overtime. To address the scarcity of labor resources, we are investing in additional warehouse automation and will continue to use temporary labor forces to manage changes in demand. We believe that for the foreseeable future, there will continue to be upward pressure on labor costs and availability; however, our investment in warehouse automation began to show significant improvements in fiscal Q4. The primary factor for the increased Fulfillment expenses is storage fees, which amounted to $4.6 million for the year ended June 30, 2023. The annual storage expenses will decline as the incremental inventory occupying this space is sold. Total Selling, Administrative, and General costs increased by $0.6 million or 1% versus the same period last year; however, non-customer impact staffing reductions were made in Q4 to reduce costs and position the company for the future. For the year ended June 30, 2023, vs same period prior year, Consolidated Depreciation and Amortization expense decreased from $8.3 million to $6.6 million ($1.6 million or -20%) due to fully depreciated assets and the declining balance method of intangible asset amortization. Transaction Costs for the year ended June 30, 2023, were $5.0 million for expenses related to the Think3Fold acquisition and the merger with Adara. These expenses were required for legal, financial advisory and other professional fees associated with the acquisition and execution of the business combination agreement. Year over year, the IC DISC Commissions decreased from $9.9 million to $2.8 million due to reduced eligible sales and elimination of the IC DISC. The owners of the IC-DISC forgave the commission expense for the calendar year ended December 31, 2022, which was recorded as a capital contribution by our shareholders.

Interest Expense: For the year ended June 30, 2023, Interest Expense increased from $4.1 million to $11.7 million ($7.6 million or 189%) versus the prior year. The primary driver for the increase was a higher average revolver balance of $156 million and an increase of 3.7% points of effective interest rate to 6.0%.

Income Tax: For the year ended June 30, 2023, an income tax benefit of $9.1 million was recorded compared to an expense of $9.4 million for the same period in the prior year. Alliance reported a pretax loss of $(44.5) million and pretax net income of $38.0 million for the years ended June 30, 2023, and 2022, respectively. The annual effective tax rate (“ETR”) for the year ended June 30, 2023, was -21%. Provision for income taxes, effective tax rate and statutory federal income tax rate for the years ended June 30, 2023 and 2022 were as follows:

	Year Ended	Year Ended
($ in thousands)	June 30, 2023	June 30, 2022
Income tax (benefit) expense	$(9,058)	$9,423
Effective tax rate	(21)%	26%
Statutory federal income tax rate	21%	21%

Non-GAAP Financial Measures: For the year ended June 30, 2023, we had non-GAAP Adjusted EBITDA of approximately $(17.6) million compared with Adjusted EBITDA of approximately $60.0 million prior year. Adjusted EBITDA for the year ended June 30, 2023, includes excessive transportation costs of $15.3 million, arcade markdowns of $12.2 million, incremental arcade storage fees of $4.6 million and additional reserves for consumer products inventory of $3.7 million. We define Adjusted EBITDA as net gain or loss adjusted to exclude: (i) income tax expense; (ii) other income (loss); (iii) interest expense; and (iv) depreciation and amortization expense and (v) other infrequent, non- recurring expenses. Our method of calculating Adjusted EBITDA may differ from other issuers and accordingly, this measure may not be comparable to measures used by other issuers. We use Adjusted EBITDA to evaluate our own operating performance and as an integral part of our planning process. We present Adjusted EBITDA as a supplemental measure because we believe such a measure is useful to investors as a reasonable indicator of operating performance. We believe this measure is a financial metric used by many investors to compare companies. This measure is not a recognized measure of financial performance under GAAP in the United States and should not be considered as a substitute for operating earnings (losses), net earnings (loss) from continuing operations or cash flows from operating activities, as determined in accordance with GAAP. See the table below for a reconciliation, for the periods presented, of our GAAP net income (loss) to Adjusted EBITDA.

	Year Ended	Year Ended
($ in thousands)	June 30, 2023	June 30, 2022
Net (Loss) Income	$(35,404)	$28,619
Add back:
Interest Expense	11,715	4,056
Income Tax (Benefit) Expense	(9,058)	9,423
Depreciation and Amortization	6,629	8,259
EBITDA	(26,118)	50,357
Adjustments
IC-DISC	2,833	9,907
SPAC Merger Transaction Cost	5,014	(251)
Restructuring Cost	306	—
Stock-based Compensation Expense	216	—
Change in Fair Value of Warrants	1	—
Contingent Loss	150	—
Gain on Disposal of PPE	(3)	—
Adjusted EBITDA	$(17,601)	$60,013

Adjusted EBITDA for the year ended June 30, 2023, includes the following expenses:

Excessive International Transportation Costs (Units Sold)	$8,241	—
Excessive International Transportation Costs (On Hand)	7,100	—
Markdown for Arcades Sold	12,156	—
Incremental Storage Fees Arcades	4,643	—
Consumer Products Inventory Reserve	3,700	—
Total	$35,840	—

LIQUIDITY AND CAPITAL RESOURCES

Liquidity: As of June 30, 2023 we had cash and cash equivalents and borrowing capacity under the revolving credit facility of $0.9 million and of $1.7 million, respectively. Our primary sources of liquidity are existing cash and cash equivalents, cash provided by operating activities, and borrowings under our credit facilities. On September 29, 2020, the credit line with Bank of America was extended for three years and increased from $125 million to $175 million. On June 30, 2022, the credit line with Bank of America was amended for the current period which ends September 29, 2023, and increased from $175 million to $225 million. On April 21, 2023, in connection with the Amendment No. 12 as defined below, the Credit Facility with Bank of America was reduced from $225 million to $175 million.

	June 30,	June 30,
($in millions)	2023	2022
Revolver Balance	$133	$136
Availability	2	48

Our principal source of liquidity is our borrowing capacity under the revolving credit facility with Bank of America and cash generated from operations. The revolving credit facility, which was scheduled to expire on September 29, 2023, was extended for 93-days in connection with Amendment No. 13 as defined below. Management is in active discussions with lenders to renew the revolver and expect to have it in place prior to the expiration of the revised term which expires on December 31, 2023. Since we do not have a revised long-term revolver in place, along with the Company’s losses from operations, there is a substantial doubt as to the Company’s ability to continue as a going concern for one year from the issuance of the June 30, 2023 financial statements. The consolidated financial statements included herein have been prepared assuming that we will continue as a going concern and do not include mitigation efforts that might result from the outcome of this uncertainty. Management is currently evaluating cost reduction opportunities, process efficiencies, and its overall growth and diversification strategy. If we are unable to get an extension of our revolver and implement our mitigation efforts, we may need to alter our operations including ceasing some functions.

As disclosed in Note 8 to the Company’s consolidated financial statements, during the year ended June 30, 2023, the Company failed to meet the Fixed Charge Coverage Ratio covenant requirement. On April 21, 2023, certain subsidiaries of the Company, as Borrowers thereunder (the “Borrowers”), entered into an Amendment Number Twelve and Waiver (“Amendment No. 12”) to the Credit Facility. Amendment No. 12 provides for the waiver by Bank of America and the Required Lenders (as defined in the Credit Facility) of certain specified events of default under the Credit Facility, including the failure by the Borrowers to meet the Fixed Charge Coverage Ratio covenant requirement for the twelve trailing months ended November 30, 2022, December 31, 2023, January 31, 2023 and February 28, 2023 and certain other non-financial covenant breaches, and modifies the Credit Facility to, among other things, (i) suspend the Fixed Charge Coverage Ratio covenant requirement until the first calendar month end for which the Borrowers are in compliance with such requirement (the “Fixed Charge Coverage Compliance Date”), and (ii) add an additional covenant requiring the Borrowers to maintain specified minimum levels of EBITDA, which requirement will remain in effect until the Fixed Charge Coverage Compliance Date.

On April 21, 2023, certain subsidiaries of the Company, as Borrowers thereunder (the “Borrowers”), entered into an Amendment Number Twelve and Waiver (“Amendment No. 12”) to the Credit Facility. Amendment No. 12 provides for the waiver by Bank of America and the Required Lenders (as defined in the Credit Facility) of certain specified events of default under the Credit Facility, including the failure by the Borrowers to meet the Fixed Charge Coverage Ratio covenant requirement for the twelve trailing months ended November 30, 2022, December 31, 2023, January 31, 2023 and February 28, 2023 and certain other non- financial covenant breaches, and modifies the Credit Facility to, among other things, (i) suspend the Fixed Charge Coverage Ratio covenant requirement until the first calendar month end for which the Borrowers are in compliance with such requirement (the “Fixed Charge Coverage Compliance Date”), and (ii) add an additional covenant requiring the Borrowers to maintain specified minimum levels of EBITDA, which requirement will remain in effect until the Fixed Charge Coverage Compliance Date. Pursuant to Amendment No. 12, the Borrowers agreed to pay to Agent a waiver fee in the amount of $179,883.

On September 13, 2023, certain subsidiaries of Alliance Entertainment Holding Corporation, a Delaware corporation (the “Company” or “Alliance”), as Borrowers thereunder (the “Borrowers”), entered into an Amendment Number Thirteen and Waiver (“Amendment No. 13”) to the Loan and Security Agreement (the “Credit Facility”) with Bank of America, N.A. (the “Agent”), as agent for the Lenders thereunder. Pursuant to Amendment No. 13, (i) the termination date of the Credit Facility was extended to December 31, 2023, (ii) the definitions of Subordinated Debt and Permitted Contingent Obligations were amended, (iii) the Borrowers are not permitted to create, incur, guarantee or offer to exit any new debt or liens, other than certain specified liens, or to make or declare any distribution, other than certain permitted distributions, (iv) loans and advances that were previously permitted, as well as previously permitted acquisitions, will be considered restricted investments and may not be made, (v) the Borrowers may not make any loans or advances of money to any persons, and (vi) the lenders waived certain events of default, including certain breaches of negative covenants. Our liquidity position has not changed significantly since the Merger, and we intend to principally rely on our borrowing capacity under the Credit Facility as well as any renewal of such facility. Since the exercise price of the Warrants of $11.50 per share is significantly greater than the current market price of the Class A common stock, we do not expect the Warrants to be exercised until such time, if ever, that the market price of the Class A common stock exceeds the exercise price of the Warrants. Although the Company does not currently intend to do so, following this offering, the Company may seek to raise additional capital through the sale of equity securities.

The receipt of cash proceeds from the exercise of our Warrants is dependent upon the market price exceeding the $11.50 exercise price and the Warrants being exercised for cash. The $11.50 exercise price per share of the Warrants is considerably higher than the $1.32 closing sale price of the Class A common stock on October 17, 2023. If the price of our Class A Common Stock remains below the respective Warrant exercise prices per share, we believe warrant holders will be unlikely to cash exercise their Warrants, resulting in little or no cash proceeds to us.

In addition, we may lower the exercise price of the Warrants in accordance with the Warrant Agreement to induce the holders to exercise such warrants. We may effect such reduction in exercise price without the consent of such warrant holders and such reduction would decrease the maximum amount of cash proceeds we would receive upon the exercise in full of the Warrants for cash. Further, the holders of the Private Warrants and the Underwriter Warrants may exercise such Warrants on a cashless basis at any time and the holders of the Public Warrants may exercise such Warrants on a cashless basis at any time a registration statement is not effective and a 10-K is not currently available for the issuance of shares of Class A common stock upon such exercise. Accordingly, we would not receive any proceeds from a cashless exercise of Warrants.

Cash Flow: The following table summarizes our net cash provided by or used on operating activities, investing activities and financing activities for the periods indicated and should be read in conjunction with our consolidated financial statements for the year ended June 30, 2023 and 2022.

	Year Ended
($ in thousands)	June 30, 2023	June 30, 2022
Net Income (Loss)	$(35,404)	$28,619
Net Cash (Used In) Provided By:
Operating Activities	3,388	(83,554)
Investing Activities	(824)	(50)
Financing Activities	(3,157)	81,038

For the year ended June 30, 2023, on a net loss of $(35.4) million, the Company’s cash provided by operating activities was $3.4 million versus $(83.6) million used in operations for the year ended June 30, 2022. The primary drivers, year over year, was a $64.0 million decline in Net Income combined with a $99.7 million reduction in Inventory vs. an increase of $108 million prior year. Less inventory was required to support sales for the year ended June 30, 2023, due to the relatively high inventory position on June 30, 2022, because of the supply chain disruptions that occurred in the prior year. As a result, Accounts Payable increased approximately $69 million vs. an increase of $16 million prior year because of liabilities related to the Think3Fold acquisition and less pre-paid purchases which were required to support the gaming inventory prior year. In addition, Deferred Income Taxes increased by $8.2 million due to fiscal year 2023 losses. Other Assets decreased by $5.0 million primarily due to the merger-related transactions costs that were classified as prepaids and subsequently expensed.

The cashflow from investing activities was marginal due to the combined net working capital structure of the acquisition transaction attributed to Cash Paid for Business Acquisition of Think3Fold that was acquired for no consideration.

Net cash used in financing activities was $3.2 million for the year ended June 30, 2023, versus cash provided of $81.0 million for the same period prior year. The primary reason for the decline was reduced borrowing, necessary to maintain lower, desired inventory levels.

Critical Accounting Policies and Estimates

The consolidated financial statements and disclosures have been prepared in accordance with generally accepted accounting principles (GAAP) which requires that management apply accounting policies, estimates, and assumptions that impact the results of operations and the reported amounts of assets and liabilities in the financial statements. Management uses estimates and judgments based on historical experience and other variables believed to be reasonable at the time. Actual results may differ from these estimates under a separate set of assumptions or conditions. Note 1 of the Notes to the Consolidated Financial Statements includes a summary of the significant accounting policies and methods used by the Company in the preparation of its consolidated financial statements. Management believes that of the Company’s significant accounting policies and estimates, the following involve a higher degree of judgment or complexity:

Inventory and Returns Reserve: Product inventory is recorded at the lower of cost or net realizable value. The valuation of inventory requires significant judgment and estimates, including evaluating the need for any adjustments to net realizable value related to excess or obsolete inventory to ensure that the inventory is reported at the lower of cost or net realizable value. For all product categories, the Company records any adjustments to net realizable value, if appropriate, based on historical sales, current inventory levels, anticipated customer demand, and general market conditions.

For the year ended June 30, 2023, the Company performed a net realizable value analysis to determine if a reserve or write- down was necessary for excess or obsolete inventory. The two most critical assumptions in the analysis were the estimated monthly sales and the average sales price. In the analysis of the average sales price, we considered our master pricing list or alternative approximations of net realizable value including: (a) Estimates based on fluctuations of market price or cost of manufacturing similar items, (b) Invoices for new purchases made after the year-end from the original supplier of the inventory item, if sales prices are not available (replacement cost), and/or (c) Advertised prices on product brochures, also considering possible discounts, costs to complete and sell, and salability. Management completed an analysis of the net realizable value of inventory and recognized a $7.1 million write-down for gaming arcades and $3.7 million for consumer products to their estimated net realizable value, which was recorded in cost of revenue during the year ended June 30, 2023. Prolonged macroeconomic instability in the United States including interest rates, inflation, or supply chain disruption could materially impact our assumptions for net realizable value.

Goodwill and Definite-Lived Intangible Assets, Net: The Company tests its goodwill for impairment on an annual basis, or upon the occurrence of an event or circumstances that may indicate the fair value of the entity is less than it’s carrying amount. For the year ended June 30, 2023, the Company tested goodwill for impairment at the entity level, since there is one Reporting Unit. As part of the analysis, we performed a discounted cash flow based on the Company’s three-year projections and determined that the fair value of equity is higher than the carrying value of equity. As such, the Company’s analysis concluded that there was no impairment to goodwill.

When a triggering event occurs, the Company has an option to first perform a qualitative assessment to determine whether it is more likely than not (i.e., 50% likely) that the fair value of the entity is less than it’s carrying amount. If the Company elects to use the qualitative option, it must decide whether it is more than 50% likely that the fair value of the entity is less than its carrying amount. If so, the one-step impairment test is required. However, if management concludes that fair value exceeds the carrying amount, further testing is unnecessary. Goodwill impairment is calculated as the amount by which the carrying amount of the entity including goodwill exceeds its fair value.

Intangible assets are stated at cost, less accumulated amortization. Amortization of customer relationships and lists is recorded using an accelerated method over the useful lives of the related assets, which range from 10 to 15 years. Covenants not to compete, trade name and favorable leases are amortized using the straight-line method over the estimated useful lives of the related assets, which range from 5 to 15 years.

Impairment of Long-Lived Assets: Recoverability of long-lived assets, including property and equipment, goodwill and certain identifiable intangible assets are evaluated whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Factors considered important which could trigger an impairment review include but are not limited to significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, significant decrease in the market value of the assets and significant negative industry or economic trends. In the event the carrying amount of the long-lived assets may not be recoverable based upon the existence of one or more of the indicators, the assets are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual deposition. If the carrying amount of an asset exceeds the sum of the estimated future undiscounted cash flow, an impairment loss is recorded for the excess of the asset’s carrying amount over its fair value. There was no impairment during the year ended June 30, 2023, or 2022.

As of the date of the annual goodwill impairment test, the fair value of the Company’s reporting unit exceeded its carrying value by less than 10%. Either a reduction in the long-term growth rate by more than 25 basis points or an increase in the discount rate by 65 basis points would result in the carrying value of the Company’s reporting unit exceeding its fair value, resulting in an impairment loss of the Company’s goodwill, which amounts to $89,116 as of June 30, 2023. Given the inherent uncertainties on the macroeconomic conditions and interest rates in general, actual results may differ from management’s current estimates and could have an adverse impact on one or more of the assumptions used in our quantitative model related to impairment assessment, resulting in potential impairment charges in subsequent periods.

Business Combinations — Valuation of Acquired Assets and Liabilities Assumed: The Company allocates the purchase price for each business combination, or acquired business, based upon (i) the fair value of the consideration paid and (ii) the fair value of net assets acquired, and liabilities assumed. The determination of the fair value of net assets acquired and liabilities assumed requires estimates and judgements of future cash flow expectations for the acquired business and the allocation of those cash flows to identifiable tangible and intangible assets. Fair values are calculated by applying estimates related to Internal Rate of Return (IRR) and Weighted Average Cost of Capital (WACC) assumptions as well as incorporating expected cash flows into industry standard valuation techniques. Goodwill is the amount by which the purchase price consideration exceeds the fair value of tangible and intangible assets acquired, less assumed liabilities. Intangible assets, such as customer relations and trade names, when identified, are separately recognized and amortized over their estimated useful lives, if considered definite lived. Acquisition costs are expensed as incurred and are included in the consolidated statements of operations and comprehensive income.

Warrant Liability – The Company’s warrant liability is remeasured at fair value as of the reporting period balance sheet date. The fair value of the Private Warrant was measured using the Lattice model approach. Significant inputs into the respective models at June 30, 2023 and February 10, 2023 (the initial recognition) are as follows:

	June 30,	February 10,
	2023	2023
Stock Price	$2.55	$3.30
Exercise price per share	$11.50	$11.50
Risk-free interest rate	4.16%	3.58%
Expected term (years)	4.6	4.8
Expected volatility	34.6%	28.6%
Expected dividend yield	—	—

The warrants are scheduled to expire on February 10, 2028.

The significant assumptions using the Lattice model approach for valuation of the Private Placement Warrants and Representative Warrants were determined in the following manner:

●	Risk-free interest rate: the risk-free interest rate is based on the U.S. Treasury rate with a term matching the time to expiration.
●	Expected term: the expected term is estimated to be equivalent to the remaining contractual term.
●	Expected volatility: expected stock volatility is based on daily observations of the Company’s historical stock value and implied by market price of the Public Warrants, adjusted by guideline public company volatility.
●	Expected dividend yield: expected dividend yield is based on the Company’s anticipated dividend payments. As the Company has never issued dividends, the expected dividend yield is 0% and this assumption will be continued in future calculations unless the Company changes its dividend policy.

Item 7A. Quantitative and Qualitative Disclosures about Market Risk.

Not applicable.

Item 8. Financial Statements and Supplementary Data.

This information appears following Item 15 of this annual report and is included herein by reference.

Item 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

None.

Item 9A. Controls and Procedures.

Disclosure Controls and Procedures

Our management, under the direction of and with the participation of our Chief Executive Officer and Chief Financial Officer, evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act) as of June 30, 2023. Based on the evaluation of our disclosure controls and procedures, our management concluded that, as of June 30, 2023, our disclosure controls and procedures were not effective due to the material weaknesses described below. These material weaknesses in our internal control over financial reporting relates to the fact that Alliance did not have the necessary business processes and related internal controls formally designed and implemented to provide reasonable assurance regarding the reliability of the financial reporting and the preparation of our financial statements in accordance with U.S. generally accepted accounting principles, as described further below. We have added and continue to evaluate the need for additional controls over the accounting and financial reporting requirements related to certain non-routine transactions, which are still being designed and implemented. The material weaknesses will not be considered remediated until such time as management designs and implements effective controls that operate for a sufficient period of time and has concluded, through testing, that these controls are effective.

As discussed elsewhere in this annual report, we completed the Merger on February 10, 2023. The design of internal control over financial reporting for the post-Merger Company has required and will continue to require significant time and resources from management and other personnel to complete ongoing integration efforts. As a result, management was unable, without incurring unreasonable effort or expense, to conduct an assessment of our internal control over financial reporting as of June 30, 2023. Accordingly, we are excluding management’s report on internal control over financial reporting in accordance with Section 215.02 of the SEC Division of Corporation Finance’s Regulation S-K Compliance & Disclosure Interpretations.

Although management did not conduct a formal assessment of internal control over financial reporting, in connection with the audits of our consolidated financial statements for the years ended June 30, 2023, and 2022, management has identified material weaknesses in internal control over financial reporting. As previously disclosed, the Company disclosed a material weakness as of June 30, 2022, related to the accounting for the classification of the outstanding balance of the Credit Facility, net. During the year ended June 30, 2023, Management continued to assess the design and implementation of controls over financial reporting as the Company transitioned to becoming publicly-traded. As a result of such assessment, additional control deficiencies were identified within the overall control environment.

Material Weaknesses in Internal Control Over Financial Reporting

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual consolidated financial statements will not be prevented or detected on a timely basis. As of June 30, 2023, the following material weaknesses existed:

Entity Level Controls

Management did not maintain appropriately designed entity-level controls impacting the (1) control environment, (2) risk assessment procedures, and (3) Board of Director’s oversight, including monitoring activities to prevent or detect material misstatements to the financial statements and assess whether the components of internal control were present and functioning. These deficiencies were primarily attributed to an insufficient number of qualified resources to support and provide proper oversight and accountability over the performance of controls.

Control Activities

Management did not have adequate selection and development of effective control activities resulting in the following material weaknesses:

●	Information Technology (IT) General Controls – Certain information technology general controls for security and administration of key IT systems were not designed properly or did not operate effectively. Specifically, (i) periodic user access reviews of roles and permissions were not performed sufficiently throughout the period for certain key IT systems, and (ii) certain key IT systems were not logically restricted, resulting in improper segregation of duties for certain business processes.
●	Financial Close Processes – Management did not design and maintain formal accounting policies, and effective control activities over certain routine aspects of financial reporting. Specifically, management did not design and maintain effective controls over (i) the financial reporting process, including management review controls over areas of accounting such as revenue, inventory, accounts payable, income taxes and payroll, at an appropriate level of precision to detect a material misstatement and sufficient appropriate evidence was not maintained to support the execution and evaluation of the controls performed, (ii) the monthly financial close process, including the review of journal entries, account reconciliations, and analysis of recorded balances, and (iii) the completeness and accuracy of information used by control owners in the operation of certain controls.
●	Disclosures and Internal Control Over Financial Reporting – The Company did not have the necessary business processes and related internal controls over financial reporting formally designed and implemented to address the accounting and financial reporting requirements related to certain routine and non-routine transactions. Specifically, the controls failed to detect required disclosures, and errors in the accounting for the classification of the outstanding balance of the revolving credit facility, net, as of June 30, 2022, as previously disclosed in the audited consolidated financial statements as of and for the year ended June 30, 2022, and as of September 30, 2022.
●	Annual Impairment Analysis – Management did not design and implemented control activities that would allow the proper and timely identification, over the annual impairment analysis, of (i) triggering events and quantitative assessment approach used; and (ii) assessing completeness and accuracy of information used in the segment and reporting unit determination.

Remediation Plan for Material Weaknesses

In response to the material weaknesses noted above, the Company’s management began to take actions to remediate the identified material weaknesses in internal control over financial reporting during the fiscal year ended June 30, 2023. As part of management’s remediation plan, certain efforts were put into place and were underway prior to June 30, 2023. Both new and revised controls that management started to implement in the second fiscal quarter of 2023 as part of the remediation plan require a period of seasoning to allow for a sufficient operating effectiveness testing sample. Management plans to build on and continue such efforts going into the fiscal year ending June 30, 2024, in order to successfully remediate the identified material weaknesses. The remediation actions include, but are not limited to, the following:

Entity Level Controls – In an effort to provide additional support, oversight and accountability over the performance of controls, the Company is evaluating enhancing its key financial reporting positions. Management will continue to assess the composition of its resource needs, both internal and external, which may include adding additional accounting and compliance resources. Management may also consider engaging third-party advisors when necessary to supplement its existing resources.

Information Technology General Controls – User access assessments for logical security (roles and privileges) will be performed and periodic user access reviews for key IT systems will be implemented. All IT processes will be centrally managed and IT Management will consider transition certain hosting and administration responsibilities to third-parties.

Financial Close Process, Disclosures and Internal Control Over Financial Reporting, and Annual Impairment Analysis – Our remediation plan related to these material weaknesses include:

●	Management will enhance the design of and implement controls around the rigor of the review process, and retention of sufficient appropriate evidence over revenue, inventory, accounts payable, payroll, income taxes, credit facility, journal entries, and other business processes.
●	Developing monitoring controls and protocols that will allow us to timely assess the design and the operating effectiveness of controls over financial reporting and make necessary changes to the design of controls, if any.
●	Engaging a professional third-party service provider to assist management with the design and implementation of internal controls.
●	With the assistance from the third-party service provider, and under the supervision of the Chief Financial Officer, commencing the design and implementation of significant process transaction flows and key controls in the Company’s business processes, including revenue, inventory, income taxes, periodic impairment assessment, and IT environment.
●	Adopting a process to identify and assess the Company’s disclosure controls and procedures, including the preparation and review of presentation and disclosure requirement checklists, and review of the completeness and accuracy of the underlying support of amounts contained in the financial statements.

Despite the existence of the material weaknesses, we believe the financial information presented herein is materially correct and in accordance with generally accepted accounting principles in the United States.

The elements of our remediation plan can only be accomplished over time, and we can offer no assurance that these initiatives will ultimately have the intended effects. As management continues to evaluate and work to improve our internal control over financial reporting, management may determine it is necessary to take additional measures to address the material weakness. The material weakness will not be considered remediated unless and until such time as management designs and implements effective controls that operate for a sufficient period of time and concludes, through testing, that these controls are effective. Until the controls have been operating for a sufficient period of time and management has concluded, through testing, that these controls are operating effectively, the material weakness described above will continue to exist. Management will monitor the progress of the remediation plan and report regularly to the audit committee of the board of directors on the progress and results of the remediation plan, including the identification, status and resolution of internal control deficiencies. We can provide no assurance that the measures we have taken and plan to take in the future will remediate the material weakness identified or that any additional material weakness or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future these controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

Management’s Report on Internal Controls Over Financial Reporting

As required by SEC rules and regulations implementing Section 404 of the Sarbanes-Oxley Act, our management is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). Our internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our consolidated financial statements for external reporting purposes in accordance with U.S. GAAP. Our internal control over financial reporting includes those policies and procedures that:

(1)	pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of our company,
(2)	provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with GAAP, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors, and
(3)	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect errors or misstatements in our consolidated financial statements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree or compliance with the policies or procedures may deteriorate.

This Annual Report on Form 10-K does not include an attestation report of our independent registered public accounting firm due to our status as an emerging growth company under the JOBS Act.

Changes in Internal Control over Financial Reporting

Except as described above, there were no changes in our internal control over financial reporting during the most recent fiscal quarter that were identified in connection with management’s evaluation required by paragraph (d) of Rules 13d-15 and 15d-15 under the Exchange Act that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Item 9B. Other Information.

None.

Item 9C. Disclosure Regarding Foreign Jurisdictions that Prevent Inspections.

Not applicable.

PART III

Item 10. Directors, Executive Officers and Corporate Governance.

Our current directors and executive officers are as follows:

Name	Age	Position
Bruce Ogilvie	65	Executive Chairman of the Board and AEC Director
Jeffrey Walker	55	Chief Executive Officer and AEC Director
John Kutch	57	Chief Financial Officer
Thomas Finke	58	Independent Director
W. Tom Donaldson III	46	Independent Director
Terilea J. Wielenga	64	Independent Director
Chris Nagelson	55	Independent Director

Bruce Ogilvie. Bruce Ogilvie has been Alliance’s Executive Chairman since 2023 and has been Executive Chairman of Legacy Alliance since 2013. Prior to assuming his current role, in 1996 Bruce was selected by a bank group to turn around the 600-store chain, Wherehouse Records. Under Bruce’s leadership Wherehouse emerged from bankruptcy within nine months and was sold to Cerberus Capital. Following his success with Wherehouse Records, Bruce bought a one-third interest in Super D in 2001 and assumed the role as CEO, joining with founders Jeff Walker and David Hurwitz. Bruce became the Chairman in 2013 after the merger of Super D and Alliance. Mr. Ogilvie has spent his entire career in the entertainment distribution industry starting with the founding of Abbey Road Distributors in 1980. Over the next 14 years, Bruce led Abbey Road’s growth to over $94 million in sales and successfully sold the business in 1994. In 1995, Bruce was awarded E&Y’s Distribution Entrepreneur of the Year Award for his work with Abbey Road.

Jeffrey Walker. Jeffrey Walker has been Alliance’s Chief Executive Officer since February 2023 and was Legacy Alliance’s Chief Executive Officer since 2013. Mr. Walker has also been a director of Alliance since February 2023 and a director of Legacy Alliance since 2013. In 1990, Jeff co-founded the CD Listening Bar, Inc., a retail music store. A few years later, Jeff started wholesaling CDs from the back of the store, beginning the journey to create Super D, a music wholesaler founded in 1995. In 2001, Jeff and co-founder David Hurwitz sold a third of Super D to Bruce Ogilvie. Over the next decade, Bruce and Jeff continued to grow Super D’s presence in the music wholesaling space, with the acquisition of Alliance in 2013. In 2015, Jeff was awarded E&Y’s Distribution Entrepreneur of the Year award in Orange County. Mr. Walker received a bachelor’s degree in economics from University of California — Irvine.

John Kutch. John Kutch has been Alliance’s Chief Executive Officer since February 2023 and Legacy Alliance’s Chief Financial Officer since February 2018. Mr. Kutch was a director of Legacy Alliance from February 2018 until February 2023. From October 2014 to March 2017, John was Vice President of Finance — US Operations for Metalsa, a metals supplier to the automotive manufacturing industry. For the ten years prior, he was employed by Amazon as a Senior Manager — Senior Regional Controller. John received a bachelor’s degree from Washington State University majoring in Management Information Systems, and a Master of Business Administration from Carnegie Mellon University — Tepper School of Business.

Thomas M. Finke. Thomas Finke has been a director of Alliance since the closing of the Business Combination in February 2023 and was Chairman of Adara from its inception in August 2020, and CEO of Adara since June 2022, in each case, until the consummation of the Business Combination, in each case until the Business Combination. Mr. Finke has served as a director of Invesco Ltd. (NYSE: IVZ), a global investment management firm, since December 1, 2020. From September 2016 to November 2020, Mr. Finke was the Chairman and Chief Executive Officer of Barings LLC, a global financial services firm and a subsidiary of Massachusetts Mutual Life Insurance Company (“MassMutual Life”). From December 2008 until September 2016, he was the Chairman and CEO of Babson Capital Management LLC (“Babson Capital”), also a subsidiary of MassMutual Life. In 2016, Mr. Finke led the merger of Babson Capital, Barings Asset Management Limited, and two other MassMutual Life subsidiaries to create Barings LLC. From December 2008 to May 2011, Mr. Finke also served as the Executive Vice President and Chief Investment Officer for the MassMutual Life. He was appointed President of Babson Capital in August 2007. Prior to joining Babson Capital, Mr. Finke was a Managing Director and Co-Founder of First Union Institutional Management LLC (“IDM”), an asset manager and subsidiary of First Union Corporation, from September 1998 until June 2002. He was appointed President of IDM in March of 2001. Mr. Finke served on the boards of Barings Business Development Corp. (NYSE: BBDC), a business development company that primarily makes debt investments in middle market companies, since August 2018; Barings Global Short Duration High Yield Fund

(NYSE: BGH), a closed end fund that primarily invests in US and European high yield bonds, since October 2012; and Barings Capital Funds Trust since May 2013, until his retirement from Barings LLC in 2020.

Mr. Finke received a Master of Business Administration degree from Duke University’s Fuqua School of Business and holds a bachelor’s degree from the University of Virginia’s McIntire School of Commerce. Mr. Finke is a Trustee of Davidson College, member of the Fuqua School of Business Board of Visitors, Chairman of the Board of Charlotte Center City Partners, and a member of the Investment Committee of the Roman Catholic Diocese of Charlotte.

We believe Mr. Finke is qualified to serve as a member of Alliance’s board of directors based on his experience as chief executive officer, his role on several public and private boards of directors as well as his experience in investing in finance companies.

Terilea J. Wielenga. Teri Wielenga has served as a director of Alliance since February 2023. Teri is a senior global finance executive, board director, and advisor with more than 30 years of experience at complex, highly regulated Fortune 500 companies and a Big Four accounting firm. Since June 2017, she has led global tax policy and strategy for Gilead Sciences (Nasdaq: GILD), a multinational biopharmaceutical company with $25 billion in annual revenue. She currently serves as board director, secretary, treasurer for The Gilead Foundation, and also currently serves as audit committee chair for the Arc Research Institute. Between 2001 and 2015 Teri managed rapid global growth as the Senior Vice President of Tax for Allergan (NYSE: AGN), a multinational biopharmaceutical and medical aesthetics company with $7 billion in annual revenue, prior to the $70 billion acquisition of Allergan by Actavis in 2015. She also previously served as board director, chief financial officer of the Allergan Foundation and served as a board director for multiple Allergan subsidiaries in Ireland, Japan, and Bermuda.

In addition to her work as a senior finance executive with public companies, Teri has advised a variety of pharmaceutical start-ups, pre-IPO ventures, and privately held companies.

Teri is recognized as a global tax specialist and has taught advanced accounting and business taxation for MBA programs at Chapman University and Loyola Marymount University. She is a Certified Public Accountant. She earned her M.S. in Taxation from Golden Gate University in San Francisco and her B.A. in Business Economics from the University of California, Santa Barbara.

We believe Ms. Wielenga is qualified to serve as a member of Alliance’s board of directors based on her experience as a senior global finance executive and, her governance experience with public, private, and non-profit boards of directors.

Chris Nagelson. Chris Nagelson has served as a director of Alliance since February 2023. From February 2005 until August 2022, Mr. Nagelson was the Vice President, DMM for Walmart, Inc. in Bentonville, AR. During that period, he was responsible for providing the strategic direction for the department that delivered market share growth as well as supported the overall corporate strategy. Chris also identified and established key performance indicators to improve team efficiencies and sales strategies and led a broad, cross-functional team in strategic executive-level planning. From June 1997 to February 2005, Chris was the Divisional Merchandise Manager for American Eagle Outfitters, Inc., based in Pittsburgh, PA.

Mr. Nagelson received a Bachelor of Arts degree from the University of Arkansas, where he majored in advertising and public relations.

We believe Mr. Nagelson is qualified to serve as a member of Alliance’s board of directors based on his extensive experience as a senior executive at a global merchandise and sales corporation.

W. Tom Donaldson III. Tom Donaldson has served as a director of Alliance since the Business Combination and as a director of Adara from its inception in August 2022 until the Business Combination in August 2020. Mr. Donaldson founded and has been the Managing Partner of Blystone & Donaldson since October 2018, a Charlotte, NC-based investment firm that focuses on middle-market companies. From January 2016 to December 2018, Mr. Donaldson served as an executive at Investors Management Corporation where he focused on investment decisions, managing risk and developing relationships with companies of interest. From around September 2013 to December 2015, he served as a Partner of Morehead Capital Management, LLC before it was merged into Investors Management Corporation in January 2016. From around June 2003 to August 2013, he practiced law as an associate and then a Partner at McGuireWoods LLP where he represented private funds and their portfolio companies in corporate governance, structuring and financing transactions and operating businesses in a wide variety of industries. Mr. Donaldson received his Master of Business Administration degree and Juris Doctor degree from Villanova University. He earned his undergraduate degree in Political

Science from North Carolina State University. We believe Mr. Donaldson is qualified to serve on our board of directors based on his breath and depth of experience in varied investment, financing and legal roles.

Director Independence

An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Donaldson, Finke, and Nagelson and Ms. Wielenga are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Committees of the Board of Directors

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating committee. Subject to phase-in rules and a limited exception, the Nasdaq listing rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the Nasdaq listing rules require that the compensation committee of a listed company be comprised solely of independent directors. Each of the audit committee, the compensation committee and the nominating committee may have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemptions under Rules 5605(c)(2)(B), 5605(d)(2)(B) and 5605(e)(3) of the Nasdaq listing rules.

Audit Committee

Ms. Wielenga and Messrs. Donaldson and Finke serve as members of our audit committee, and Ms. Wielenga chairs the audit committee. Under the Nasdaq listing standards and applicable SEC rules, the audit committee is required to have at least three members, all of whom must be independent, except that the audit committee may have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemption under Rule 5605(c)(2)(B) of the Nasdaq listing rules. Each member of the audit committee meets the independent director standard under the Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.

Each member of the audit committee is financially literate, and our board of directors has determined that Mr. Donaldson qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We have adopted an audit committee charter, which details the principal functions of the audit committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;
●	pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;
●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;
●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

●	review adequacy and effectiveness of internal control policies and procedures, including establishing special audit procedures in response to any material control deficiencies;
●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction address any conflicts of interest;
●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities;
●	periodically review risk management policies;
●	review, approve and monitor code of ethics for senior officers.

Compensation Committee

Messrs. Donaldson, Finke and Nagelson serve as members of our compensation committee, and Mr. Donaldson chairs our compensation committee. Under the Nasdaq listing standards and applicable SEC rules, the compensation committee is required to have at least two members, all of whom must be independent, except that the compensation committee may, if it is comprised of at least three members, have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemption under Rule 5605(d)(2)(B) of the Nasdaq listing rules.

We have adopted a compensation committee charter, which detail the principal functions of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Office’s compensation, if any is paid by us, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;
●	reviewing and approving on an annual basis the compensation, if any is paid by us, of all of our other officers;
●	reviewing on an annual basis our executive compensation policies and plans;
●	implementing and administering our incentive compensation equity-based remuneration plans;
●	assisting management in complying with our proxy statement and annual report disclosure requirements;
●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;
●	if required, producing a report on executive compensation to be included in our annual proxy statement; and
●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.
●	The charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by the SEC and any national securities exchange on which the Company is listed.

Nominating Committee

Messrs. Finke, Donaldson and Nagelson serve as members of the nominating committee, and Mr. Finke serves as chair of the nominating committee. Under the Nasdaq listing standards, all of the directors on the nominating committee must be independent, except that the nominating committee may, if it is comprised of at least three members, have as one of its members a “non-independent director” under exceptional and limited circumstances pursuant to the exemption under Rule 5605(e)(3) of the Nasdaq listing rules.

The Nominating Committee Charter, which details the purpose and responsibilities of the nominating committee, includes:

●	identifying, screening and reviewing individuals qualified to serve as directors, consistent with criteria approved by the board, and recommending to the board of directors candidates for nomination for election at the annual general meeting or to fill vacancies on the board of directors;
●	developing and recommending to the board of directors and overseeing implementation of our corporate governance guidelines;
●	coordinating and overseeing the annual self-evaluation of the board of directors, its committees, individual directors and management in the governance of the company; and
●	reviewing on a regular basis our overall corporate governance and recommending improvements as and when necessary.

The charter will also provide that the nominating committee may, in its sole discretion, retain or obtain the advice of, and terminate, any search firm to be used to identify director candidates, and will be directly responsible for approving the search firm’s fees and other retention terms.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors will consider educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of such forms, we believe that since the Merger on February 10, 2023 there have been no delinquent filers.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees, including our principal executive officer and principal financial and accounting officer. A copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K.

Item 11. Executive Compensation.

For the fiscal year ended June 30, 2023, Alliance’s named executive officers were Bruce Ogilvie, Executive Chairman, Jeffrey Walker, Chief Executive Officer, John Kutch, Chief Finance Officer, and Bruce Means, President Distribution Solutions.

This section provides an overview of Alliance’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed in the summary compensation table below.

2023 and 2022 Summary Compensation Table

The following table shows information regarding the compensation of Alliance’s named executive officers for services performed during the fiscal years ended June 30, 2023 and 2022.

				Stock
Name and Position	Fiscal Year	Salary	Bonus	Awards	All Other Compensation	Total Compensation
Bruce Ogilvie(1)	2023	$769,231	—	—	$35,550	$804,781
Executive Chairman	2022	$800,000	—	—	$35,261	$835,261
Jeffrey Walker(2)	2023	$769,231	—	—	$37,905	$807,136
Chief Executive Offer	2022	$800,000	—	—	$38,174	$838,174
John Kutch(3)	2023	$275,000	$34,575	$43,125	$11,360	$364,060
Chief Financial Officer	2022	$275,000	$68,750	—	$11,710	$355,460
Paul Eibeler(4)	2023	$287,508	$21,900	—	$11,562	$320,970
Board Chairman, COKeM	2022	$292,000	$29,200	—	$9,941	$331,141
Ben Means(5)	2023	$335,000	$25,125	$17,250	$14,290	$391,665
President, Distribution Solutions	2022	$135,000	$50,250	—	$12,940	$398,190

(1)	Included in all other compensation expenses is $18,300 for car and phone allowance in FY23 and FY22. Also included is $16,500 in 401K and health benefits in FY23 and $16,900 in FY22

(2)	Included in all other compensation expenses is $24,000 for car and phone allowance in FY23 and $23,900 in FY22. Also included is $13,900 in 401K and health benefits in FY23 and $14,200 in FY22
(3)	Included in all other compensation expenses is $11,400 for 401K and health benefits in FY23 and $11,700 in FY22.
(4)	Included in all other compensation expenses is $11,600 for 401K and health benefits in FY23 and $9,900 in FY22.
(5)	Included in all other compensation expenses is $14,300 for 401K and health benefits in FY23 and $12,900 in FY22.

Employment Agreements for Named Executive Officers

Overview; Salaries and Bonuses

On February 10, 2023, Bruce Ogilvie, Alliance’s Chairman, and Jeffrey Walker, Alliance’s Chief Executive Officer, entered into employment agreements for initial three-year terms, which will automatically renew thereafter for successive one-year terms. Following the Business Combination, the two Named Executive Officers are entitled to base salary and a target bonus of a certain percentage of his base salary as follows:

		Target
Name	Base Salary ($)	Bonus Percentage(%)
Bruce Ogilvie	800,000	100
Jeffrey Walker	800,000	100

Equity Incentive Plan Awards

In addition to the salaries and bonus targets set forth above, each of the two Named Executive Officers are eligible to participate in and receive awards under the 2023 Plan.

Benefits

Each of the two Named Executive Officers also has the right to receive or participate in all employee benefit programs and perquisites generally established by the Company from time to time for employees similarly situated to the Named Executive Officer, subject to the general eligibility requirements and other terms of such programs and perquisites, and subject to the Company’s right to amend, terminate or take other similar action with respect to any such programs and perquisites. Each also receives $2,000 per month for an automobile lease and be entitled to first class air travel where available.

Termination; Severance Benefits

Pursuant to their employment agreements, in the event of a termination of such Named Executive Officer’s employment for any reason, the executive would generally be entitled to receive earned but unpaid salary, accrued but unpaid annual bonus, any owed accrued expenses, as well as amounts payable under any benefit plans, programs or arrangements that such Named Executive Officer participates in or benefits therefrom. In the event that a Named Executive Officer’s employment is terminated due to his death, in addition to the foregoing, he would be entitled to a pro-rated portion of his annual bonus, as determined by the Board.

In the event that a Named Executive Officer’s employment is terminated either without “cause” (as defined in the applicable employment agreement) or by the Named Executive Officer for “good reason” (as defined in the applicable employment agreement), subject to his execution and non-revocation of a general release of claims and continued compliance with his restrictive covenant obligations, as described below, such Named Executive Officer would be entitled to payment of an amount (i) equal to the executive’s base salary immediately prior to the termination date (or, if for “good reason” was attributable to the Company’s failure to pay the minimum amount of Base Salary provided herein, such minimum amount) for the period of time from the day after the Termination Date through the last day of the employment term or for a period of twelve (12) months, whichever is greater (the “Severance Period”); (ii) in addition to payment of any unpaid bonuses from a prior fiscal year, a pro-rata portion of the bonus based on the amount of days executive worked for the fiscal year in which the termination occurs, and (iii) payment for such Named Executive Officer’s insurance premiums incurred for participation in COBRA coverage pursuant group health plan through the earliest to occur of (A) the last day of the Severance Period, (B) the date the executive ceases to be eligible for COBRA or (C) such time as Executive is eligible for group health insurance benefits from another employer.

Provision of the severance benefits is conditioned on (i) the Named Executive Officer’s continued compliance in all material respects with executive’s continuing obligations to the Company, including, without limitation, the terms of the employment agreement that survive termination of executive’s employment with the Company, and (ii) the Named Executive Officer’s signing (without revoking if such right is provided under applicable law) a separation agreement and general release in a form of that provided to Executive by the Company on or about the termination date. The Named Executive Officer must so execute the separation agreement within 60 days following the termination date.

2023 Director Compensation

Alliance currently has no formal arrangements under which directors receive compensation for their service on Alliance’s board of directors or its committees. However, we expect to implement a compensation program for our non-employee directors.

Equity Plans

Our board of directors adopted and approved the 2023 Omnibus Equity and Incentive Plan, or 2023 Plan, which was subsequently adopted by Alliance’s stockholders. The 2023 Plan became effective on February 10, 2023 and is a comprehensive incentive compensation plan under which we can grant equity-based and other incentive awards to based officers, employees and directors of, and consultants and advisers to, Alliance and its subsidiaries. The purpose of the 2023 Plan is to help us attract, motivate and retain such persons with awards designed for the U.S. market and thereby enhance shareholder value.

Grant of Awards; Shares Available for Awards. The 2023 Plan provides for the grant of awards which are distribution equivalent rights, incentive share options, non-qualified share options, performance shares, performance units, restricted common stock, restricted share units, share appreciation rights (“SARs”), tandem share appreciation rights, unrestricted common stock or any combination of the foregoing, to key management employees and non-employee directors of, and non-employee consultants of, Alliance or any of its subsidiaries (each a “participant”) (however, solely Alliance employees or employees of Alliance subsidiaries are eligible for awards which are incentive share options). We have reserved a total of 600,000 shares of common stock for issuance as or under awards to be made under the 2023 Plan. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any common stock subject to such award shall again be available for the grant of a new award. The 2023 Plan shall continue in effect, unless sooner terminated, until the tenth (10th) anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date). The Board of Directors in its discretion may terminate the 2023 Plan at any time with respect to any shares for which awards have not theretofore been granted; provided, however, that the 2023 Plan’s termination shall not materially and adversely impair the rights of a holder, without the consent of the holder, with respect to any award previously granted. The number of shares of common stock for which awards which are options or SARs may be granted to a participant under the 2023 Plan during any calendar year is limited to a number of shares equal to three percent (3%) of the total number of shares of common stock of the Company outstanding on the last day of the prior calendar year. Future new hires, non-employee directors and additional non-employee consultants are eligible to participate in the 2023 Plan as well. The number of awards to be granted to officers, non-employee directors, employees and non-employee consultants cannot be determined at this time as the grant of awards is dependent upon various factors such as hiring requirements and job performance.

Options. The term of each share option shall be as specified in the option agreement; provided, however, that except for share options which are incentive share options (“ISOs”), granted to an employee who owns or is deemed to own (by reason of the attribution rules applicable under Code Section 424(d)) more than 10% of the combined voting power of all classes of our common stock or the capital stock of our subsidiaries (a “ten percent shareholder”), no option shall be exercisable after the expiration of ten years from the date of its grant (five (5) years for an employee who is a ten percent shareholder).

The price at which a share may be purchased upon exercise of a share option shall be determined by the Plan Committee; provided, however, that such option price (i) shall not be less than the fair market value of a share on the date such share option is granted, and (ii) shall be subject to adjustment as provided in the 2023 Plan. The Plan Committee or the board of directors shall determine the time or times at which or the circumstances under which a share option may be exercised in whole or in part, the time or times at which options shall cease to be or become exercisable following termination of the share option holder’s employment or upon other conditions, the methods by which such exercise price may be paid or deemed to be paid, the form of such payment, and the methods by or forms in which common stock will be delivered or deemed to be delivered to participants who exercise share options.

Options which are ISOs shall comply in all respects with Section 422 of the Code. In the case of ISOs granted to a ten percent shareholder, the per share exercise price under such ISO (to the extent required by the Code at the time of grant) shall be no less than 110% of the fair market value of a share on the date such ISO is granted. ISOs may only be granted to employees of Alliance or one of its subsidiaries. In addition, the aggregate fair market value of the shares subject to an ISO (determined at the time of grant) which are exercisable for the first time by an employee during any calendar year may not exceed $100,000. An Option which specifies that it is not intended to qualify as ISOs or any Option that fails to meet the requirement of an ISO at any point in time will automatically be treated as a nonqualified option (“NQSO”) under the terms of the Plan.

Restricted Share Awards. A restricted share award is a grant or sale of common stock to the participant, subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Plan Committee or the board of directors may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Plan Committee or the board of directors may determine at the date of grant or purchase or thereafter. Except to the extent restricted under the terms of the 2023 Plan and any agreement relating to the restricted share award, a participant who is granted or has purchased restricted shares shall have all of the rights of a shareholder, including the right to vote the restricted shares and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Plan Committee or the Board of Directors or in the award agreement). During the restricted period applicable to the restricted shares, subject to certain exceptions, the restricted shares may not be sold, transferred, pledged, hypothecated, or otherwise disposed of by the participant.

Unrestricted Share Awards. An unrestricted share award is the award of common stock which is not subject to transfer restrictions. Pursuant to the terms of the applicable unrestricted share award agreement, a holder may be awarded (or sold) common stock which are not subject to transfer restrictions, in consideration for past services rendered thereby to us or an affiliate or for other valid consideration.

Restricted Share Unit Awards. A restricted share unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual service-related vesting requirements, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable restricted share unit award agreement the individual service-based or performance-based vesting requirement which the holder would be required to satisfy before the holder would become entitled to payment and the number of units awarded to the Holder. The vesting restrictions under any restricted share unit award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such an award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a restricted share unit shall be entitled to receive a cash payment equal to the fair market value of a share, or one (1) share, as determined in the sole discretion of the Plan Committee and as set forth in the restricted share unit award agreement, for each restricted share unit subject to such restricted share unit award, if and to the extent the applicable vesting requirement is satisfied. Such payment shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the restricted share unit first becomes vested.

Performance Unit Awards. A performance unit award provides for a cash payment to be made to the holder upon the satisfaction of predetermined individual and/or Alliance performance goals or objectives, based on the number of units awarded to the holder. The Plan Committee shall set forth in the applicable performance unit award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Alliance would be required to satisfy before the holder would become entitled to payment, the number of units awarded to the holder and the dollar value assigned to each such unit. The vesting restrictions under any performance under award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such an award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance unit shall be entitled to receive a cash payment equal to the dollar value assigned to such unit under the applicable performance unit award agreement if the holder and/or Alliance satisfy (or partially satisfy, if applicable under the applicable performance unit award agreement) the performance goals and objectives set forth in such performance unit award agreement. If achieved, such payment shall be made no later than by the 15th day of the third calendar month following the end of Alliance’s fiscal year to which such performance goals and objectives relate.

Performance Share Awards. A performance share award provides for distribution of common stock to the holder upon the satisfaction of predetermined individual and/or Alliance goals or objectives. The Plan Committee shall set forth in the applicable performance share award agreement the performance goals and objectives (and the period of time to which such goals and objectives shall apply) which the holder and/or Alliance would be required to satisfy before the holder would become entitled to the receipt of common stock pursuant to such holder’s performance share award and the number of shares of common stock subject to such performance share award. The vesting restrictions under any performance under award shall constitute a “substantial risk of forfeiture” under Section 409A of the Code and, if such goals and objectives are achieved, the distribution of such common stock shall be made no later than by the 15th day of the 3rd calendar month next following the end of our fiscal year to which such goals and objectives relate. At the time of such an award, the Plan Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions. The holder of a performance share award shall have no rights as an Alliance shareholder until such time, if any, as the holder actually receives common stock pursuant to the performance share award.

Distribution Equivalent Rights. A distribution equivalent right entitles the holder to receive bookkeeping credits, cash payment and/or share distributions equal in amount to the distributions that would be made to the holder had the holder held a specified number of common stock during the period the holder held the distribution equivalent rights. The Plan Committee shall set forth in the applicable distribution equivalent rights award agreement the terms and conditions, if any, including whether the holder is to receive credits currently in cash, is to have such credits reinvested (at fair market value determined as of the date of reinvestment) in additional common stock or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such award becomes vested, the distribution of such cash or common stock shall be made no later than by the 15th day of the third calendar month next following the end of the Company’s fiscal year in which the holder’s interest in the award vests. Distribution equivalent rights awards may be settled in cash or in common stock, as set forth in the applicable distribution equivalent rights award agreement. A distribution equivalent rights award may, but need not be, awarded in tandem with another award other than an Option or SAR award, whereby, if so awarded, such distribution equivalent rights award shall terminate or be forfeited by the holder, as applicable, under the same conditions as under such other award. The distribution equivalent rights award agreement for a distribution equivalent rights award may provide for the crediting of interest on a distribution rights award to be settled in cash at a future date (but in no event later than by the 15th day of the third calendar month next following the end of the Company’s fiscal year in which such interest was credited), at a rate set forth in the applicable distribution equivalent rights award agreement, on the amount of cash payable thereunder.

Share Appreciation Rights. A SAR provides the participant to whom it is granted the right to receive, upon its exercise, the excess of (A) the fair market value of the number of shares of common stock subject to the SAR on the date of exercise, over (B) the product of the number of shares of common stock subject to the SAR multiplied by the base value under the SAR, as determined by the Plan Committee or the board of directors. The base value of a SAR shall not be less than the fair market value of a share on the date of the grant. If the Plan Committee grants a share appreciation right which is intended to be a tandem SAR, additional restrictions apply.

Amendment and Termination. The 2023 Plan shall continue in effect, unless sooner terminated pursuant to its terms, until February 10, 2033, the tenth anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date).

As of June 30, 2023, a total of 463,800 awards have been granted under the 2023 Plan.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The information included under the heading “Equity Plans” in Item 12 of Part III of this annual report is hereby incorporated by reference into this Item 12 of Part II of this annual report.

The following table sets forth information regarding the beneficial ownership of our Class A common stock as of the date of this annual report, by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A common stock;
●	each of our executive officers and directors; and
●	all our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, we believe that each person listed below has sole voting and investment power with respect to such shares.

The beneficial ownership percentages set forth in the table below are based on 50,965,970 shares of Class A common stock issued and outstanding as of September 27, 2023 (including 463,800 shares of unvested restricted stock).

	Number of Shares of
Name of Beneficial	Class A Common Stock	Percentage of Outstanding Class
Owner(1)	Beneficially Owned	A Common Stock
Bruce Ogilvie (2)(3)	15,195,975	29.8%
Jeffrey Walker(2)	22,852,778	44.8%
Thomas Finke(4)	875,051	1.7%
W. Tom Donaldson III(5)	2,410,062	4.7%
Terilea J. Wielenga(6)	5,000	—
Chris Nagelson(6)	5,000	—
John Kutch(7)	12,500	—
Directors and executive officers as a group (7 individuals)	41,356,366	81.0%
Ogilvie Legacy Trust dated September 14, 2021(8)	8,554,025	16.8%

(1)	Unless otherwise indicated, the business address of each of the directors and executive officers of Alliance is c/o Alliance Entertainment Holding Corporation, 8201 Peters Road, Suite 1000, Plantation, Florida 33324.
(2)	Excludes Class E common stock.
(3)	The shares are beneficially owned by the Bruce Ogilvie, Jr. Trust dated January 20, 1994, having Mr. Bruce Ogilvie, Jr. as trustee, Mr. Ogilvie disclaims individual ownership of such shares except for his individual pecuniary interest in such trusts.
(4)	Includes 637,333 shares issuable upon exercise of private warrants. 323,864 of the listed shares, including 250,000 shares issuable upon exercise of private warrants, are held directly by the Thomas M. Finke Family Trust dtd 12/14/2012, of which Mr. Finke’s spouse is the trustee and Mr. Finke’s spouse and children are the beneficiaries. Mr. Finke disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.
(5)	Such shares are held directly by B&D Series 2020, LLC, of which Mr. Donaldson is the manager. Mr. Donaldson disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Includes 1,837,335 shares issuable upon exercise of private warrants.

(6)	Includes 5,000 shares underlying a restricted stock award which vests on October 4, 2023.
(7)	Includes 12,500 shares underlying a restricted stock award which vests on October 4, 2023.
(8)	Mr. Ogilvie’s two adult children are trustees of the Ogilvie Legacy Trust dated September 14, 2021. Mr. Ogilvie disclaims beneficial ownership of the shares held by such trust.

Item 13. Certain Relationships and Related Transactions.

Initial Stockholder Shares

In August 2020, the Sponsor purchased an aggregate of 2,875,000 Initial Stockholder Shares for an aggregate purchase price of $25,000 in cash, or approximately $0.009 per share. Prior to the IPO, Sponsor transferred 50,000 Initial Stockholder Shares to the underwriter for the IPO and to affiliated of the underwriter. In connection with the Business Combination the Adara Initial Stockholders forfeited 1,375,000 of these Initial Stockholder Shares. At the closing of the Business Combination, each of the remaining 1,500,000 Initial Stockholder Shares converted into one share of Class A common stock.

Sponsor Service Agreement

From February 8, 2021 through May 2022, we paid an affiliate of the Sponsor, a total of $10,000 per month for office space, utilities and secretarial and administrative support.

Registration Rights Agreement

The holders of the Initial Stockholder Shares and private warrants (and in each case holders of their underlying securities, as applicable) have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement that was signed on February 8, 2021. This agreement provided that these holders are entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders were granted “piggy-back” registration rights to include their securities in other registration statements filed by us.

In connection with the closing of the Business Combination, the Adara Initial Stockholders and the Legacy Alliance stockholders entered into the Registration Rights Agreement, which amended and restated the former registration rights agreement. Pursuant to the Registration Rights Agreement, Alliance filed a resale registration statement and it was declared effective in accordance with the terms of the registration statement. In certain circumstances, the Adara Initial Stockholders and the Legacy Alliance stockholders may each demand up to two registrations, which may be underwritten offerings, and all of the registration rights holders will be entitled to piggyback registration rights.

Private Warrants

Simultaneously with the IPO, the Sponsor purchased an aggregate of 4,120,000 private warrants at a price of $1.00 per private warrant ($4,120,000 in the aggregate) in a private placement. Each private warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. The private warrants will be non-redeemable and exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees.

Promissory Note and Affiliate Loans

Prior to the closing of the IPO, the Sponsor loaned us an aggregate of $600,000, which was used to fund a portion of the expenses of the IPO. These loans were non-interest bearing, unsecured and were due at the earlier of March 31, 2021 or the closing of the IPO. The loan was repaid upon the closing of the IPO out of the offering proceeds.

On June 22, 2022, each of Blystone & Donaldson, LLC, an affiliate of W. Tom Donaldson III, a director of Adara prior to the Business Combination and a director of Alliance, and Thomas Finke, Chief Executive Officer and a director of Adara, prior to the Business Combination and a director of Alliance, agreed to loan us up to $250,000 to fund operating expenses, including expenses related to the Business Combination pursuant to the Promissory Notes. The Promissory Notes were deemed payable upon the earlier of the closing of the Business Combination and February 10, 2023 and were non-interest bearing. At the closing, the amounts outstanding under the promissory notes were $250,000 to Blystone & Donaldson, LLC and $221,598 to Mr. Finke. In addition, Alliance had an additional payable of $53,710 owed to Blystone & Donaldson, LLC for advances of expenses paid on Alliance’s behalf. Blystone & Donaldson, LLC and Mr. Finke agreed to convert the amounts owed to them into payables and that such amounts would be payable after certain other payables assumed by Alliance in connection with the Business Combination.

Sponsor Support Agreement

On June 22, 2022, Adara, Legacy Alliance and the Alliance Initial Stockholders entered into the Sponsor Support Agreement pursuant to which the Alliance Initial Stockholders agreed to vote all of their Initial Stockholder Shares and shares of Class A common stock in favor of the approval and adoption of the Business Combination and related matters subject to a stockholder vote at the stockholder meeting at which the Business Combination proposal was voted upon by the Alliance stockholders.

Alliance Indemnification Agreements

In connection with the IPO, Alliance entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in its certificate of incorporation. Alliance also purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures Alliance against its obligations to indemnify its officers and directors.

Alliance Related Party Transactions

Captive Insurance Policies

Bruce Ogilvie, Executive Chairman, a director and a principal stockholder of Alliance, and Jeff Walker, Chief Executive Officer, a director and a principal stockholder of Alliance, established two insurance companies; Guard Yourself Insurance Company, Ltd. and Super O Insurance Company, Ltd., replaced effective April 1, 2018, with the current new insurance companies, Airlie Protection Ins. Co., Inc. and Protection for You Ins. Co., Inc. These insurance companies additionally insure the general assets, liabilities and claims of Alliance through March 30, 2022, and were not renewed for future periods. The entities are known as captive insurance companies. New policies covered the period of March 31, 2021, to March 30, 2022, and incurred an annual expense of $2.4 million. Premium payments are allowed based on the Loan Agreement dated February 21, 2017. The Company is not a guarantor and does not have exposure in the event of a loss. Total captive policy expense for the fiscal years ended June 30, 2023 and 2022, was $0 and $1.6 million, respectively. Total claims filed for the year ended June 30, 2022 was $1.2 million. There were no receivables from the captive as of June 30, 2023 or 2022.

Interest-Charge Domestic International Sales Corporation (IC-DISC)

The Company has an affiliate, My Worldwide Market Place, Inc. which is an IC-DISC and was established February 12, 2013. The IC-DISC is owned by the Company Stockholders. Effective December 31, 2022, IC-DISC was discontinued as a result there will be no future accruals or commissions paid out.

The IC-DISC is organized to manage sales to certain qualified customers and receive commissions from the Company for this activity. The commissions expenses were $2.8 and $9.9 million for the year ended June 30, 2023, and 2022 respectively. Determined under formulas and rules defined in the law and regulations of the US tax code. Under these regulations, the commission is deductible by the Company and results in a specified profit to the IC-DISC. This net profit is not subject to Federal income tax. The IC-DISC, which is managed on a calendar year, distributes the profit to its Stockholders, who are taxed on the income as a dividend. For twelve months ended December 31, 2022, the owners of the IC-DISC elected to forgive the distribution. The commission was not paid out but rolled into Equity of Alliance Entertainment for the period ended June 30, 2023.

GameFly Holdings, LLC

During the years ended June 30, 2023, 2022, Alliance has made sales of new release movies, video games, and video game consoles to GameFly Holdings LLC in the amount of $16.8 million and $7.5 million, respectively. GameFly, a customer of Alliance, is equally owned by Bruce Ogilvie and Jeff Walker, the two shareholders of Alliance. Alliance believes the amounts that GameFly paid for New Release, movies, video games, and video game consoles are at fair market value. GameFly does fulfillment services of fast selling new releases by providing 3PL services at market rates. The agreement between Alliance and GameFly can be terminated by either party at any time. GameFly is free to purchase from any competitor of Alliance.

On February 1, 2023, Alliance entered into a Distribution Agreement (the “Agreement”) with GameFly, which is effective from February 1, 2023, through March 31, 2028, at which time the Agreement continues indefinitely until either party provides the other party with six-month advance notice to terminate the Agreement. During the year ended June 30, 2023 Alliance had distribution revenue in the amount of $0.22 million.

MVP Logistics, LLC

During the year ended June 30, 2023, and 2022 Alliance incurred costs with MVP Logistics, LLC, in the amount of $8.3 million, and $11.4 million, respectively, for freight shipping fees, transportation costs, warehouse distribution, and 3PL management services (for Arcades) at the Redlands, California and South Gates, California distribution facilities.

MVP Logistics is an independent contractor, which is 33.3% owned by Joe Rehak, the SVP of Operations of COKeM International Limited, which was acquired by Alliance in September 2020, and the remaining 66.6% by unaffiliated third parties. Alliance believes the amounts payable to MVP Logistics are at fair market value. The MVP 3PL Logistics agreement for Redlands and Southgate, California is for a one-year term ending March 10, 2023, with one-year automatic renewals unless cancelled by either party.

Ogilvie Loans

Alliance: (i) borrowed $7,595,520 from Ogilvie on June 6, 2023 (the “June 2023 Ogilvie Loan”) and repaid the June 6 Ogilvie Loan on June 28, 2023 (such repayment, together with the June 2023 Ogilvie Loan, the “June 2023 Ogilvie Loan Transactions”); (ii) entered into a $17,000,000 line of credit with Ogilvie on July 3, 2023 (the “Ogilvie 2023 Line of Credit”), (iii) borrowed $10,000,000 under the Ogilvie 2023 Line of Credit on July 3, 2023 and an additional $5,000,000 under the Ogilvie 2023 Line of Credit on July 10, 2023 (collectively, such loans the “July 2023 Ogilvie Loans”) and repaid the July 2023 Ogilvie Loans on July 26, 2023 (such repayment, together with the July 2023 Ogilvie Loans, the “July 2023 Ogilvie Loan Transactions”), and (iv) borrowed $17,000,000 under the Ogilvie 2023 Line of Credit on August 10, 2023 (such loan the “August 2023 Ogilvie Loan” and collectively with the June 2023 Ogilvie Loan and the July 2023 Ogilvie Loans, the “2023 Ogilvie Loans”) and repaid $7,000,000 of the August 2023 Ogilvie Loan on August 28, 2023 (such repayment, together with the August 2023 Ogilvie Loan, the “August 2023 Ogilvie Loan Transactions” and collectively with the June 2023 Ogilvie Loan Transactions and the July 2024 Ogilvie Loan Transactions, the “2023 Ogilvie Loan Transactions”).

Alliance agreed to pay interest on the Loan at the rate of BSBY plus 3% per annum calculated daily. The expected interest cost to be paid to Mr. Ogilvie if BSBY remains at 5.16% and paid on June 30, 2023, would be approximately $41,000. This amount is subject to change based upon BSBY daily rate fluctuation.

Policies and Procedures for Related Person Transactions

Our board of directors adopted a related person transaction policy setting forth the policies and procedures for the identification, review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and a related person were or will be participants and the amount involved exceeds $120,000, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness and guarantees of indebtedness. In reviewing and approving any such transactions, our audit committee will consider all relevant facts and circumstances as appropriate, such as the purpose of the transaction, the availability of other sources of comparable products or services, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction, management’s recommendation with respect to the proposed related person transaction, and the extent of the related person’s interest in the transaction.

Director Independence

An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that Messrs. Donaldson, Finke, and Nagelson and Ms. Wielenga are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Item 14. Principal Accountant Fees and Services.

Audit Fees. For the years ended June 30, 2023, and 2022, fees for our independent registered public accounting firm were $1,157,560 and $1,044,058 respectively, for the services BDO performed in connection with SEC filings and registrations, offerings, quarterly reviews and the audit of our June 30, 2023, and 2022 financial statements.

Tax Fees. For the years ended June 30, 2023, and 2022, fees for our tax accounting firm for the preparation of our corporate tax returns were approximately $100,000 and $108,000, respectively.

Pre-Approval Policy

Our audit committee was formed upon the consummation of the Merger. As a result, the audit committee did not pre-approve all the foregoing services, although any services rendered prior to the formation of our audit committee were approved by our board of directors. Since the formation of our audit committee, and on a going-forward basis, the audit committee has and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof (subject to the de minimis exceptions for non-audit services described in the Exchange Act which are approved by the audit committee prior to the completion of the audit).

PART IV

Item 15. Exhibits, Financial Statement Schedules.

(a)	The following documents are filed as part of this Form 10-K:
(1)	Financial Statements:

(34)	As part of this annual report, the consolidated financial statements are listed in the accompanying index to financial statements on page F-2.
(2)	Financial Statement Schedules:
(34)	All financial statement schedules have been omitted because they are not applicable, not required or the information required is shown in the financial statements or the notes thereto.
(3)	Exhibits:

We hereby file as part of this annual report the exhibits listed in the attached Exhibit Index. Exhibits which are incorporated herein by reference can be inspected and copied at the public reference facilities maintained by the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates or on the SEC website at www.sec.gov.

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File Number	Exhibits	Filing Date
2.1**	Business Combination Agreement, dated as of June 22, 2022, by and among Alliance, Merger Sub and Alliance.	Form 8-K	001-40014	2.1	June 23, 2022

3.1	Second Amended and Restated Certificate of Incorporation.	Form 8-K	001-40014	3.4	February 13, 2023

3.2	Amended and Restated Bylaws.	Form 8-K	001-40014	3.5	February 13, 2023

4.1	Specimen Class A Common Stock Certificate.	Form S-4	333-266098	4.5	October 18, 2022

4.2	Specimen Warrant Certificate.	Form S-4	333-266098	4.6	October 18, 2022

4.3	Warrant Agreement, dated February 8, 2021, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent.	Form 8-K	001-40014	4.1	February 11, 2021

4.4*	Description of the Registrant’s Securities

10.1	Form of Lock-Up Agreement (included in Exhibit 2.1).	Form 8-K	001-40014	2.1	June 23, 2022

10.2*†	Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan.

10.3	Form of Indemnity Agreement.	Form S-4	333-266098	10.11	October 18, 2022

10.4	Loan and Security Agreement, dated as of February 21, 2017, by and among Alliance Entertainment Holding Corporation, Project Panther Acquisition Corporation, AEC Direct, LLC, Alliance Entertainment, LLC and Directtou, LLC, as Borrowers, Bank of	Form S-4	333-266098	10.12	October 18, 2022

	America, N.A., as Agent and Bank of America, N.A. as Sole Lead Arranger and Sole Bookrunner

10.5	Amendment Number Nine to Loan and Security Agreement, dated as of January 24, 2022, by and among Alliance Entertainment Holding Corporation, Project Panther Acquisition Corporation, AEC Direct, LLC, Alliance Entertainment, LLC, Directtou, LLC, Mecca Electronics Industries, Inc., Mill Creek Entertainment, LLC, Aeris Marketing, LLC and CokeM International, Ltd., as Borrowers, and Bank of America, N.A., as Agent.	Form S-4	333-266098	10.13	October 18, 2022

10.6	Amendment Number Ten to Loan and Security Agreement, dated as of May 4, 2022, by and among Alliance Entertainment Holding Corporation, Project Panther Acquisition Corporation, AEC Direct, LLC, Alliance Entertainment, LLC, Directtou, LLC, Mecca Electronics Industries, Inc., Mill Creek Entertainment, LLC, Aeris Marketing, LLC and CokeM International, Ltd., as Borrowers, and Bank of America, N.A., as Agent.	Form S-4	333-266098	10.14	October 18, 2022

10.7	Amendment Number Eleven to Loan and Security Agreement, dated as of June 30, 2022, by and among Alliance Entertainment Holding Corporation, Project Panther Acquisition Corporation, AEC Direct, LLC, Alliance Entertainment, LLC, Directtou, LLC, Mecca Electronics Industries, Inc., Mill Creek Entertainment, LLC, and CokeM International, Ltd., as Borrowers, and Bank of America, N.A., as Agent.	Form S-4	333-266098	10.15	October 18, 2022

10.8	Lease Agreement, dated as of August 18, 2017, by and between Liberty Property Limited Partnership and COKeM International, Ltd.	Form S-4	333-266098	10.16	October 18, 2022

10.9	First Amendment to Lease, dated as of January 22, 2018, by and among Liberty Property Limited Partnership and COKeM International, Ltd.	Form S-4	333-266098	10.17	October 18, 2022

10.10	Multi-Tenant Industrial Triple Net Lease, dated as of December 14, 2007, by and between Cedar Grove - Crossdock, LLC and Alliance Entertainment, LLC.	Form S-4	333-266098	10.18	October 18, 2022

10.11	First Amendment to Lease Agreement, dated as of January 18, 2013, by and between KTR LOU I LLC and Alliance Entertainment, LLC.	Form S-4	333-266098	10.19	October 18, 2022

10.12	Second Amendment to Lease Agreement, dated as of August 1, 2014, by and between KTR LOU I LLC and Alliance Entertainment, LLC.	Form S-4	333-266098	10.20	October 18, 2022

10.13	Guaranty Agreement, dated as of November 9, 2012, by and between Project Panther Acquisition Corporation and KTR LOU I LLC.	Form S-4	333-266098	10.21	October 18, 2022

10.14	Office Lease, dated as of January 7, 2011, by and between French Overseas Company, LLC and Alliance Entertainment, LLC.	Form S-4	333-266098	10.22	October 18, 2022

10.15	First Amendment to Lease, dated as of January 31, 2012, by and between French Overseas Company, LLC and Alliance Entertainment, LLC.	Form S-4	333-266098	10.23	October 18, 2022

10.16	Second Amendment to Lease, dated August 2016, by and between French Overseas Company, LLC and Alliance Entertainment, LLC.	Form S-4	333-266098	10.24	October 18, 2022

10.17	Standard Industrial Lease, dated as of August 12, 2020, by and between SCRS Valley Park Business Center, LLC and COKeM International, Ltd.	Form S-4	333-266098	10.25	October 18, 2022

10.18	Second Amendment to Lease, dated as of June 26, 2020, by and between Liberty Property Limited Partnership and COKeM International, Ltd.	Form S-4	333-266098	10.26	October 18, 2022

10.19 †	Form of Employment Agreement, by and between Alliance Entertainment Holding Corporation and Bruce Ogilvie.	Form S-4	333-266098	10.27	October 18, 2022

10.20 †	Form of Employment Agreement, by and between Alliance Entertainment Holding Corporation and Jeffrey Walker.	Form S-4	333-266098	10.28	October 18, 2022

10.21	Contingent Consideration Escrow Agreement by and among the Combined Company, Bruce Ogilvie and Continental Stock Transfer and Trust Company dated February 10, 2023.	Form 8-K	001-40014	10.29	February 13, 2023

10.22	Amendment Number Twelve to Loan and Security Agreement and Waiver, dated as of April 21, 2023, by and among AENT Corporation, Project Panther Acquisition Corporation, AEC Direct, LLC, Alliance Entertainment, LLC, Directtou, LLC, Mecca Electronics Industries, Inc., Mill Creek Entertainment, LLC, and COKeM International, Ltd., as Borrowers, and Bank of America, N.A., as Agent.	Form 8-K	001-40014	10.1	April 27, 2023

10.23	Amendment Number Thirteen to Loan and Security Agreement and Waiver, dated as of September 13, 2023, by and among AENT Corporation, Project Panther Acquisition Corporation, AEC Direct, LLC, Alliance Entertainment, LLC, Directtou, LLC, Mecca Electronics Industries, Inc., Mill Creek Entertainment, LLC, and COKeM International, Ltd., as Borrowers, and Bank of America, N.A., as Agent.	Form 8-K	001-40014	10.1	September 14, 2023

14*	Code of Ethics.

16	Letter from WithumSmith+Brown PC to the U.S. Securities and Exchange Commission dated February 10, 2023.	Form 8-K	001-40014	16.1	February 13, 2023

21.1	List of Subsidiaries.	Form 10-K	001-40014	21.1	March 30, 2023

23.1*	Consent of BDO USA, P.C.

31.1*	Certification of Principal Executive Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2*	Certification of Principal Financial Officer Pursuant to Securities Exchange Act Rules 13a-14(a) and 15(d)-14(a), as adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1*	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2*	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.1	Audit Committee Charter of Alliance Entertainment Holding Corporation.	Form 8-K	001-40014	99.3	February 10, 2023

99.2	Compensation Committee Charter of Alliance Entertainment Holding Corporation.	Form 8-K	001-40014	99.4	February 10, 2023

99.3	Nominating and Corporate Governance Committee Charter of Alliance Entertainment Holding Corporation.	Form 8-K	001-40014	99.5	February 10, 2023

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101. LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

*	Filed herewith.
**	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.
†	Indicates a management contract or compensatory plan, contract or arrangement.

Item 16. Form 10-K Summary.

None.

SIGNATURES

Pursuant to the requirements of the Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this annual report to be signed on its behalf by the undersigned, thereunto duly authorized, in Irvine, California, on the 18th day of October, 2023.

Alliance Entertainment Holding Corporation

By:

/s/ Jeffrey Walker
Name:	Jeffrey Walker
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this annual report has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jeffrey Walker	Chief Executive Officer and Director	October 18, 2023
Jeffrey Walker	(Principal Executive Officer)

/s/ Bruce Ogilvie	Executive Chairman of the Board of Directors	October 18, 2023
Bruce Ogilvie

/s/ John Kutch	Chief Financial Officer	October 18, 2023
John Kutch	(Principal Financial and Accounting Officer)

/s/ W. Tom Donaldson III	Director	October 18, 2023
W. Tom Donaldson III

/s/ Thomas Finke	Director	October 18, 2023
Thomas Finke

/s/ Chris Nagelson	Director	October 18, 2023
Chris Nagelson

/s/ Terilea J. Wielenga	Director	October 18, 2023
Terilea J. Wielenga

ALLIANCE ENTERTAINMENT HOLDING CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Alliance Entertainment Holding Corporation

Plantation, Florida

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Alliance Entertainment Holding Corporation (the “Company”) as of June 30, 2023 and 2022, the related consolidated statements of operations and comprehensive (loss) income, changes in stockholders’ equity, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered losses from operations for the year ended June 30, 2023, and has a working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO USA, P.C.

We have served as the Company’s auditor since 2021.

Miami, Florida

October 18, 2023

ALLIANCE ENTERTAINMENT HOLDING CORP.

CONSOLIDATED BALANCE SHEETS

($ in thousands) except share information	June 30, 2023	June 30, 2022
Assets
Current Assets
Cash and Cash Equivalents	$865	$1,469
Trade Receivables, Net	104,939	98,699
Related Party Receivable	—	245
Inventory, Net	146,763	249,439
Other Current Assets	8,299	9,128
Total Current Assets	260,866	358,980
Property and Equipment, Net	13,421	3,284
Operating Lease Right-Of-Use Assets	4,855	8,360
Goodwill	89,116	79,903
Intangibles, Net	17,356	18,764
Other Long-Term Assets	1,017	3,748
Deferred Tax Asset, Net	2,899	—
Total Assets	$389,530	$473,039
Liabilities and Stockholders' Equity
Current Liabilities
Accounts Payable	$151,622	$198,187
Accrued Expenses	9,340	11,573
Current Portion of Operating Lease Obligations	3,902	4,453
Current Portion of Finance Lease Obligations	2,449	—
Promissory Note	495	—
Contingent Liability	150	—
Revolving Credit Facility, Net	133,281	135,968
Income Taxes Payable	—	418
Total Current Liabilities	301,239	350,599
Finance Lease Obligation, Non- Current	7,029	3,377
Operating Lease Obligations, Non-Current	1,522	4,864
Warrant Liability	206	—
Deferred Tax Liability	—	5,271
Total Liabilities	309,996	364,111
Commitments and Contingencies (Note 11)
Stockholders' Equity
Preferred Stock Par Value $0.0001 per share, authorized 1,000,000 shares, 0 shares Issued and Outstanding	—	—
Common Stock: Par Value $0.0001 per share, Authorized 550,000,000 shares at June 30, 2023, and 100,000,000 at June 30, 2022; Issued and Outstanding 49,167,170 Shares as of June 30, 2023, and 47,500,000 at June 30, 2022	5	5
Paid In Capital	44,542	39,995
Treasury Stock	—	(2,674)
Accumulated Other Comprehensive Loss	(77)	(66)
Retained Earnings	35,064	71,668
Total Stockholders' Equity	79,534	108,928
Total Liabilities and Stockholders' Equity	$389,530	$473,039

The accompanying notes are an integral part of the consolidated financial statements.

ALLIANCE ENTERTAINMENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

	Year Ended	Year Ended
($ in thousands except share and per share amounts)	June 30, 2023	June 30, 2022
Net Revenues	$1,158,722	$1,417,377
Cost of Revenues (excluding depreciation and amortization)	1,054,788	1,234,995
Operating Expenses
Distribution and Fulfillment Expense	62,841	64,260
Selling, General and Administrative Expense	59,057	58,110
Depreciation and Amortization	6,629	8,259
Transaction Costs	5,014	(251)
IC DISC Commissions	2,833	9,907
Restructuring Cost	306	—
Total Operating Expenses	136,680	140,285
Operating (Loss) Income	(32,746)	42,098
Other Expenses
Interest Expense, Net	11,715	4,056
Change in Fair Value of Warrants	1	—
Total Other Expenses	11,716	4,056
(Loss) Income Before Income Tax (Benefit) Expense	(44,462)	38,042
Income Tax (Benefit) Expense	(9,058)	9,423
Net (Loss) Income	(35,404)	28,619
Other Comprehensive (Loss) Income
Foreign Currency Translation	(11)	7
Total Comprehensive (Loss) Income	(35,415)	28,626
Net (Loss) Income per Share – Basic and Diluted	$(0.74)	$0.60
Weighted Average Common Shares Outstanding – Basic and Diluted	48,138,393	47,500,000

The accompanying notes are an integral part of the consolidated financial statements.

ALLIANCE ENTERTAINMENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

YEARS ENDED JUNE 30, 2023 AND 2022

					Accumulated
	Common			Cost of	Other
	Stock Shares		Paid In	Treasury	Comprehensive	Retained
($ in thousands)	Issued	Par Value	Capital	Stock	(Loss) Income	Earnings	Total
Balances at June 30, 2021	47,500,000	$5	$39,995	$(2,674)	$(73)	$43,049	$80,302
Currency Translation Adjustment					7		7
Net Income	—	—	—	—	—	28,619	28,619
Balances at June 30, 2022	47,500,000	$5	$39,995	$(2,674)	$(66)	$71,668	$108,928
Capital Contribution	—	—	6,592	—	—	—	6,592
Net Loss	—	—	—	—	—	(35,404)	(35,404)
Conversion of Treasury Stock	—	—	(2,674)	2,674	—	—	—
Merger: Reverse Recapitalization	1,667,170	—	(787)	—	—	—	(787)
Fair Value of Contingent Shares	—	—	1,200	—	—	(1,200)	—
Currency Translation Adjustment	—	—	—	—	(11)	—	(11)
Stock-based Compensation Expense	—	—	216	—	—	—	216
Balances at June 30, 2023	49,167,170	$5	$44,542	$—	$(77)	$35,064	$79,534

The accompanying notes are an integral part of the consolidated financial statements.

ALLIANCE ENTERTAINMENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
($ in thousands)	June 30, 2023	June 30, 2022
Cash Flows from Operating Activities:
Net (Loss) Income	$(35,404)	$28,619
Adjustments to Reconcile Net (Loss) Income to
Net Cash Provided by (Used in) Operating Activities:
Inventory write-down	10,800	—
Depreciation of Property and Equipment	2,221	3,096
Amortization of Intangible Assets	4,408	5,163
Amortization of Deferred Financing Costs (Included in Interest)	167	165
Bad Debt Expense	598	496
Deferred Income Taxes	(8,171)	(1,177)
Stock-based Compensation Expense	216	—
Gain on Disposal of Fixed Assets	(3)	—
Changes in Assets and Liabilities, Net of Acquisitions
Trade Receivables	(4,626)	12,138
Related Party Receivable	245	1,231
Inventory	99,729	(107,778)
Income Taxes Payable\Receivable	(1,533)	(1,867)
Operating Lease Right-Of-Use Assets	3,505	4,299
Operating Lease Obligations	(3,893)	(4,583)
Other Assets	5,031	(5,230)
Accounts Payable	(68,950)	(16,146)
Accrued Expenses	(952)	(1,980)
Net Cash Provided by (Used in) Operating Activities	3,388	$(83,554)
Cash Flows from Investing Activities:
Cash Received for Business Acquisitions, Net of Cash Acquired	1	—
Capital Expenditures	(825)	(50)
Net Cash Used in Investing Activities	(824)	(50)
Cash Flows from Financing Activities:
Payments on Financing Leases	(304)	(811)
Payments on Seller Notes	—	(3,750)
Payments on Revolving Credit Facility	(1,092,306)	(1,346,442)
Borrowings on Revolving Credit Facility	1,089,453	1,428,664
Payments on related party loans	(7,596)	—
Borrowings on related party loans	7,596	—
Proceeds from Financing advancements	—	3,377
Net Cash (Used in) Provided by Financing Activities	(3,157)	81,038
Net Decrease in Cash and Cash Equivalents	(593)	(2,566)
Net Effect of Currency Translation on Cash and Cash Equivalents	(11)	7
Cash, Beginning of the Period	1,469	4,028
Cash, End of the Period	$865	$1,469
Supplemental disclosure for Cash Flow Information
Cash Paid for Interest	$11,425	$2,878
Cash Paid for Income Taxes	$648	$9,345
Supplemental Disclosure for Non-Cash Investing and Financing Activities
Conversion of Treasury stock	$2,674	$—
Fixed Asset Financed with Debt	$10,080	$—
Capital Contribution	$6,592	$—
Business Combination: Reverse recapitalization	$(787)	—

The accompanying notes are an integral part of the consolidated financial statements.

Note 1: Organization and Summary of Significant Accounting Policies

Alliance Entertainment Holding Corporation (“Alliance”) was formed on August 9, 2010. The Company provides full-service distribution of pre-recorded music, video movies, video games and related accessories, and merchandising to retailers and other independent customers primarily in the United States. It provides product and commerce solutions to “brick-and-mortar”, e-commerce retailers, and consumer direct websites, while maintaining trading relationships with manufacturers of pre-recorded music, video movies, video games and related accessories. The Company also provides third party logistics (3PL) products and services to customers.

On July 1, 2022, the Company added Think3Fold Ltd. to its portfolio. Consolidated financial statements are presented for Alliance Entertainment Holding Corporation and business operations are conducted through seven subsidiaries. The Company’s corporate offices are headquartered in Plantation, FL, with primary warehouse facilities located in Shepherdsville, KY and Shakopee, MN.

On February 10, 2023, Alliance, Adara Acquisition Corp. (“Adara”) and a Merger Sub consummated the closing of the transactions contemplated by a Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, a business combination of Legacy Alliance (Alliance Entertainment Holding Corporation pre-Merger, as defined below) and Adara was affected by the merger of Merger Sub with and into Alliance (the “Merger”), with Alliance surviving the Merger as a wholly- owned subsidiary of Adara. Following the consummation of the Merger on the closing date, Adara changed its name from Adara Acquisition Corp. to Alliance Entertainment Holding Corporation (the “Company”). See Note 15.

At the closing of the Merger, each of the then issued and outstanding shares of Alliance common stock were cancelled and automatically converted into the right to receive the number of shares of Adara common stock equal to the exchange ratio (determined in accordance with the Business Combination Agreement). The Company’s 900 shares of previously outstanding common stock were exchanged for 47,500,000 shares of Class A Common Stock. The Merger was accounted for as a recapitalization of Legacy Alliance and the change in equity structure has been retroactively reflected in the financial statements for all periods presented. In addition, pursuant to the Business Combination Agreement, 60,000,000 shares of Class E common stock of Adara to the Legacy Alliance stockholders were placed in an escrow account to be released to such Legacy Alliance stockholders and converted into Class A common stock upon the occurrence of certain triggering events.

A summary of the significant accounting policies consistently applied in the preparation of the consolidated financial statements:

Basis of Presentation

The consolidated financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The consolidated financial statements include the accounts of Alliance Entertainment Holding Corporation and its wholly owned subsidiaries. Significant intercompany transactions have been eliminated in consolidation.

Liquidity and Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The going concern basis of presentation assumes that the Company will continue in operation one year after the date these financial statements are issued and will be able to realize its assets and discharge its liabilities and commitments in the normal course of business.

Pursuant to the requirements of the Financial Accounting Standards Board’s (the “FASB”) Accounting Standards Codification (“ASC”) Topic 205-40, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern, management must evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year from the date these financial statements are issued. This evaluation does not take into consideration the potential mitigating effect of management’s plans that have not been fully implemented or are not within control of the Company as of the date the financial statements are issued. When substantial doubt about the Company’s ability to continue as a going concern exists, management evaluates whether the mitigating effect of its plans sufficiently alleviates the substantial doubt. The mitigating effect of management’s plans, however, is only considered if both (1) it is probable that the plans will be effectively implemented within one year after the date that the financial statements are issued, and (2) it is probable that the plans, when implemented, will mitigate the relevant conditions or events that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued.

The Company’s principal source of liquidity is its borrowing capacity under the revolving credit facility (the “Revolver”) with Bank of America, which matures on December 31, 2023, and cash generated from operations. The Company has suffered losses from operations for the year ended June 30, 2023, and has a working capital deficiency. Management is in active discussions with lenders to renew the Revolver prior to its maturity. These conditions raise substantial doubt regarding the Company’s ability to continue as a going concern for a period of at least one year from the date of issuance of these consolidated financial statements. Management is currently evaluating cost reduction opportunities, process efficiencies, and its overall growth and diversification strategy. If the Company is unable to get an extension of its Revolver and implement sufficient mitigation efforts, the Company may be forced to limit its business activities or be unable to continue as a going concern, which would have a material adverse effect on its results of operations and financial condition.

Revenue Recognition

The Company enters into contracts with its customers for the purchase of products in the ordinary course of business. A contract with commercial substance exists once the Company receives and accepts a purchase order under a sales contract. Payment terms on invoiced amounts generally range from 0 to 90 days. Revenue from the sale and distribution of pre-recorded music, video, games, accessories, and other related products are recognized when the performance obligations under the terms of a contract with its customer are satisfied, which occurs with the transfer of control of the product. For the majority of the Company’s products, control is transferred, and revenue is recognized when the product is shipped from the Company’s distribution center to the Company’s customers, which primarily consist of retailers. For most of the Company’s distribution contracts, the Company is considered to be the principal to these transactions and the revenue is recognized on a gross basis, since the Company is the primary obligor for fulfilling the promise to its customers on these arrangements, has inventory risk, and has latitude in establishing prices. Additionally, the Company ships some of its products to retailers on a consignment basis. The Company retains ownership of its products stored at these retailers. As the Company’s products are sold by the retailer, ownership is transferred from the Company to the retailer. At that time, the Company invoices the retailer and recognizes revenue for these consignment transactions. If a contract contains more than one performance obligation, the transaction price is allocated to each performance obligation based on relative standalone selling price. Shipping and handling activities are treated as a fulfillment activity rather than a promised service, and therefore, are not considered a performance obligation. Sales, use, value-added, and other excise taxes the Company collects concurrent with revenue producing activities are excluded from revenue. Incidental items that are immaterial in the context of the contract are recognized as expense when incurred.

The Company applies ASC 606, Revenue from Contracts with Customers, (ASC 606) utilizing the following allowable exemptions or practical expedients:

●	Portfolio approach practical expedient relative to the estimation of variable consideration.
●	Shipping and handling practical expedient to account for shipping and handling activities that occur after control of the related good transfers as fulfillment activities.
●	Costs of obtaining a contract practical expedient to recognize the incremental costs of obtaining a contract as an expense when incurred if the amortization period of the asset is one year or less.
●	Sales taxes practical expedient to exclude sales taxes and other similar taxes from the transaction price.
●	Significant financing component practical expedient

Revenue is recognized at the transaction price which the Company expects to be entitled to receive. When determining the transaction price, the Company estimates variable consideration by applying the portfolio approach practical expedient under ASC 606. The primary sources of variable consideration for the Company are rebate programs, incentive programs and product returns. The rebate and incentives are recorded as a reduction to revenue at the time of the initial sale or when offered. The Company estimates variable consideration related to products sold under its rebate and incentive programs using the expected value method, which is based on sales terms with customers, historical experience, inventory levels, volume purchases, and known changes in relevant trends in the future. There are no material instances where variable consideration is constrained and not recorded at the initial time of sale.

Substantially all of the Company’s sales are domestic and are made to customers under agreements permitting certain limited rights of return based upon the prior months’ sales and vendor return rights. Except for video games and vinyl sales, which are not returnable, generally it is the Company’s policy not to accept product returns that cannot be returned to the Company’s vendors. Revenue from product sales is recognized net of estimated returns. Sales in the pre-recorded music and video movies industry generally give certain customers the right to return products. In addition, the Company’s suppliers generally permit the Company to return products that are in the supplier’s current product listing, except for video games and vinyl.

Based on historical returns, review of current catalog list and the change of mass merchant’s floor space and store locations carrying the Company’s products, management provides for estimated net returns at the time of sale and other specific reserves when appropriate. This is typically done using a twelve-month average return rate by product.

The Company has determined that the nature, amount, timing, and uncertainty of revenue and cash flows are most significantly affected by the overall economic health of the consumer product industry in the United States.

Cash and Cash Equivalents

Cash equivalents include all investments with original maturities of three months or less when purchased. The Company maintains its cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Trade Receivables, Net

The Company grants credit to customers on credit terms in the ordinary course of business. Credit is extended based on an evaluation of a customer’s financial condition and collateral is generally not required. Trade receivables are carried at original invoice amount less estimates made for allowances for uncollectible accounts based on a periodic review of all outstanding amounts. Management measures all expected losses based on a forward-looking expected loss model which reflects probable losses based on historical experience, current conditions, and reasonable and supportable forecasts. Trade receivables are written off against the allowance when they are deemed uncollectible. Recoveries of trade receivables previously written off are recorded as a credit to the allowance for uncollectible accounts when received.

Inventory and Inventory Reserves

Inventory is stated at the lower of cost, using the weighted average cost method, or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Excess or obsolete inventory reserves that reduce the cost basis of the assets are established when inventory is estimated to not be sellable or returnable to suppliers based on product demand and product life cycle.

Property and Equipment, Net

Property and equipment are recorded at cost less accumulated depreciation. Depreciation and amortization are calculated using the straight-line method over the estimated useful life of the asset. Costs of major additions and improvements are capitalized while repair and maintenance costs are charged to expense as incurred. When items are disposed of, the cost and accumulated depreciation are eliminated from the accounts, and any gain or loss is reflected in the consolidated statements of operations.

Depreciation and Amortization

Depreciation is provided in amounts sufficient to allocate the cost of depreciable assets to operations over their estimated useful lives using the straight-line method. The estimated useful lives are as follows:

Asset Class	Useful Life
Leasehold Improvements	5 – 10 years
Machinery and Equipment	3 – 7 years
Furniture and Fixtures	5 – 7 years
Capitalized Software	1 – 3 years
Equipment Under Capital Leases	5 years
Computer Equipment	2 – 5 years

Leasehold improvements and equipment under capitalized leases are amortized over the shorter of the useful life of the asset or the life of the lease.

Goodwill and Definite-Lived Intangible Assets, Net

Goodwill is assessed using either a qualitative assessment or quantitative approach to determine whether it is more likely than not that the fair value of the reporting unit is less than the carrying amount. The qualitative assessment evaluates factors including macroeconomic conditions, industry-specific and company-specific considerations, legal and regulatory environments, and historical performance. If the Company determines that it is more likely than not that the fair value of a reporting unit is less than its carrying value, a quantitative assessment is performed. Otherwise, no further assessment is required. The quantitative approach compares the estimated fair value of the reporting units to it carrying amount, including goodwill. Impairment is indicated if the estimated fair value of the reporting unit is less than the carrying amount of the reporting unit, and an impairment charge is recognized for the differential.

The Company completes its annual goodwill impairment test as of June 30 each year. For the years ended June 30, 2023 and 2022, the Company did not record any impairment.

Definite-Lived intangible assets are stated at cost, less accumulated amortization. Amortization of customer relationships and lists is recorded using an accelerated method over the useful lives of the related assets, which range from 10 to 15 years. Covenants not to compete, trade name and favorable leases are amortized using the straight-line method over the estimated useful lives of the related assets, which range from 5 to 15 years.

Impairment of Long-Lived Assets

Recoverability of long-lived assets, including property and equipment and certain identifiable intangible assets are evaluated whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable. Factors considered important which could trigger an impairment review include but are not limited to significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the assets or the strategy for the overall business, significant decrease in the market value of the assets and significant negative industry or economic trends. In the event the carrying amount of the long-lived assets may not be recoverable based upon the existence of one or more of the indicators, the assets are assessed for impairment based on the estimated future undiscounted cash flows expected to result from the use of the asset and its eventual deposition. If the carrying amount of an asset exceeds the sum of the estimated future undiscounted cash flow, an impairment loss is recorded for the excess of the asset’s carrying amount over its fair value. There was no impairment during the years ended June 30, 2023 and 2022.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates inherent in the preparation of the accompanying consolidated financial statements include management’s estimates of sales returns, warrants fair value, rebates, inventory valuation, and inventory recoverability. On an ongoing basis, management evaluates its estimates compared to historical experience and trends, which form the basis for making judgments about the carrying value of assets and liabilities.

Fair Value of Financial Instruments

The Company complies with ASC 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value in accordance with U.S. generally accepted accounting principles and expands disclosure requirements about fair value measurements. Under ASC 820, there are three categories for the classification and measurement of assets and liabilities carried at fair value:

Level 1:   Valuation based on quoted market prices in active markets for identical assets or liabilities. Since valuations are based on quoted prices that are readily and regularly available in an active market, valuation of these products does not entail a significant degree of judgment. Examples include publicly traded equity securities and publicly traded mutual funds that are actively traded on a major exchange or over-the-counter market.

Level 2:   Valuation based on quoted market prices of investments that are not actively traded or for which certain significant inputs are not observable, either directly or indirectly. Examples include municipal bonds, where fair value is estimated using recently executed transactions, bid asked prices and pricing models that factor in, where applicable, interest rates, bond spreads and volatility.

Level 3:   Valuation based on inputs that are unobservable and reflect management’s best estimate of what market participants would use as fair value. Examples include limited partnerships and private equity investments.

The estimated fair value of cash, trade receivables, accounts payable, accrued expenses and other current liabilities are based on Level 1 inputs as the fair values approximate carrying amounts as of June 30, 2023, and 2022, based on the short-term nature and maturity of these instruments.

The estimated fair values of debt and the credit facility is based on Level 2 inputs, which consist of interest rates that are currently available to the Company for issuance of debt with similar terms and remaining maturities. As of June 30, 2023 and 2022 the estimated fair value of the Company’s short and long-term debt approximates it carrying value due to market interest rates charged on such debt or their short-term maturities.

The estimated fair value of the tangible and intangible assets acquired, and the liabilities assumed in connection with the acquisition of Think3Fold were measured using Level 2 and Level 3 inputs.

The estimated fair value of warrants, contingent shares and restricted stock awards is determined based on various valuation methodologies, including the Black-Scholes option pricing model and other appropriate valuation techniques. These methodologies consider factors such as the exercise price, expected volatility, expected term, and risk-free interest rate.

Warrants

Management evaluates all of the Company’s financial instruments, including warrants issued to purchase its Class A Common Stock, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and ASC 815-15. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is assessed at issuance of the financial instrument and re-assessed at the end of each reporting period.

As a result of the Merger, the Company initially had 5,750,000 Public Warrants, 4,120,000 Private Placement Warrants, and 50,000 Representative Warrants issued that are exercisable to purchase shares of Class A Common Stock. The Public Warrants qualify for the derivative scope exception under ASC 815 and are therefore presented as a component of Stockholders’ Equity on the consolidated balance sheets without subsequent fair value re-measurement.

The Private Placement Warrants and Representative Warrants are recognized as derivative liabilities in accordance with ASC 815-40. Accordingly, the Company recognizes the Private Placement Warrants and Representative Warrants as liabilities at fair value in the consolidated balance sheets with the warrant liabilities subject to re-measurement at each balance sheet date until exercised, and any change in fair value recognized in the consolidated statements of operations.

The Company re-computes the fair value of the Private and the Representative Warrants at the issuance date and the end of each quarterly reporting period. Such value computation includes subjective input assumptions that are consistently applied each period. If the Company were to alter its assumptions or the numbers input based on such assumptions, the resulting fair value could be materially different. Refer to Note 17, Warrants and Note 18, Fair Value for additional details of the Warrants and related valuation.

Earnings per Share

Basic Earnings Per Share is computed by dividing net income available to common shareholders by the weighted average shares outstanding during the period. Diluted EPS takes into account the potential dilution that could occur if securities or other contracts to issue shares, such as stock options, warrants, and unvested restricted stock units, were exercised and converted into common shares and the impact would not be antidilutive. Diluted EPS is computed by dividing net income available to common shareholders by the weighted average shares outstanding during the period, increased by the number of additional shares that would have been outstanding if the potential shares had been issued and were dilutive. Contingently issuable shares are included in basic net loss per share only when there is no circumstance under which those shares would not be issued.

As a result of the Merger (see Note 15), the Company has retroactively adjusted the weighted average shares outstanding prior to February 10, 2023, to give effect to the Exchange Ratio used to determine the number of shares of Common Stock into which they were converted.

The following table sets forth the computation of basic and diluted net earnings (loss) per share of Common Stock for the years ended June 30, 2023, and 2022 respectively:

	Year Ended	Year Ended
	June 30, 2023	June 30, 2022
Net (loss) Income (in thousands)	$(35,404)	$28,626
Basic and diluted shares
Weighted-average Class A Common Stock outstanding (basic)	48,138,393	47,500,000
Weighted-average Class A Common Stock outstanding (diluted)	48,398,623	47,500,000
(Loss) Income per share for Class A Common Stock
— Basic and Diluted	$(0.74)	$0.60

There are 60,000,000 shares of contingently issuable Common Stock that were not included in the computation of basic earnings (loss) per share since the contingencies for the issuance of these shares have not been met as of June 30, 2023. There are also 9,920,000 warrants outstanding and 260,000 restricted shares that have been excluded from diluted earnings per share because they are anti-dilutive.

Advertising Costs

Advertising costs, which consist primarily of mailers, catalogs, online marketing and other promotions, are expensed in the period in which the advertisement or promotion occurs. Additionally, the Company maintains cooperative advertising agreements with certain vendors to include their logos and product descriptions prominently in the catalogs and calendars. The fee revenues charged to the vendors for the cooperative advertising arrangements are recorded as a reduction of advertising expense and any excess fees are recorded as a reduction of cost of goods sold. Advertising costs, which are included as selling, general and administrative expenses, were $7.9 million and $6.5 million for the years ended June 30, 2023 and 2022, respectively.

Deferred Financing Costs

Deferred financing costs relating to the Company’s revolving credit facility are deferred and amortized ratably over the life of the debt using the straight-line method. Deferred financing costs are included as an addition to interest expense on the consolidated statements of operations and comprehensive income and are included in Revolving Credit Facility, Net on the Consolidated Balance Sheets.

Shipping and Handling

The Company accounts for shipping and handling activities as fulfillment activities. As such, the Company does not evaluate shipping and handling as promised services to its customers. Shipping and handling costs are included in cost of revenues in the accompanying consolidated statements of operations and comprehensive income.

Foreign Currency Translation and Transactions

The financial position and results of operations of the Company’s foreign subsidiary is measured using the local currency as the functional currency. Assets and liabilities of this subsidiary are translated into United States dollars at the exchange rate in effect at each period end. Income statement accounts are translated at the average rate of exchange prevailing during the period. Foreign currency translation (loss) income totaled ($11) and $7,000 for the years ended June 30, 2023, and 2022, respectively.

The Company does not typically hedge its foreign exchange rate position. Realized gains or losses from foreign currency transactions are included in operations as incurred.

Business Combinations — Valuation of Acquired Assets and Liabilities Assumed

The Company allocates the purchase price for each business combination, or acquired business, based upon (i) the fair value of the consideration paid and (ii) the fair value of net assets acquired, and liabilities assumed. The determination of the fair value of net assets acquired and liabilities assumed requires estimates and judgements of future cash flow expectations for the acquired business and the allocation of those cash flows to identifiable tangible and intangible assets. Fair values are calculated by applying estimates related to Internal Rate of Return (IRR) and Weighted Average Cost of Capital (WACC) assumptions as well as incorporating expected cash flows into industry standard valuation techniques. Goodwill is the amount by which the purchase price consideration exceeds the fair value of tangible and intangible assets acquired, less assumed liabilities.

Intangible assets, such as customer relations and trade names, when identified, are separately recognized and amortized over their estimated useful lives, if considered definite lived. Acquisition costs are expensed as incurred and are included in the consolidated statements of operations and comprehensive income.

Leases

The Company is a lessee in multiple noncancelable operating and financing leases. If the contract provides the Company with the right to substantially all the economic benefits and the right to direct the use of the identified asset, it is generally considered to be or contain a lease. Right-of-Use (ROU) assets and lease liabilities are recognized at the lease commencement date based on the present value of the future lease payments over the expected lease term. The ROU asset is also adjusted for any lease prepayments made, lease incentives received, and initial direct costs incurred.

The lease liability is initially and subsequently recognized based on the present value of its future lease payments. Variable payments are included in the future lease payments when those variable payments depend on an index or a rate. Increases (decreases) to variable lease payments due to subsequent changes in an index or rate are recorded as variable lease expense (income) in the future period in which they are incurred.

The discount rate used is the implicit rate in the lease contract, if it is readily determinable, or the Company’s incremental borrowing rate. The Company uses the incremental borrowing rate based on the information available at the commencement date for all leases. The Company’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms and in a similar economic environment.

The ROU asset for operating leases is subsequently measured throughout the lease term at the amount of the remeasured lease liability (i.e., present value of the remaining lease payments), plus unamortized initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received, and any impairment recognized. Operating leases with fluctuating lease payments: For operating leases with lease payments that fluctuate over the lease term, the total lease costs are recognized on a straight-line basis over the lease term. The ROU asset for finance leases is amortized on a straight-line basis over the lease term.

For all underlying classes of assets, the Company has elected to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement and do not include an option to purchase the underlying asset that the Company is reasonably certain to exercise. Leases containing termination clauses in which either party may terminate the lease without cause and the notice period is less than 12 months are generally deemed short-term leases with lease costs included in short-term lease expense. The Company recognizes short-term lease cost on a straight-line basis over the lease term.

Variable Interest Entity

The Company evaluates its ownership, contractual, and other interests in entities to determine if it has any variable interest in a variable interest entity (VIE). These evaluations are complex, involve judgment, and the use of estimates and assumptions based on available historical information, among other factors. If the Company determines that an entity in which it holds a contractual, or ownership, interest is a VIE and that the Company is the primary beneficiary, the Company consolidates such entity in its consolidated financial statements. The primary beneficiary of a VIE is the party that meets both of the following criteria: (i) has the power to make decisions that most significantly affect the economic performance of the VIE; and (ii) has the obligation to absorb losses or the right to receive benefits that in either case could potentially be significant to the VIE. Management performs ongoing reassessments of whether changes in the facts and circumstances regarding the Company’s involvement with a VIE will cause the consolidation conclusion to change.

Changes in consolidation status are applied prospectively. The Company evaluated its transactions with a related party included in Note 12 and concluded that the arrangements do not result in variable interests and do not require consolidation of any of the related party entities.

Concentrations

Customers:

	Year Ended	Year Ended
Revenues	June 30, 2023	June 30, 2022
Customer #1	23.1%	26.8%

Receivable	June 30, 2023	June 30, 2022
Customer #1	*	21.4%
Customer #2	15.5%	14.7%
Customer #3	12.1%	*
Customer #4	10.5%	*

Suppliers:

	Year Ended	Year Ended
Purchases	June 30, 2023	June 30, 2022
Supplier #1	14.6%	11.1%
Supplier #2	12.9%	13.6%
Supplier #3	*	15.6%

Payables	June 30, 2023	June 30, 2022
Supplier #1	12.3%	11.9%

* Less than 10%

Segments

Operating segments are defined as components of an enterprise where discrete financial information is available and evaluated regularly by the chief operating decision maker or decision-making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision makers manage the business, allocate resources, and assess performance on a consolidated basis. Accordingly, the Company has one operating and reportable segment.

Accounting Pronouncements

Recently Issued Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40) to improve, simplify, and enhance the financial reporting requirements for convertible instruments and contracts in an entity’s own equity. ASU 2020-06 is effective for public business entities that meet the definition of an SEC filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. The Company adopted this ASU using the modified retrospective method on July 1, 2022. The adoption did not result in any cumulative adjustment to the opening balance of retained earnings.

Recently Issued but Not Yet Adopted Accounting Pronouncements

In October 2021, The FASB issued ASU No. 2021-08, Accounting for contract Assets and Contract Liabilities from contracts with customers (Topic 805) (“ASU 2021-08”). ASU 2021-08 requires an acquirer in a business combination to recognize and measure contract assets and contract liabilities (deferred revenue) from acquired contracts using the revenue recognition guidance in Topic 606. At the acquisition date, the acquirer applies the revenue model as if it had originated the acquired contracts. ASU 2021-08 is effective for annual periods beginning after December 15, 2022, including interim periods within those fiscal years. Adoption of ASU 2021-08 should be applied prospectively. Early adoption is also permitted, including adoption in an interim period. If early adopted, the amendments are applied retrospectively to all business combinations for which the acquisition date occurred during the fiscal year of adoption. The Company is currently evaluating the impact of ASU 2021-08 on its consolidated financial statements.

Note 2: Trade Receivables, Net

Trade Receivables, Net consists of the following at:

($ in thousands)	June 30, 2023	June 30, 2022
Trade Receivables	$106,467	$101,064
Less:
Allowance for Credit Losses	(235)	(557)
Sales Returns Reserve, Net	(1,470)	(1,898)
Customer Rebate and Discount Reserve	177	90
Total Allowances	(1,528)	(2,365)
Trade Receivables, Net	$104,939	$98,699

Trade Receivables, Net as of July 1, 2021 were $111.3 million.

Note 3: Inventory, Net

The Company completed an evaluation of the net realizable value of our inventory during the twelve months ended June 30, 2023. As a result of this evaluation, the Company recorded a $10.8 million inventory write down to reflect it at its net realizable value, which is recorded in cost of revenue in the consolidated financial statements.

Inventory, Net (all finished goods) consists of the following at:

($ in thousands)	June 30, 2023	June 30, 2022
Inventory	$156,016	$255,236
Less: Reserves	(9,253)	(5,797)
Inventory, Net	$146,763	$249,439

Note 4: Other Current and Long-Term Assets

Other Current and Long-Term Assets consists of the following at:

($ in thousands)	June 30, 2023	June 30, 2022
Other Assets - Current
Prepaid Intellectual Property	$2,890	$2,443
Prepaid Insurance	1,365	431
Prepaid Acquisitions	—	2,243
Prepaid Freight	—	216
Prepaid Manufacturing Components	164	79
Prepaid Rent	1,054	—
Prepaid Maintenance	1,572	885
Prepaid Shipping Supplies	1,254	2,831
Total Other Assets - Current	$8,299	$9,128

Other Long-Term Assets
Deposits	$270	$3,748
Income tax receivable	747	—
Total Other Long-Term Assets	$1,017	$3,748

Note 5: Property and Equipment, Net

Property and Equipment, Net consists of the following at:

($ in thousands)	June 30, 2023	June 30, 2022
Property and Equipment
Leasehold Improvements	$1,680	$1,680
Machinery and Equipment	29,537	19,440
Furniture and Fixtures	1,749	3,530
Capitalized Software	10,508	11,451
Equipment Under Capital Leases	12,488	12,917
Computer Equipment	1,626	2,662
Construction in Progress	154	154
	57,742	51,834
Less: Accumulated Depreciation and Amortization	(44,321)	(48,550)
Total Property and Equipment, Net	$13,421	$3,284

Depreciation Expense for the year ended June 30, 2023, and 2022 was $2.2 million and $3.1 million respectively.

Note 6: Goodwill and Intangibles, Net

($ in thousands)
Goodwill, as of June 30, 2022	$79,903
Additions from business acquisition	9,213
Goodwill, as of June 30, 2023	$89,116

Intangibles, Net consists of the following at:

($in thousands)	June 30, 2023	June 30, 2022
Intangibles:
Customer Relationships	$78,000	$78,000
Trade Name - Alliance	5,200	5,200
Covenant Not to Compete	10	10
Mecca Customer Relationships	8,023	8,023
Customer List	12,760	9,760
Total	$103,993	$100,993
Accumulated Amortization	(86,637)	(82,229)
Intangibles, Net	$17,356	$18,764

During the year ended June 30, 2023, and 2022, the Company recorded amortization expense of $4.4 million and $5.2 million, respectively.

Expected amortization over the next five years and thereafter, as of June 30, 2023, is as follows:

($ in thousands)	Intangible Assets
Year Ended June 30
2024	$3,824
2025	3,251
2026	2,939
2027	2,879
2028	1,855
Thereafter	2,608
Total Expected Amortization	$17,356

Note 7: Accrued Expenses

Accrued Expenses consists of the following at:

($ in thousands)	June 30, 2023	June 30, 2022
Marketing Funds Accruals	$5,203	$2,738
Payroll and Payroll Tax Accruals	2,765	3,904
Accruals for Other Expenses	1,372	4,931
Total Accrued Expenses	$9,340	$11,573

Note 8: Revolving Credit Facility

The Company has a Revolving Credit Facility with Bank of America (the “Credit Facility”). The Credit Facility was increased from $175 million to $225 million on June 30, 2022, but was reduced to $175 million on June 30, 2023, in connection with Amendment No. 12, as defined below. The Credit Facility carries a variable annual interest rate equal to the higher of the Prime rate, Federal Funds rate plus .5% or Bank of America Libor rate plus 2%, up to January 1, 2022, and SOFR plus a spread of 2.11% thereafter. The Company executed an amendment to its Credit Facility on January 24, 2022, (retroactive to January 1, 2022), to transition the interest rate benchmark from Libor to a Secured Overnight Financing Rate (SOFR). The effective interest rate on the revolver using SOFR for the year ended June 30, 2023, was 6.00% (SOFR plus a spread of 2.11%). The effective interest rate for the year ended June 30, 2022, was 3.61%. All assets (with certain capitalized lease exceptions) and interest in the assets of the Company are pledged as collateral under the Credit Facility.

The Credit Facility, which had its original maturity on September 29, 2023, was extended for 93-days in connection with Amendment No. 13, as defined below. Management is in active discussions with lenders to renew the Credit Facility.

The Credit Facility contains certain financial covenants with which the Company is required to comply. Failure to comply with the financial covenants contained in the Credit Facility could result in an event of default. An event of default, if not cured or waived, would permit acceleration of any outstanding indebtedness under the Credit Facility. The Company obtained a waiver for non-compliance with one non-financial covenant related to its delivery of the monthly financial statements and compliance certificates for the periods pertaining to June 30, 2022, July 31, 2022, and August 31, 2022. These non-compliances resulted in events of default under the Revolving Credit Facility and accordingly, the Credit Facility was classified as a current liability as of June 30, 2022.

On April 21, 2023, certain subsidiaries of the Company, as Borrowers thereunder (the “Borrowers”), entered into an Amendment Number Twelve and Waiver (“Amendment No. 12”) to the Credit Facility. Amendment No. 12 provides for the waiver by Bank of America and the Required Lenders (as defined in the Credit Facility) of certain specified events of default under the Credit Facility, including the failure by the Borrowers to meet the Fixed Charge Coverage Ratio covenant requirement for the twelve trailing months ended November 30, 2022, December 31, 2022, January 31, 2023 and February 28, 2023 and certain other non-financial covenant breaches, and modifies the Credit Facility to, among other things, (i) suspend the Fixed Charge Coverage Ratio covenant requirement until the first calendar month end for which the Borrowers are in compliance with such requirement (the “Fixed Charge Coverage Compliance Date”), and (ii) add an additional covenant requiring the Borrowers to maintain specified minimum levels of EBITDA, which requirement will remain in effect until the Fixed Charge Coverage Compliance Date. Pursuant to Amendment No. 12, the Borrowers agreed to pay a waiver fee in the amount of approximately $180,000.

On September 13, 2023, the Borrowers entered into Amendment Number Thirteen and Waiver (“Amendment No. 13”) to the Credit Facility. Amendment No. 13 provides for the waiver by Bank of America and the Required Lenders (as defined in the Credit Facility) of certain specified events of default under the Credit Facility, as of June 30, 2023 and thereafter, including a favored Equipment Lease Guaranty with Fifth Third Bank and short-term loans known as Ogilvie Loan Transactions ranging from $7.6 million to $17.0 million during the months of June, July and August, 2023 (Note 12). The parties acknowledge these are breaches of the covenants of the Credit Facility; however, the Borrowers have requested, and the Required Lenders have agreed, to waive the Specified Events of Default and amend the Credit Facility Agreement to extend the Revolver Termination Date for a period of 93 days to December 31, 2023.

Availability under the Credit Facility is limited by the Company’s borrowing base calculation, as defined in the Credit Agreement. In addition, there is a commitment fee of 0.25% for unused credit line with fees for the twelve months ended June 30, 2023, and 2022 of $147,000 and $141,000, respectively. Availability at June 30, 2023, was approximately $2 million with an outstanding revolver balance of $133 million. Availability at June 30, 2022, was $48 million with an outstanding revolver balance of $136 million.

Revolving Credit Facility, net consists of the following at:

($ in thousands)	June 30, 2023	June 30, 2022
Outstanding Balance	$133,323	$136,176
Less: Deferred Finance Costs	(42)	(208)
Revolving Credit Facility, Net	$133,281	$135,968

Note 9: Employee Benefits

Company Health Plans

The Company sponsors the Alliance Health & Benefits Plan (AHBP) consisting of the following plans: self-insured medical (PPO and HDHP), dental (PPO and HMO), vision, life Insurance, and short & long-term disability. The medical insurance is self-insured to a maximum company exposure of $225,000 per individual occurrence, at which time a stop loss policy covers the balance of covered claims. The Company contributes various percentages to different levels of premium coverage. As of June 30, 2023, the Company fully accrued for estimated run out exposure on a mature claim basis, as provided and calculated by our plan administrator.

The Dental insurance HMO is self-insured to a maximum per individual procedure based on a published schedule which measures exposure. The PPO policy is fully insured. The Company contributes various percentages to different levels of premium coverage. As of June 30, 2023, the Company was fully accrued for estimated run out exposure on a mature claim basis, as provided and calculated by the plan administrator. The vision plan, life insurance plan, and short and long-term disability plans are fully insured, sponsored by the Company and premiums are paid by the employer and employee based on various Board approved schedules. At June 30, 2023 and June 30, 2022, the accrued estimated run out exposure totaled approximately $218,000 and $218,000, respectively, for the medical and dental insurance plans. Accrued estimated runout exposure is included in accrued expenses on the consolidated balance sheets.

401(k) Plan

The Company has the Alliance Entertainment 401(k) Plan (the Plan) covering all eligible employees of the Company. All employees over the age of 18 are eligible to participate in the Plan at the beginning of the month following date of hire. The Plan has automatic deferral at the beginning of the month following date of hire. Employees are automatically enrolled in the Plan with a 3% contribution; however, they have the option to increase/decrease their deferrals or opt out of the Plan at any time. The Company currently offers a match contribution of $.50 of every dollar up to 4% of contribution percentage. The Company conducts a retirement plan review on an annual basis.

Note 10: Income Taxes

The Company accounts for income taxes under an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s consolidated financial statements or tax returns as well as tax credits carry forward. In estimating future tax consequences, the Company generally considers all expected future events other than enactments of changes in the tax laws or rates. Valuation allowances are established as necessary to reduce deferred tax assets to an amount more likely than not to be realized.

The Company's policy on income statement classification of interest and penalties related to income tax obligations is to include such items as part of total interest expense and other expense, respectively. As of June 30, 2023, and 2022, the Company did not have any material uncertain tax positions and thus has not recognized any interest or penalties in these consolidated financial statements. The Federal income tax return remains open for examination by the U.S. tax authorities for all years subsequent to 2019. In addition, due to the Florida tax examination, tax years 2008-2016 also remains open.

Domestic income (loss) before income taxes and details of the income tax expense (benefit) are as follows:

	Year Ended June 30
($ in thousands)	2023	2022
Income Tax (Benefit) Expense:
Current:
Federal	$(27)	$7,937
State	(860)	2,663
Total Current	$(887)	$10,600
Deferred:
Federal	(5,584)	(951)
State	(2,587)	(226)
Total Deferred	(8,171)	(1,177)
Income Tax (Benefit) Expense	$(9,058)	$9,423

The items accounting for the difference between income taxes computed at the U.S. federal statutory income tax rate and the income tax expense (benefit) at the effective tax rate for each of the years are as follows:

	Year Ended June 30
($ in thousands)	2023		2022
Federal Income Tax Provision at Statutory Rate	$(9,337)	(21)%	$7,484	21%
State Taxes, Net of Federal Benefits	(3,446)	(8)%	2,437	6%
Meals and Entertainment	—	0%	—	0%
Foreign Derived Intangible Income	—	0%	(618)	(2)%
Immaterial income tax out-of-period adjustment	2,914	7%	—	0%
Other	811	1%	120	1%
Income Tax (Benefit) Expense	$(9,058)	(21)%	$9,423	26%

Deferred income taxes reflect the net tax effects of temporary differences between the amount of assets and liabilities for accounting purposes and the amounts used for tax purposes.

The components of deferred taxes consist of the following (amounts in thousands):

	Year Ended	Year Ended
($in thousands)	June 30, 2023	June 30, 2022
Deferred Tax Assets:
Other Deferred Tax Assets (ICDISC)	$590	$583
Net Operating Losses	12,076	30
Bad Debt	42	39
Section 248 Organization Costs	1,285	—
Accruals Not Currently Deductible	1,343	—
Lease Liability	1,390	—
Total Deferred Tax Assets	16,726	652
Deferred Tax Liabilities:
Inventory	(946)	(324)
Accruals Not Currently Deductible	—	(792)
Prepaids	(1,426)	(1,004)
Property and Equipment	(3,871)	(1,399)
Operating Lease Assets	(1,244)	—
Goodwill/Intangibles	(6,340)	(2,404)
Total Deferred Tax Liabilities	(13,827)	(5,923)
Net Deferred Tax Asset (Liability)	$2,899	$(5,271)

As of June 30, 2023, 2022 and 2021, the Company had recorded no unrecognized tax benefits and, therefore, no accrued interest or penalties for unrecognized tax positions. In addition, the Company is under examination by the Florida tax authorities. These proceedings may lead to adjustments or proposed adjustments to their taxes or provisions for uncertain tax provisions. The Company believes that it would prevail under such examination and, accordingly, has not recorded a provision for uncertain tax positions.

The Company evaluates deferred tax assets each period for recoverability. The Company records a valuation allowance for assets that do not meet the threshold of “more likely than not” to be realized in the future. To make that determination, the Company evaluates the likelihood of realization based on the weight of all positive and negative evidence available. As of June 30, 2023 and 2022, The Company has not recorded a valuation allowance.

The Company will reevaluate this determination quarterly and record a tax expense if and when future evidence requires a valuation allowance.

As of June 30, 2023, the Company had federal net operating loss carryforwards ("NOLs") of $46.4 million and state NOLs of $40.1 million. Of these carryforwards, approximately $40.4 million will expire, if not utilized, in various years through 2043. The remaining carryforwards have no expiration.

The Internal Revenue Code of 1986, as amended, imposes restrictions on the utilization of net operating losses and certain credits in the event of an “ownership change” of a corporation. Accordingly, a company’s ability to use net operating losses and certain credits may be limited as prescribed under.

The federal and state net operating loss and credit carryforwards may be subject to significant limitations under Sections 382 and 383 of the Internal Revenue Code (Code) and similar provisions of state law. These Code sections limit the federal net operating loss and credit carryforwards that may be used in any year in the event of an “ownership change.” A Section 382 “ownership change” generally occurs if one or more shareholders or groups of shareholders, who own at least 5% of the Company’s stock, increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three year period. The Company may experience one or more Section 382 “ownership changes”. If so, the Company may lose some or all of the tax benefits of its NOLs and tax credits.

Note 11: Commitments and Contingencies

Commitments

The Company enters into various agreements with suppliers for the products it distributes. The Company had no long-term purchase commitments or arrangements with its suppliers as of June 30, 2023, and June 30, 2022.

Litigation, Claims and Assessments

We are exposed to claims, litigation and/or cyber-attacks of varying degrees arising in the ordinary course of business and use various methods to resolve these matters. When a loss is probable, we record an accrual based on the reasonably estimable loss or range of loss. When no point of loss is more likely than another, we record the lowest amount in the estimated range of loss and, if material, disclose the estimated range of loss. We do not record liabilities for reasonably possible loss contingencies but do disclose a range of reasonably possible losses if they are material and we are able to estimate such a range. If we cannot provide a range of reasonably possible losses, we explain the factors that prevent us from determining such a range. Historically, adjustments to our estimates have not been material. We believe the recorded reserves in our consolidated financial statements are adequate in light of the probable and estimable liabilities. We do not believe that any of these identified claims or litigation will be material to our results of operations, cash flows, or financial condition.

On March 31, 2023, a class action complaint, titled Matthew McKnight v. Alliance Entertainment Holding Corp. f/k/a Alliance Acquisition Corp., Alliance Sponsor LLC, Thomas Finke, Paul G. Porter, Beatriz Acevedo-Greiff, W. Tom Donaldson III, Dylan Glenn, and Frank Quintero, was filed in the Delaware Court of Chancery against our pre-Business Combination board of directors and executive officers and the Sponsor, alleging breaches of fiduciary duties by purportedly failing to disclose certain information in connection with the Business Combination and by approving the Business Combination. We intend to vigorously defend the lawsuit. There can be no assurance, however, that we will be successful. The Company has accrued $150,000 as of June 30, 2023, based on the expected loss.

Note 12: Related Party Transactions

Interest-Charge Domestic International Sales Corporation (“IC-DISC”)

The Company had an affiliate, My Worldwide Market Place, Inc. which was an IC-DISC and was established February 12, 2013. The IC-DISC was owned by the same shareholders of the Company, pre-Merger. Effective December 31, 2022, the IC-DISC was discontinued and there will be no future accruals or commissions paid out.

The IC-DISC was organized to manage sales to certain qualified customers and receive commissions from the Company for this activity. The commissions expenses were $2.8 million and $9.9 million for the twelve months ended June 30, 2023, and 2022, respectively. The commission was determined under formulas and rules defined in the law and regulations of the US tax code, and under these regulations, the commission was deductible by the Company and results in a specified profit to the IC-DISC. This net profit was not subject to federal income tax. The IC-DISC distributed the profit to its stockholders, who were taxed on the income as a dividend. In December 2022, the owners of the IC-DISC elected to forgive the commissions earned for the twelve months ended December 31, 2022. The forgiveness of $6.6 million was recorded as a deemed capital contribution by the Company Stockholders.

Captive Insurance Policies

Bruce Ogilvie, Executive Chairman and a principal stockholder of Alliance, and Jeff Walker, Chief Executive Officer, a director, and a principal stockholder of Alliance, established two insurance companies: Airlie Protection Ins. Co., Inc. and Protection for You Ins. Co., Inc. These insurance companies insured the general assets, liabilities, and claims of Alliance through March 30, 2022, and were not renewed for future periods. Premium payments were allowed based on the Loan Agreement dated February 21, 2017. The Company was not a guarantor and did not have exposure in the event of a loss. Total captive policy expenses for the year ended June 30, 2023, and 2022, were $0.0 million and $1.6 million, respectively.

Other Related Party Transactions

During the year ended June 30, 2023, two promissory notes of approximately $0.25 million were outstanding between Adara and two of its then shareholders to provide cash to pay operating costs. The notes do not accrue interest and were payable no earlier than when the Merger closes or February 10, 2023. On June 30, 2023, approximately $0.50 million was outstanding under the Promissory Note.

During the twelve-month periods ended June 30, 2023, and 2022, the Company had sales to a related party company owned by the Company’s shareholders of $16.8 million, and $7.5 million, respectively. During the same periods, the Company had costs incurred with another related party company in the amount of $8.3 million and $11.4 million, respectively.

On February 1, 2023, Alliance entered into a Distribution Agreement (the “Agreement”) with GameFly Holdings, Inc., a customer of Alliance that is owned by the principal stockholders of Alliance, which is effective from February 1, 2023 through March 31, 2028, at which time the Agreement continues indefinitely until either party provides the other party with six month advance notice to terminate the Agreement. During the year Alliance had distribution revenue in the amount of $0.22 million.

As described in Note 8, the Company borrowed approximately $7.6 million from Bruce Ogilvie on June 6, 2023, and repaid it in full on June 28, 2023. On July 3, 2023, the Company entered into a $17 million line of credit with Bruce Ogilvie (the “Ogilvie 2023 Line of Credit”), whereas it borrowed $10 million on that date, and $5 million on July 10, 2023. These borrowings were paid in full on July 26, 2023. On August 10, 2023, the Company borrowed $17 million. As of September 27, 2023, the amount outstanding under the Ogilvie 2023 Line of Credit amounts to $10 million.

Note 13: Leases

The Company leases offices and warehouses, computer equipment and vehicles. Certain operating leases may contain one or more options to renew. The renewal terms can extend the lease term from one to 13 years. The exercise of lease renewal options is at the Company’s sole discretion. Renewal option periods are included in the measurement of the ROU asset and lease liability when the exercise is reasonably certain to occur.

The depreciable lives of assets and leasehold improvements are limited by the expected lease term, unless there is a transfer of title or purchase option reasonably certain of exercise.

The Company’s lease agreements do not contain any material residual value guarantees or material restrictive covenants. Payments due under the lease contracts include fixed payments plus, may include variable payments. The Company’s office space leases require it to make variable payments for the Company’s proportionate share of the building’s property taxes, insurance, and common area maintenance. These variable lease payments are not included in lease payments used to determine the lease liability and are recognized as variable costs when incurred. Fixed payments may contain predetermined fixed rent escalations.

Operating leases are included in the following asset and liability accounts on the Company’s Balance Sheet: Operating Lease Right-of-Use Assets, Current Portion of Operating Lease Obligations, and Noncurrent Operating Lease Obligations. ROU assets and liabilities arising from finance leases are included in the following asset and liability accounts on the Company’s Consolidated Balance Sheet: Property & Equipment - Net, Current Portion of Finance Lease Obligation, and Noncurrent Finance Lease Obligations.

Components of lease expense were as follows for the twelve months ended June 30, 2023, and 2022:

	Year	Year
	Ended	Ended
	June 30,	June 30,
	2023	2022
Lease Cost ($ in thousands)
Finance Lease Cost:
Amortization of Right of Use Assets	$204	$675
Interest on lease liabilities	12	27
Operating Lease Cost	3,852	4,515
Short - Term Lease Cost	46	1,140
Variable Lease Cost	954	1,633
Total Lease Cost	$5,068	$7,990

Other Information ($ in thousands)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from finance leases	$12	$30
Operating cash flows from operating leases	$4,193	$4,820
Financing cash flows from finance leases	$208	$1,070

Right of use assets obtained in exchange for new finance lease liabilities	$10,080	—
Right of use assets obtained in exchange for new operating lease liabilities	—	—
Net Right of use asset remeasurement	$(9)	$(651)

Weighted average remaining lease term - finance leases (in Years)	1.13	2.06
Weighted average remaining lease term - operating leases (in Years)	1.48	2.33
Weighted average discount rate - finance leases	3.68%	3.70%
Weighted average discount rate - operating leases	4.14%	4.10%

Maturities of operating and finance lease liabilities as of June 30, 2023 are as follows:

($ in thousands)	Operating Leases	Finance Leases
2024	4,033	3,064
2025	1,415	3,062
2026	113	2,977
2027	14	1,688
2028	4	—
Total Lease Payments	5,579	10,791
Less Imputed Interest	(155)	(1,313)
Total	5,424	9,478

Note 14: Business Acquisition

On July 1, 2022, Alliance purchased 100% of the stock of Think3Fold, a collectibles distribution company for contingent consideration with a fair value of zero at the acquisition date. The transaction expanded and diversified the Company’s portfolio of products and enabled scale and fixed cost leverage.

The results of operations of the acquired entity are included in the Consolidated Financial Statements from July 1, 2022, through June 30, 2023. The Company recognized $694,000 of acquisition-related costs that were expensed in year ended June 30, 2023. These costs are included in the consolidated statements of operations and comprehensive income within transaction costs.

Think3Fold revenue and earnings included in the Company’s consolidated statements of operations for the periods July 1, 2022, through June 30, 2023, are as follows:

Year Ended
($ in thousands)	June 30, 2023
Revenue	$16,112
Net Income	$1,881

The company has not presented pro forma financial information for the acquisition of Think3Fold in accordance with ASC 805, as historical financial information was not available in a reliable format and because the omission of such information is considered immaterial to the consolidated financial statements as a whole.

As part of the Think3Fold acquisition, a contingent consideration, or earn-out, arrangement was established. The contingent consideration is contingent upon the achievement of certain predefined performance milestones from July 1, 2022, to June 30, 2025. The fair value of the contingent consideration was zero at the acquisition date and as of June 30, 2023. Any subsequent changes in the fair value of the contingent consideration will be accounted for as an adjustment to the statement of operations and comprehensive (loss) income.

The Think3Fold acquisition was treated for accounting purposes as a purchase of Think3Fold using the acquisition method of accounting in accordance with ASC 805, Business Combination. Under the acquisition method of accounting, the aggregate consideration was allocated to the acquired assets and assumed liabilities, in each case, based on their respective fair value as of the closing date, with the excess of the consideration transferred over the fair value of the net assets acquired (or net liabilities assumed) being allocated to intangible assets and goodwill.

The purchase price allocation for this business acquisition was completed in the fourth quarter of the fiscal year ended June 30, 2023 and the following assets and liabilities are recognized based on the purchase price allocation and the fair value measurements. During the twelve-month period ended June 30, 2023, the Company recorded a measurement period adjustment to reduce the fair value of the inventory acquired by $5.2 million, which resulted in a corresponding increase in goodwill.

Allocation of purchase price consideration ($ in thousands)

Cash Acquired	$1
Trade Receivables	2,212
Inventory	7,853
Customer Relationship Intangibles	3,000
Other Assets	19
Accounts Payable	(22,298)
Total identifiable net assets (liabilities)	(9,213)
Goodwill	9,213
Total Consideration	$—

Goodwill resulting from the Think3Fold acquisition is not deductible for tax purposes. This non-deductibility arises from the intrinsic nature of the transaction and applicable tax regulations. The recognized goodwill associated with the Think3Fold acquisition primarily comprises expected synergies, since the acquisition is expected to generate synergies in various aspects, including operational efficiencies and revenue growth. These synergies are a significant component of recognized goodwill, as they are anticipated to enhance the overall value of the combined entity.

Note 15: Merger

As disclosed in Note 1, on February 10, 2023, the Company completed the Merger with Alliance and a Merger Sub, resulting in the Company becoming a publicly traded company. While Alliance was the legal acquirer in the Merger, for financial accounting and reporting purposes under U.S. GAAP, Legacy Alliance was the accounting acquirer, and the Merger was accounted for as a “reverse recapitalization.” A reverse recapitalization (i.e., a capital transaction involving the exchange of stock by Alliance for Legacy Alliance’s stock) does not result in a new basis of accounting, and the consolidated financial statements of the combined entity represent the continuation of the consolidated financial statements of Legacy Alliance. Accordingly, the consolidated assets, liabilities, and results of operations of Legacy Alliance became the historical consolidated financial statements of the combined company, and Alliance’s assets, liabilities and results of operations were consolidated with Legacy Alliance beginning on the acquisition date. Operations prior to the Merger are presented as those of Legacy Alliance in future reports. The net assets of Alliance were recognized at historical cost (which was consistent with carrying value), with no goodwill or other intangible assets recorded.

At the closing of the Merger, each of the then issued and outstanding shares of Alliance common stock were cancelled and automatically converted into the right to receive the number of shares of Alliance common stock equal to the exchange ratio (determined in accordance with the Business Combination Agreement). The Company’s 900 shares of previously outstanding common stock were exchanged for 47,500,000 shares of Class A Common Stock. In addition, the treasury stock was cancelled. This change in equity structure has been retroactively reflected in the financial statements for all periods presented.

The following table summarizes the shares of Class A outstanding following consummation of the Merger:

Alliance Public Shares	167,170
Alliance Sponsor Shares	1,500,000
Legacy Alliance Shares	47,500,000
Total Shares of Common Stock Outstanding after Merger	49,167,170

Up to 60 million additional Class E shares may be issued to the Legacy Alliance shareholders at no cost based on future performance of the company’s stock price, and 9.9 million warrants (Class A) that can be exercised for common shares at $11.50 per share (See Note 17). The 60 million Class E shares are set aside in an escrow account as additional consideration contingent on triggering events occurring within 10 years after the Merger. Upon reaching the following triggering events, the Class E shares will be released from the escrow account to the three major shareholders, and converted to Class A shares on a 1:1 basis:

●	If the stock price increases to $20 per share within 5 years, 20 million Class E shares will be released.
●	If the stock price increases to $30 per share within 7 years, 20 million Class E shares will be released.
●	If the stock price increases to $50 per share within 10 years, 20 million Class E shares will be released.

Each share of Class A and Class E common stock has one vote, and the common shares collectively will possess all voting power and will have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Since the Class E shares are subject to vesting conditions and meet the contingent exercise and settlement provisions to be considered indexed to the Company’s stock, they are accounted for as equity instruments, and are reflected as a reduction of retained earnings, at their fair value on the date of the Merger.

The Company incurred total transaction costs of approximately $5.0 million, including legal, financial advisory and other professional fees related to the Merger, which was recorded as an expense as the offering costs exceeded the proceeds received in the Merger.

In connection with the Merger, the Company’s 2023 Omnibus Equity Incentive Plan (the “2023 Plan”) became effective. The 2023 Plan is a comprehensive incentive compensation plan under which the Company can grant equity-based and other incentives awards to based officers, employees and directors of, and consultants and advisers to, Alliance and its subsidiaries. The Company has reserved a total of 600,000 shares of common stock for issuance as or under awards to be made under the 2023 Plan. To the extent that an award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its holder terminate, any common stock subject to such award shall again be available for the grant of a new award. The 2023 Plan shall continue in effect, unless sooner terminated, until the tenth anniversary of the date on which it is adopted by the Board of Directors (except as to awards outstanding on that date), and the Board of Directors in its discretion may terminate it at any time with respect to any shares for which awards have not theretofore been granted, provided certain conditions are met, in accordance with the 2023 Plan. The price at which a share may be purchased upon exercise of a share option shall be determined by the Plan Committee; provided, however, that such option price (i) shall not be less than the fair market value of a share on the date such share option is granted, and (ii) shall be subject to adjustment as provided in the 2023 Plan. As of June 30, 2023, 463,800 shares were awarded under the 2023 Plan.

Note 16: Stock-Based Compensation:

As part of the merger with Adara on February 10, 2023, 600,000 shares were authorized for a one-time employee stock plan. Total restricted stock awards of 463,800 shares were granted to employees on June 15, 2023, by approval of the compensation committee. The shares fully vest on October 4, 2023.The company does not have an annual stock-based compensation plan.

Number of RSAs
Outstanding as of February 10, 2023	—
Granted on June 15, 2023	463,800
Forfeited	(4,600)
Outstanding June 30, 2023	459,200

In connection with awards granted, the Company recognized $216,000 in stock-based compensation during the year ended June 30, 2023.

Note 17: Warrants

As a result of the Merger, at June 30, 2023, there were 5,750,000 Public Warrants, 4,120,000 Private Placement Warrants and 50,000 Representatives Warrants issued and outstanding, each exercisable for one share of Class A Common Stock with an exercise price of $11.50 (the “Warrants”).

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock underlying the Warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. Additionally, no warrant will be exercisable, and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified, or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants.

The Company filed with the SEC on April 11, 2023, its registration statement covering the shares of Class A common stock issuable upon exercise of the Warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. The registration, as amended, became effective June 29, 2023.

Public Warrants:

The Public Warrants qualify for the derivative scope exception under ASC 815 and are therefore classified as equity on the consolidated balance sheets. They may only be exercised for a whole number of shares. The Public Warrants are currently exercisable at $11.50 per share and will expire five years after the completion of the Merger or earlier upon redemption or liquidation. The Company may redeem for cash the outstanding Public Warrants:

●	in whole and not in part.
●	at a price of $0.01 per Public Warrant.
●	upon not less than 30 days’ prior written notice of redemption after the warrants become exercisable to each warrant holder; and
●	if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations, and the like) for any 20 trading days within a 30-trading day period commencing once the Public Warrants become exercisable and ending three business days before the Company sends the notice of redemption to the warrant holders. If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right.

Even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger, or consolidation. However, the Public Warrants will not be adjusted for issuances of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants.

Private Placement Warrants:

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering but are classified as liabilities on the consolidated balance sheet as they are not considered indexed to the company’s own stock. Additionally, the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants as described above.

Representative Warrants

The Company issued Representative Warrants, for minimal consideration to ThinkEquity, a division of Fordham Financial Management, Inc. (and/or its designees), in a private placement simultaneously with the closing of Alliance’s initial public offering, which are also classified as liabilities on the consolidated balance sheet. The Representative Warrants are identical to the Private Warrants except that so long as the Representative Warrants are held by ThinkEquity (and/or its designees) or its permitted transferees, the Representative Warrants (i) will not be redeemable by the Company, (ii) may be exercised by the holders on a cashless basis, (iii) are entitled to registration rights and (iv) are not exercisable more than five years from the effective date of the Merger.

Note 18: Fair Value

The Company complies with the provisions of ASC 820, Fair Value Measurements, for its financial and non-financial assets and liabilities. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosure for each major asset and liability category measured at fair value on either a recurring or nonrecurring basis.

The Company accounts for certain assets and liabilities at fair value. The hierarchy below lists three levels of fair value based on the extent to which inputs used in measuring fair value are observable in the market. The company categorizes each of its fair value measurements in one of these three levels based on the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

1.Level 1 – Quoted prices are available in active markets for identical assets or liabilities at the reporting date. Generally, this includes debt and equity securities that are traded in an active market.

2.Level 2 – Observable inputs other than Level 1 prices such as quote prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Generally, this includes debt and equity securities that are not traded in an active market.

3.Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or other valuation techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation. As of June 30, 2023, the Company has classified the Private Placement Warrants and the Representative Warrants as Level 3 fair value measurements. Management evaluates a variety of inputs and then estimates fair value based on those inputs. As discussed below, the Company utilized the Lattice Model in valuing the Private Placement Warrants and Representative Warrants.

The fair value of cash and cash equivalents, other assets, line of credit, accounts payable and accrued expenses approximate their carrying value due to the short-term maturities of these items. The fair value of the company’s line of credit, which is considered a Level 2 fair value measurement, approximates it carrying value because it has a variable interest rate.

The Company recomputes the fair value of the Private and the Representative Warrants at the issuance date and the end of each quarterly reporting period. Such value computation includes subjective input assumptions that are consistently applied each period. If the Company were to alter its assumptions or the numbers input based on such assumptions, the resulting fair value could be materially different.

The Company utilized the following assumptions to estimate fair value of the Private Warrants and Representative Warrants as of:

	June 30,	February 10,
	2023	2023
Stock Price	$2.55	$3.30
Exercise price per share	$11.50	$11.50
Risk-free interest rate	4.16%	3.58%
Expected term (years)	4.6	4.8
Expected volatility	34.6%	28.6%
Expected dividend yield	—	—

The significant assumptions using the Lattice model approach for valuation of the Private Placement Warrants and Representative Warrants were determined in the following manner:

(i)	Risk-free interest rate: the risk-free interest rate is based on the U.S. Treasury rate with a term matching the time to expiration.
(ii)	Expected term: the expected term is estimated to be equivalent to the remaining contractual term.
(iii)	Expected volatility: expected stock volatility is based on daily observations of the Company’s historical stock value and implied by market price of the Public Warrants, adjusted by guideline public company volatility.
(iv)	Expected dividend yield: expected dividend yield is based on the Company’s anticipated dividend payments. As the Company has never issued dividends, the expected dividend yield is 0% and this assumption will be continued in future calculations unless the Company changes its dividend policy.

The table below presents the balances of assets and liabilities measured at fair value on a recurring basis by level within the hierarchy as follows: (in thousands)

	As of June 30, 2023
	Total	Level 1	Level 2	Level 3
Private Placement and Representative Warrants	$206	$—	$—	$206

The table below presents the change in number and fair value of the Private and Representative Warrants since the Merger on February 10, 2023: (in thousands, except the number of shares)

	Private Warrants		Representative Warrants		Total
	Shares	Value	Shares	Value	Shares	Value
February 10, 2023	4,120,000	$203	50,000	$2	4,170,000	$205
Exercised	—	—	—	—	—	—
Change in value	—	$—	—	$1	—	$1
June 30, 2023	4,120,000	$203	50,000	$3	4,170,000	$206

Note 19: Subsequent Events

On July 5, 2023, the Company sold an aggregate of 1,335,000 shares of the Company’s Class A Common Stock at a public offering price to the public of $3.00 per share (the “Offering”), pursuant to an Underwriting Agreement, dated as of June 29, 2023 (the “Underwriting Agreement”), by and between the Company and ThinkEquity, as representative of the underwriters of the Offering (the “Underwriters”).

In addition, pursuant to the Underwriting Agreement, the Company granted ThinkEquity a 45-day option to purchase up to 200,250 additional shares of Class A Common Stock to cover over-allotments in connection with the Offering. The Class A Common Stock was offered and sold to the public pursuant to the Company’s registration statement on Form S-1, initially filed by the Company with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), on April 12, 2023, as amended, which became effective on July 4, 2023.

The Company received gross proceeds of $4,005,000, before deducting underwriting discounts and commissions of 7.5% of the gross proceeds and estimated Offering expenses.

As described in Note 8, on September 13, 2023, certain subsidiaries of Alliance Entertainment Holding Corporation, a Delaware corporation (the “Company” or “Alliance”), as Borrowers thereunder (the “Borrowers”), entered into an Amendment Number Thirteen and Waiver (“Amendment No. 13”) to the Loan and Security Agreement (the “Credit Facility”) with Bank of America, N.A. (the “Agent”), as agent for the Lenders thereunder. Pursuant to Amendment No. 13, (i) the termination date of the Credit Facility was extended to December 31, 2023, (ii) the definitions of Subordinated Debt and Permitted Contingent Obligations were amended, (iii) the Borrowers are not permitted to create, incur, guarantee or offer to exit any new debt or liens, other than certain specified liens, or to make or declare any distribution, other than certain permitted distributions, (iv) loans and advances that were previously permitted, as well as previously permitted acquisitions, will be considered restricted investments and may not be made, (v) the Borrowers may not make any loans or advances of money to any persons, and (vi) the lenders waived certain events of default, including certain breaches of negative covenants.

Exhibit 4.4

DESCRIPTION OF THE REGISTRANT’S SECURITIES

The following summary of the material terms of the securities of Alliance Entertainment Holding Corporation (the “Company,” “Alliance,” “our,” “we” or “us”) is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the Company’s second amended and restated certificate of incorporation (the “Certificate of Incorporation”) and amended and restated bylaws (the “Bylaws”) in their entirety for a complete description of the rights and preferences of the Company’s securities.

Authorized and Outstanding Stock

The Certificate of Incorporation authorizes the issuance of 551,000,000 shares, consisting of (i) 490,000,000 shares of Class A common stock, (ii) 60,000,000 shares of Class E common stock and (iii) 1,000,000 shares of preferred stock.

Class A Common Stock; Class E Common Stock

Voting rights.   Each holder of Class A common stock and Class E common stock will be entitled to one (1) vote for each share of Common Stock held of record by such holder on all matters voted upon by the stockholders, provided, however, that, except as otherwise required in the Certificate of Incorporation or by applicable law, the holders of Class A common stock will not be entitled to vote on any amendment to the Certificate of Incorporation that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation (including any certificate of designation relating to any series of preferred stock) or pursuant to the DGCL.

Class E Common Stock — Escrow Agreement Limitations

Under the Contingent Consideration Escrow Agreement dated February 10, 2023, each stockholder owning shares of Class E common stock Shares will have all rights with respect to the shares attributable to ownership of such Class E common stock, except (1) the right of possession thereof, (2) the right to sell, assign, pledge, hypothecate or otherwise dispose of or encumber such shares or any interest therein, and (3) the right to be paid dividends with respect to such shares (other than non-taxable stock dividends, which shall remain in and become part of the shares). Additionally, the stockholders will have the right to vote such shares of s Class E common stock, provided that during the escrow period they have contractually agreed to vote their shares of Class E common stock in the same manner and proportion as the Class A common stock votes.

Dividend rights.   Subject to the rights of the holders of preferred stock and any other provisions of the Certificate of Incorporation, as it may be amended from time to time, holders of Class A common stock will be entitled to receive such dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board, in its discretion, from time to time out of assets or funds of the Company legally available therefor. See “— Preferred Stock,” below for more information regarding the dividend rights of the holders of preferred stock.

Rights upon liquidation, dissolution or winding up.   Subject to the rights of holders of the preferred stock, in the event of any liquidation, dissolution or winding up of its affairs, whether after payment or provision for payment of the Company’s debts and any other payments required by law and amounts payable upon shares of preferred stock ranking senior to the shares of Class A common stock upon such dissolution, liquidation or winding up, if any, the Company’s remaining net assets will be distributed to the holders of the Class A common stock and the holders of any other class or series of capital stock ranking equally with the Class A common stock upon such dissolution, liquidation or winding up, equally on a per share basis.

Transfer Rights.   Subject to applicable law and the transfer restrictions set forth in the Bylaws, shares of Class A common stock and the rights and obligations associated therewith shall be fully transferable to any transferee.

Other rights.   There are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of the Class A common stock will be subject to those of the holders of the preferred stock that the Company may issue in the future.

Preferred Stock

The Board has the authority to issue shares of preferred stock from time to time on terms it may determine, to divide shares of preferred stock into one or more series and to fix the designations, preferences, privileges, and restrictions of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, sinking fund terms and the number of shares constituting any series or the designation of any series to the fullest extent permitted by the DGCL. The issuance of preferred stock could have the effect of decreasing the trading price of the Class A common stock, restricting dividends on the capital stock of the Company, diluting the voting power of the Class A common stock, impairing the liquidation rights of the capital stock of the Company, or delaying or preventing a change in control of the Company.

Election of Directors and Vacancies

Subject to the rights of the holders of any series of preferred stock to elect additional directors under specified circumstances, the number of directors of the Board shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board, but shall initially consist of seven directors, who shall be divided into three classes, designated Class I, II and III, respectively.

Under the Bylaws, at all meetings of stockholders called for the election of directors, a plurality of the votes properly cast will be sufficient to elect such directors to the Board.

Except as the DGCL may otherwise require and subject to the rights, if any, of the holders of any series of preferred stock, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies on the Board, including unfilled vacancies resulting from the removal of directors, may be filled only by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director. All directors will hold office until the expiration of their respective terms of office and until their successors will have been elected and qualified. A director elected or appointed to fill a vacancy resulting from the death, resignation or removal of a director or a newly created directorship will serve for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor will have been elected and qualified.

Subject to the rights, if any, of the holders of any series of preferred stock, any director may be removed from office only for cause and only by the affirmative vote of the holders of at least at least two-thirds (662∕3%) of the voting power of all of the then-outstanding shares of voting stock (as defined below) of the Company then entitled to vote generally in the election of directors, voting together as a single class. In case the Board or any one or more directors should be so removed, new directors may be elected at the same time for the unexpired portion of the full term of the director or directors so removed only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and not by the stockholders, unless the Board determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders.

In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the DGCL, the Certificate of Incorporation and to any Bylaws adopted and in effect from time to time; provided, however, that no bylaw so adopted will invalidate any prior act of the Directors which would have been valid if such bylaw had not been adopted.

Notwithstanding the foregoing provisions, any Director elected pursuant to the right, if any, of the holders of preferred stock to elect additional directors under specified circumstances will serve for such term or terms and pursuant to such other provisions as specified in the relevant certificate of designations related to the preferred stock.

Quorum; Voting

The holders of a majority of the voting power of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, will constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise required by law or provided by the Certificate of Incorporation. If, however, such quorum will not be present or represented at any meeting of the stockholders, the Chairperson or holders of a majority of the voting power present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented. At such adjourned meeting at which a quorum will be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder entitled to vote at such adjourned meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum.

Except as otherwise provided by statute or by applicable stock exchange rules, or by the Certificate of Incorporation or the Bylaws, in all matters other than the election of directors, the affirmative vote of the majority of the voting power of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the subject matter will be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or the Bylaws, Directors will be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy at the meeting and entitled to vote generally on the election of Directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or the Bylaws, a majority of the voting power of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, will constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or the Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of the voting power of the outstanding shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting will be the act of such class or classes or series.

Delaware Anti-Takeover Statute

Section 203 of the DGCL provides that if a person acquires 15% or more of the voting stock of a Delaware corporation, such person becomes an “interested stockholder” and may not engage in certain “business combinations” with the corporation for a period of three years from the time such person acquired 15% or more of the corporation’s voting stock, unless:

1.	the board of directors approves the acquisition of stock or the merger transaction before the time that the person becomes an interested stockholder;
2.	the interested stockholder owns at least 85% of the outstanding voting stock of the corporation at the time the merger transaction commences (excluding voting stock owned by directors who are also officers and certain employee stock plans); or
3.	the merger transaction is approved by the board of directors and at a meeting of stockholders, not by written consent, by the affirmative vote of 2∕3 of the outstanding voting stock which is not owned by the interested stockholder. A Delaware corporation may elect in its certificate of incorporation or bylaws not to be governed by this particular Delaware law.

Under the Certificate of Incorporation, the Company opted out of Section 203 of the DGCL and therefore is not subject to Section 203.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the Nasdaq listing requirements, which would apply if and so long as the Class A common stock (or units or warrants) remains listed on the Nasdaq Capital Market, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of management and possibly deprive Stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Unless otherwise required by law, and subject to the rights, if any, of the holders of any series of preferred stock, special meetings of the stockholders of the Company, for any purpose or purposes, may be called only (i) by a majority of the Board or (ii) at any time when no annual meeting thirteen months after the Company’s last annual meeting, a special meeting in lieu thereof may be held, and such special meeting shall have, for the purposes of the Bylaws or otherwise, all the force and effect of an annual meeting. Unless otherwise required by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each Stockholder entitled to vote at such meeting, not less than ten or more than 60 days before the date fixed for the meeting. Business transacted at any special meeting of stockholders will be limited to the purposes stated in the notice.

The Bylaws also provide that unless otherwise restricted by the Certificate of Incorporation or the Bylaws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all Members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee.

In addition, the Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to the Company’s Secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of Company outstanding voting securities.

Amendment to Certificate of Incorporation and Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding stock entitled to vote on amendments to a corporation’s Certificate of Incorporation or bylaws is required to approve such amendment, unless a corporation’s Certificate of Incorporation or bylaws, as the case may be, requires a greater percentage. The Certificate of Incorporation provides:

Ø	Required Vote to Amend the Certificate of Incorporation — The Certificate of Incorporation requires an affirmative vote of holders of at least two-thirds (662∕3%) of the voting power of the then outstanding shares of voting stock of the Company, voting together as a single class, to amend, alter, repeal or rescind, in whole or in part, certain provisions of the Certificate of Incorporation;
Ø	Required Vote to Amend the Bylaws — the Certificate of Incorporation requires an affirmative vote of holders of at least two-thirds (662∕3%) of the voting power of the then outstanding shares of voting stock of the Company entitled to vote generally in an election of directors to adopt, amend, alter, repeal or rescind the Bylaws;

The Bylaws may also be amended or repealed (A) by the affirmative vote of a majority of the entire Board then in office, without the assent or vote of any stockholder (subject to any bylaw requiring the affirmative vote of a larger percentage of the members of the Board).

Limitations on Liability and Indemnification of Officers and Directors

The Certificate of Incorporation limits the liability of the directors of the Company to the fullest extent permitted by law, and both the Certificate of Incorporation and the Bylaws provide that we will indemnify them to the fullest extent permitted by such law. The Company has entered into agreements to indemnify its directors, executive officers and other employees as determined by the Board. Under the terms of such indemnification agreements, the Company will be required to indemnify each of its directors and officers, to the fullest extent permitted by applicable law. The Company will indemnify its officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements will also require the Company, if so requested, to advance within a specified number of days of such request, all reasonable fees, expenses, charges and other costs that any of the Company’s directors incur, provided that such director will return any such advance if it is ultimately determined that such director is not entitled to indemnification by the Company. Any claims for indemnification by the Company’s directors and officers may reduce the Company’s available funds to satisfy successful third-party claims against it and may reduce the amount of money available to it.

Exclusive Forum of Certain Actions

The Certificate of Incorporation requires, to the fullest extent permitted by law, unless the Company consents in writing to the selection of an alternative forum, that derivative actions brought in the name of the Company, actions against current or former directors, officers, employees, agents or Stockholders for breach of fiduciary duty, actions arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws, actions to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws, actions asserting a claim against the Company or any current or former director, officer, employee, agent or stockholder arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws or as to which the DGCL confers jurisdiction on the Delaware Court of Chancery, and actions asserting a claim against the Company or any current or former director, officer, employee, agent or stockholder governed by the internal affairs doctrine of the law of the State of Delaware may be brought only in the Court of Chancery in the State of Delaware (or, if such court lacks subject matter jurisdiction, another state or federal court located within the State of Delaware); provided, however, that the foregoing shall not apply to any suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or any other claim for which the federal courts of the United States of America has exclusive jurisdiction. Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complain asserting a cause of action arising under the Securities Act or the Exchange Act. Although we believe this provision benefits the Company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against the Company’s directors and officers.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The Certificate of Incorporation, to the fullest extent permitted by law, renounces any interest or expectancy that the Company has in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to the Company’s directors or their respective affiliates, other than those directors or affiliates who are the Company’s employees or if such corporate opportunity was offered to any non-employee director (including any non-employee director who serves as an officer of the Company) expressly solely in his or her capacity as a director or officer of the Company. The Certificate of Incorporation provides that, to the fullest extent permitted by law, none of the non-employee directors or their respective affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Company or any of its affiliates has historically engaged, now engages or proposes to engage or (ii) otherwise competing with the Company or its affiliates. In addition, to the fullest extent permitted by law, in the event that any non-employee director or his or her affiliates acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and for the Company or its affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to the Company or any of its affiliates and they may take any such opportunity for themselves or offer it to another person or entity. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for the Company unless the Company is financially or legally able or contractually permitted to undertake such opportunity, the opportunity, by its nature, would be in the line of the Company’s business or is of some practical advantage to the Company, and the Company has some interest or reasonable expectancy in such opportunity.

Warrants

Public Warrants

Each whole warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing March 12, 2023. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of Class A common stock. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants trade. Accordingly, unless you hold a multiple of two units, you will not be able to receive or trade a whole warrant.

The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable, and we will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

The shares of Class A common stock issuable upon exercise of the warrants are not registered at this time. However, we have agreed that as soon as practicable, but in no event later than 15 business days after the closing of our initial business combination, we will use our best efforts to file with the SEC a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. Once the warrants become exercisable, we may call the warrants for redemption:

Ø	in whole and not in part;
Ø	at a price of $0.01 per warrant;
Ø	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and
Ø	if, and only if, the reported last sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We will use our best efforts to register or qualify such shares of common stock under the blue-sky laws of the state of residence in those states in which the warrants were offered by us in the IPO.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise e price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Class A common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Class A common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call our warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their Private Warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Class A common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Class A common stock is increased by a stock dividend payable in shares of Class A common stock, or by a split-up of shares of Class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Class A common stock issuable on exercise of each whole warrant will be increased in proportion to such increase in the outstanding shares of Class A common stock. A rights offering to holders of Class A common stock entitling holders to purchase shares of Class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Class A common stock equal to the product of (i) the number of shares of Class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A common stock) and (ii) one (1) minus the quotient of (x) the price per share of Class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A common stock, in determining the price payable for Class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A common stock on account of such shares of Class A common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above or (b) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A common stock in respect of such event.

If the number of outstanding shares of the Class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A common stock.

Whenever the number of shares of Class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Class A common stock (other than those described above or that solely affects the par value of such shares of Class A common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of the Class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if less than 70% of the consideration receivable by the holders of Class A common stock in such a transaction is payable in the form of Class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in the prospectus relating to the IPO, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Class A common stock to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Warrants

Except as described below, the Private Warrants have terms and provisions that are identical to the Public Warrants, including as to exercise price, exercisability and exercise period. The Private Warrants (including the Class A common stock issuable upon exercise of the Private Warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions to our officers and directors and other persons or entities affiliated with the Sponsor). They will also be exercisable on a cashless basis and will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. The Sponsor or its permitted transferees, have the option to exercise the Private Warrants on a cashless basis. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by us and exercisable by the holders on the same basis as the Public Warrants.

If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor or its permitted transferees is because it is not known at this time whether they will be affiliated with us following an initial business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike Public Stockholders who could sell the shares of Class A common stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Underwriter Warrants

We issued to ThinkEquity (and/or its designees) 50,000 warrants (exercisable at $11.50 per share or an aggregate exercise price of $575,000) upon the closing of the IPO. The Underwriter Warrants may be exercised for cash or on a cashless basis, at the holder’s option, at any time during the period commencing on the later of February 8, 2022, and the closing of our initial business combination and terminating on the fifth anniversary of such effectiveness date. Notwithstanding anything to the contrary, ThinkEquity has agreed that neither it nor its designees will be permitted to exercise the Underwriter Warrants after February 8, 2026. The Underwriter Warrants and such shares purchased pursuant to the warrants have been deemed compensation by FINRA. The Underwriter Warrants grant to holders certain registration rights with respect to the registration under the Securities Act of the shares of Class A common stock issuable upon exercise of the Underwriter Warrants. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of Class A common stock at a price below its exercise price. We will have no obligation to net cash settle the exercise of the Underwriter Warrants. The holder of the Underwriter Warrants will not be entitled to exercise the Underwriter Warrants for cash unless a registration statement covering the securities underlying the Underwriter Warrants is effective or an exemption from registration is available.

Dividends

We have not paid any cash dividends on the Class A common stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions subsequent to completion of an initial business combination. The payment of any cash dividends subsequent to an initial business combination will be within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for the Class A common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Exhibit 10.2

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

2023 OMNIBUS EQUITY INCENTIVE PLAN

ARTICLE I

PURPOSE

The purpose of this Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan (the “Plan”) is to benefit Alliance Entertainment Holding Corporation, a Delaware corporation (the “Company”) and its stockholders, by assisting the Company and its subsidiaries to attract, retain and provide incentives to key management employees, directors, and consultants of the Company and its Affiliates, and to align the interests of such service providers with those of the Company’s stockholders. Accordingly, the Plan provides for the granting of Non-qualified Stock Options, Incentive Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Stock Appreciation Rights, Performance Stock Awards, Performance Unit Awards, Unrestricted Stock Awards, Distribution Equivalent Rights or any combination of the foregoing.

ARTICLE II

DEFINITIONS

The following definitions shall be applicable throughout the Plan unless the context otherwise requires:

2.1“Affiliate” shall mean any corporation which, with respect to the Company, is a “subsidiary corporation” within the meaning of Section 424(f) of the Code or other entity in which the Company has a controlling interest in such entity or another entity which is part of a chain of entities in which the Company or each entity has a controlling interest in another entity in the unbroken chain of entities ending with the applicable entity.

2.2“Award” shall mean, individually or collectively, any Option, Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, Performance Unit Award, Stock Appreciation Right, Distribution Equivalent Right or Unrestricted Stock Award.

2.3“Award Agreement” shall mean a written agreement between the Company and the Holder with respect to an Award, setting forth the terms and conditions of the Award, as amended.

2.4“Board” shall mean the Board of Directors of the Company.

2.5“Base Value” shall have the meaning given to such term in Section 14.2.

2.6“Cause” shall mean (i) if the Holder is a party to an employment or service agreement with the Company or an Affiliate which agreement defines “Cause” (or a similar term), “Cause” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Cause” shall mean termination by the Company or an Affiliate of the employment (or other service relationship) of the Holder

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

by reason of the Holder’s (A) intentional failure to perform reasonably assigned duties, (B) dishonesty or willful misconduct in the performance of the Holder’s duties, (C) involvement in a transaction which is materially adverse to the Company or an Affiliate, (D) breach of fiduciary duty involving personal profit, (E) willful violation of any law, rule, regulation or court order (other than misdemeanor traffic violations and misdemeanors not involving misuse or misappropriation of money or property), (F) commission of an act of fraud or intentional misappropriation or conversion of any asset or opportunity of the Company or an Affiliate, or (G) material breach of any provision of the Plan or the Holder’s Award Agreement or any other written agreement between the Holder and the Company or an Affiliate, in each case as determined in good faith by the Board, the determination of which shall be final, conclusive and binding on all parties.

2.7“Change of Control” shall mean:  (i) for a Holder who is a party to an employment or consulting agreement with the Company or an Affiliate which agreement defines “Change of Control” (or a similar term), “Change of Control” shall have the same meaning as provided for in such agreement, or (ii) for a Holder who is not a party to such an agreement, “Change of Control” shall mean the satisfaction of any one or more of the following conditions (and the “Change of Control” shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied):

(a)Any person (as such term is used in paragraphs 13(d) and 14(d)(2) of the Exchange Act, hereinafter in this definition, “Person”), other than the Company or an Affiliate or an employee benefit plan of the Company or an Affiliate, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities;

(b)The closing of a merger, consolidation or other business combination (a “Business Combination”) other than a Business Combination in which holders of the Shares immediately prior to the Business Combination have substantially the same proportionate ownership of the common stock or ordinary shares, as applicable, of the surviving corporation immediately after the Business Combination as immediately before;

(c)The closing of an agreement for the sale or disposition of all or substantially all of the Company’s assets to any entity that is not an Affiliate;

(d)The approval by the holders of shares of Shares of a plan of complete liquidation of the Company, other than a merger of the Company into any subsidiary or a liquidation as a result of which persons who were stockholders of the Company immediately prior to such liquidation have substantially the same proportionate ownership of shares of common stock or ordinary shares, as applicable, of the surviving corporation immediately after such liquidation as immediately before; or

(e)Within any twenty-four (24) month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided, however, that any director elected to the Board, or

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

nominated for election, by a majority of the Incumbent Directors then still in office, shall be deemed to be an Incumbent Director for purposes of this paragraph (e), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, entity or “group” other than the Board (including, but not limited to, any such assumption that results from paragraphs (a), (b), (c), or (d) of this definition).

2.8“Code” shall mean the United States of America Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulation under such section.

2.9“Committee” shall mean a committee comprised of two (2) or more members of the Board who are selected by the Board as provided in Section 4.1.

2.10 “Company” shall have the meaning given to such term in the introductory paragraph, including any successor thereto.

2.11“Consultant” shall mean any non-Employee (individual or entity) advisor to the Company or an Affiliate who or which has contracted directly with the Company or an Affiliate to render bona fide consulting or advisory services thereto.

2.12“Director” shall mean a member of the Board or a member of the board of directors of an Affiliate, in either case, who is not an Employee.

2.13“Distribution Equivalent Right” shall mean an Award granted under Article XIII of the Plan which entitles the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the distributions that would have been made to the Holder had the Holder held a specified number of Shares during the period the Holder held the Distribution Equivalent Right.

2.14“Distribution Equivalent Right Award Agreement” shall mean a written agreement between the Company and a Holder with respect to a Distribution Equivalent Right Award.

2.15 “Effective Date” shall mean February 10, 2023.

2.16“Employee” shall mean any employee, including any officer, of the Company or an Affiliate.

2.17“Exchange Act” shall mean the United States of America Securities Exchange Act of 1934, as amended.

2.18“Fair Market Value” shall mean, as of any specified date, the closing sales price of the Shares for such date (or, in the event that the Shares are not traded on such date, on the immediately preceding trading date) on the NYSE American Stock Market (“NYSE”), as reported by NYSE, or such other domestic or foreign national securities

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

exchange on which the Shares may be listed. If the Shares are not listed on NYSE American or on a national securities exchange, but are quoted on the OTC Bulletin Board or by the National Quotation Bureau, the Fair Market Value of the Shares shall be the mean of the highest bid and lowest asked prices per Share for such date. If the Shares are not quoted or listed as set forth above, Fair Market Value shall be determined by the Board in good faith by any fair and reasonable means (which means may be set forth with greater specificity in the applicable Award Agreement). The Fair Market Value of property other than Shares shall be determined by the Board in good faith by any fair and reasonable means consistent with the requirements of applicable law.

2.19“Family Member” of an individual shall mean any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee of the Holder), a trust in which such persons have more than fifty percent (50%) of the beneficial interest, a foundation in which such persons (or the Holder) control the management of assets, and any other entity in which such persons (or the Holder) own more than fifty percent (50%) of the voting interests.

2.20“Holder” shall mean an Employee, Director or Consultant who has been granted an Award or any such individual’s beneficiary, estate or representative, who has acquired such Award in accordance with the terms of the Plan, as applicable.

2.21 “Incentive Stock Option” shall mean an Option which is intended by the Committee to constitute an “incentive stock option” and conforms to the applicable provisions of Section 422 of the Code.

2.22“Incumbent Director” shall mean, with respect to any period of time specified under the Plan for purposes of determining whether or not a Change of Control has occurred, the individuals who were members of the Board at the beginning of such period.

2.23“Non-qualified Stock Option” shall mean an Option which is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

2.24“Option” shall mean an Award granted under Article VII of the Plan of an option to purchase Shares and shall include both Incentive Stock Options and Non-qualified Stock Options.

2.25“Option Agreement” shall mean a written agreement between the Company and a Holder with respect to an Option.

2.26“Performance Criteria” shall mean the criteria selected by the Committee for purposes of establishing the Performance Goal(s) for a Holder for a Performance Period.

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

2.27“Performance Goals” shall mean, for a Performance Period, the written goal or goals established by the Committee for the Performance Period based upon the Performance Criteria, which may be related to the performance of the Holder, the Company or an Affiliate.

2.28“Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of the Performance Goals shall be measured for purposes of determining a Holder’s right to, and the payment of, a Performance Stock Award or a Performance Unit Award.

2.29“Performance Stock Award” or “Performance Stock” shall mean an Award granted under Article XII of the Plan under which, upon the satisfaction of predetermined Performance Goals, Shares are paid to the Holder.

2.30“Performance Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Stock Award.

2.31“Performance Unit” shall mean a Unit awarded to a Holder pursuant to a Performance Unit Award.

2.32“Performance Unit Award” shall mean an Award granted under Article XI of the Plan under which, upon the satisfaction of predetermined Performance Goals, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.

2.33“Performance Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Performance Unit Award.

2.34“Plan” shall mean this Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan, as amended from time to time, together with each of the Award Agreements utilized hereunder.

2.35“Restricted Stock Award” and “Restricted Stock” shall mean an Award granted under Article VIII of the Plan of Shares, the transferability of which by the Holder is subject to Restrictions.

2.36“Restricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

2.37“Restricted Stock Unit Award” and “RSUs”  shall refer to an Award granted under Article X of the Plan under which, upon the satisfaction of predetermined individual service-related vesting requirements, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder.

2.38“Restricted Stock Unit Agreement” shall mean a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

2.39 “Restriction Period” shall mean the period of time for which Shares subject to a Restricted Stock Award shall be subject to Restrictions, as set forth in the applicable Restricted Stock Agreement.

2.40“Restrictions” shall mean the forfeiture, transfer and/or other restrictions applicable to Shares awarded to an Employee, Director or Consultant under the Plan pursuant to a Restricted Stock Award and set forth in a Restricted Stock Agreement.

2.41“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a substantially similar function.

2.42“Shares” or “Stock” shall mean the Class A Common Stock of the Company, par value $0.0001 per share.

2.43“Stock Appreciation Right” or “SAR” shall mean an Award granted under Article XIV of the Plan of a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.

2.44“Stock Appreciation Right Agreement” shall mean a written agreement between the Company and a Holder with respect to a Stock Appreciation Right.

2.45“Tandem Stock Appreciation Right” shall mean a Stock Appreciation Right granted in connection with a related Option, the exercise of some or all of which results in termination of the entitlement to purchase some or all of the Shares under the related Option, all as set forth in Article XIV.

2.46 “Ten Percent Stockholder” shall mean an Employee who, at the time an Option is granted to him or her, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code), within the meaning of Section 422(b)(6) of the Code.

2.47“Termination of Service”  shall mean a termination of a Holder’s employment with, or status as a Director or Consultant of, the Company or an Affiliate, as applicable, for any reason, including, without limitation, Total and Permanent Disability or death, except as provided in Section 6.4. In the event Termination of Service shall constitute a payment event with respect to any Award subject to Code Section 409A, Termination of Service shall only be deemed to occur upon a “separation from service” as such term is defined under Code Section 409A and applicable authorities.

2.48“Total and Permanent Disability” of an individual shall mean the inability of such individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months, within the meaning of Section 22(e)(3) of the Code.

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

2.49“Unit” shall mean a bookkeeping unit, which represents such monetary amount as shall be designated by the Committee in each Performance Unit Agreement, or represents one Share for purposes of each Restricted Stock Unit Award.

2.50“Unrestricted Stock Award” shall mean an Award granted under Article IX of the Plan of Shares which are not subject to Restrictions.

2.51“Unrestricted Stock Agreement” shall mean a written agreement between the Company and a Holder with respect to an Unrestricted Stock Award.

ARTICLE III

EFFECTIVE DATE OF PLAN

The Plan shall be effective as of the Effective Date, provided that the Plan is approved by the stockholders of the Company within twelve (12) months of such date.

ARTICLE IV

ADMINISTRATION

4.1Composition of Committee. The Plan shall be administered by the Committee, which shall be appointed by the Board. If necessary, in the Board’s discretion, to comply with Rule 16b-3 under the Exchange Act or relevant securities exchange or inter-dealer quotation service, the Committee shall consist solely of two (2) or more Directors who are each (i) “non-employee directors” within the meaning of Rule 16b-3 and (ii) “independent” for purposes of any applicable listing requirements;. If a member of the Committee shall be eligible to receive an Award under the Plan, such Committee member shall have no authority hereunder with respect to his or her own Award.

4.2Powers. Subject to the other provisions of the Plan, the Committee shall have the sole authority, in its discretion, to make all determinations under the Plan, including but not limited to (i) determining which Employees, Directors or Consultants shall receive an Award, (ii) the time or times when an Award shall be made (the date of grant of an Award shall be the date on which the Award is awarded by the Committee), (iii) what type of Award shall be granted, (iv) the term of an Award, (v) the date or dates on which an Award vests, (vi) the form of any payment to be made pursuant to an Award, (vii) the terms and conditions of an Award (including the forfeiture of the Award, and/or any financial gain, if the Holder of the Award violates any applicable restrictive covenant thereof), (viii) the Restrictions under a Restricted Stock Award, (ix) the number of Shares which may be issued under an Award, (x) Performance Goals applicable to any Award and certification of the achievement of such goals, and (xi) the waiver of any Restrictions or Performance Goals, subject in all cases to compliance with applicable laws. In making such determinations the Committee may take into account the nature of the services rendered by the respective Employees, Directors and Consultants, their present and potential contribution to the Company’s (or the Affiliate’s) success and such other factors as the Committee in its discretion may deem relevant.

4.3Additional Powers. The Committee shall have such additional powers as are delegated to it under the other provisions of the Plan. Subject to the express provisions

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

of the Plan, the Committee is authorized to construe the Plan and the respective Award Agreements executed hereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, to determine the terms, restrictions and provisions of each Award and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent the Committee shall deem necessary, appropriate or expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Article IV shall be conclusive and binding on the Company and all Holders.

4.4Committee Action. Subject to compliance with all applicable laws, action by the Committee shall require the consent of a majority of the members of the Committee, expressed either orally at a meeting of the Committee or in writing in the absence of a meeting. No member of the Committee shall have any liability for any good faith action, inaction or determination in connection with the Plan.

ARTICLE V

SHARES SUBJECT TO PLAN AND LIMITATIONS THEREON

5.1Authorized Shares and Award Limits. The Committee may from time to time grant Awards to one or more Employees, Directors and/or Consultants determined by it to be eligible for participation in the Plan in accordance with the provisions of Article VI. Subject to Article XV, the aggregate number of Shares that may be issued under the Plan shall not exceed six hundred thousand (600,000) Shares. Shares shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses, expires, is canceled, is terminated unexercised or ceases to be exercisable for any reason, or the rights of its Holder terminate, any Shares subject to such Award shall again be available for the grant of a new Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of Shares that may be subject to Awards of Options under Article VII and/or Stock Appreciation Rights under Article XIV, in either or both cases granted to any one person during any calendar year, shall be fifty thousand (50,000) Shares (subject to adjustment in the same manner as provided in Article XV with respect to Shares subject to Awards then outstanding).

5.2Types of Shares. The Shares to be issued pursuant to the grant or exercise of an Award may consist of authorized but unissued Shares, Shares purchased on the open market or Shares previously issued and outstanding and reacquired by the Company.

ARTICLE VI

ELIGIBILITY AND TERMINATION OF SERVICE

6.1Eligibility. Awards made under the Plan may be granted solely to individuals or entities who, at the time of grant, are Employees, Directors or Consultants. An Award may be granted on more than one occasion to the same Employee, Director or Consultant, and, subject to the limitations set forth in the Plan, such Award may include, a Non-qualified Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, an

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

Unrestricted Stock Award, a Distribution Equivalent Right Award, a Performance Stock Award, a Performance Unit Award, a Stock Appreciation Right, a Tandem Stock Appreciation Right, or any combination thereof, and solely for Employees, an Incentive Stock Option.

6.2Termination of Service. Except to the extent inconsistent with the terms of the applicable Award Agreement and/or the provisions of Section 6.3 or 6.4, the following terms and conditions shall apply with respect to a Holder’s Termination of Service with the Company or an Affiliate, as applicable:

(a)The Holder’s rights, if any, to exercise any then exercisable Options and/or Stock Appreciation Rights shall terminate:

(i)If such termination is for a reason other than the Holder’s Total and Permanent Disability or death, ninety (90) days after the date of such Termination of Service;

(ii)If such termination is on account of the Holder’s Total and Permanent Disability, one (1) year after the date of such Termination of Service; or

(iii)If such termination is on account of the Holder’s death, one (1) year after the date of the Holder’s death.

Upon such applicable date the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in or with respect to any such Options and Stock Appreciation Rights. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide for a different time period in the Award Agreement, or may extend the time period, following a Termination of Service, during which the Holder has the right to exercise any vested Non-qualified Stock Option or Stock Appreciation Right, which time period may not extend beyond the expiration date of the Award term.

(b)In the event of a Holder’s Termination of Service for any reason prior to the actual or deemed satisfaction and/or lapse of the Restrictions, vesting requirements, terms and conditions applicable to a Restricted Stock Award and/or Restricted Stock Unit Award, such Restricted Stock and/or RSUs shall immediately be canceled, and the Holder (and such Holder’s estate, designated beneficiary or other legal representative) shall forfeit any rights or interests in and with respect to any such Restricted Stock and/or RSUs. Notwithstanding the immediately preceding sentence, the Committee, in its sole discretion, may determine, prior to or within thirty (30) days after the date of such Termination of Service that all or a portion of any such Holder’s Restricted Stock and/or RSUs shall not be so canceled and forfeited.

6.3Special Termination Rule. Except to the extent inconsistent with the terms of the applicable Award Agreement, and notwithstanding anything to the contrary contained in this Article VI, if a Holder’s employment with, or status as a Director of, the Company or an Affiliate shall terminate, and if, within ninety (90) days of such termination, such Holder shall become a Consultant, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

and to the extent determined by the Committee in its sole discretion, as if such Holder had been a Consultant for the entire period during which such Award or portion thereof had been outstanding. Should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her employment or Director status had terminated until such time as his or her Consultant status shall terminate, in which case his or her Award, as it may have been reduced in connection with the Holder’s becoming a Consultant, shall be treated pursuant to the provisions of Section 6.2, provided, however, that any such Award which is intended to be an Incentive Stock Option shall, upon the Holder’s no longer being an Employee, automatically convert to a Non-qualified Stock Option. Should a Holder’s status as a Consultant terminate, and if, within ninety (90) days of such termination, such Holder shall become an Employee or a Director, such Holder’s rights with respect to any Award or portion thereof granted thereto prior to the date of such termination may be preserved, if and to the extent determined by the Committee in its sole discretion, as if such Holder had been an Employee or a Director, as applicable, for the entire period during which such Award or portion thereof had been outstanding, and, should the Committee effect such determination with respect to such Holder, for all purposes of the Plan, such Holder shall not be treated as if his or her Consultant status had terminated until such time as his or her employment with the Company or an Affiliate, or his or her Director status, as applicable, shall terminate, in which case his or her Award shall be treated pursuant to the provisions of Section 6.2.

6.4Termination of Service for Cause. Notwithstanding anything in this Article VI or elsewhere in the Plan to the contrary, and unless a Holder’s Award Agreement specifically provides otherwise, in the event of a Holder’s Termination of Service for Cause, all of such Holder’s then outstanding Awards shall expire immediately and be forfeited in their entirety upon such Termination of Service.

ARTICLE VII

OPTIONS

7.1Option Period. The term of each Option shall be as specified in the Option Agreement; provided, however, that except as set forth in Section 7.3, no Option shall be exercisable after the expiration of ten (10) years from the date of its grant.

7.2Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as specified in the Option Agreement.

7.3Special Limitations on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all plans of the Company and any parent corporation or subsidiary corporation thereof (both as defined in Section 424 of the Code) which provide for the grant of Incentive Stock Options exceeds One Hundred Thousand Dollars ($100,000) (or such other individual limit as may be in effect under the Code on the date of grant), the portion of such Incentive Stock Options that exceeds such threshold shall be treated as Non-qualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

administrative pronouncements, which of a Holder’s Options, which were intended by the Committee to be Incentive Stock Options when granted to the Holder, will not constitute Incentive Stock Options because of such limitation, and shall notify the Holder of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an Employee if, at the time the Incentive Stock Option is granted, such Employee is a Ten Percent Stockholder, unless (i) at the time such Incentive Stock Option is granted the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Shares subject to the Incentive Stock Option, and (ii) such Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. No Incentive Stock Option shall be granted more than ten (10) years from the earlier of the Effective Date or date on which the Plan is approved by the Company’s stockholders. The designation by the Committee of an Option as an Incentive Stock Option shall not guarantee the Holder that the Option will satisfy the applicable requirements for “incentive stock option” status under Section 422 of the Code.

7.4Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the other provisions of the Plan as the Committee from time to time shall approve, including, but not limited to, provisions intended to qualify an Option as an Incentive Stock Option. An Option Agreement may provide for the payment of the Option price, in whole or in part, by the delivery of a number of Shares (plus cash if necessary) that have been owned by the Holder for at least six (6) months and having a Fair Market Value equal to such Option price, or such other forms or methods as the Committee may determine from time to time, in each case, subject to such rules and regulations as may be adopted by the Committee. Each Option Agreement shall, solely to the extent inconsistent with the provisions of Sections 6.2, 6.3, and 6.4, as applicable, specify the effect of Termination of Service on the exercisability of the Option. Moreover, without limiting the generality of the foregoing, a Non-qualified Stock Option Agreement may provide for a “cashless exercise” of the Option, in whole or in part, by (a) establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan as to all or a part of Shares to which he is entitled to receive upon exercise of the Option, pursuant to an extension of credit by the Company to the Holder of the Option price, (ii) the delivery of the Shares from the Company directly to a brokerage firm and (iii) the delivery of the Option price from sale or margin loan proceeds from the brokerage firm directly to the Company, or (b) reducing the number of Shares to be issued upon exercise of the Option by the number of such Shares having an aggregate Fair Market Value equal to the Option price (or portion thereof to be so paid) as of the date of the Option’s exercise. An Option Agreement may also include provisions relating to:  (i) subject to the provisions hereof, accelerated vesting of Options, including but not limited to, upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment made upon a Change of Control resulting from the operation of the Plan or of such Option Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

7.5Option Price and Payment. The price at which an Share may be purchased upon exercise of an Option shall be determined by the Committee; provided, however, that such Option price (i) shall not be less than the Fair Market Value of an Share on the date such Option is granted (or 110% of Fair Market Value for an Incentive Stock Option held by Ten Percent Stockholder, as provided in Section 7.3), and (ii) shall be subject to adjustment as provided in Article XV. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The Option price for the Option or portion thereof shall be paid in full in the manner prescribed by the Committee as set forth in the Plan and the applicable Option Agreement, which manner, with the consent of the Committee, may include the withholding of Shares otherwise issuable in connection with the exercise of the Option. Separate share certificates shall be issued by the Company for those Shares acquired pursuant to the exercise of an Incentive Stock Option and for those Shares acquired pursuant to the exercise of a Non-qualified Stock Option.

7.6Stockholder Rights and Privileges. The Holder of an Option shall be entitled to all the privileges and rights of a stockholder of the Company solely with respect to such Shares as have been purchased under the Option and for which share certificates have been registered in the Holder’s name.

7.7Options and Rights in Substitution for Stock or Options Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals employed by entities who become Employees, Directors or Consultants as a result of a merger or consolidation of the employing entity with the Company or any Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing entity, or the acquisition by the Company or an Affiliate of stock or shares of the employing entity with the result that such employing entity becomes an Affiliate.

7.8Prohibition Against Re-Pricing. Except to the extent (i) approved in advance by holders of a majority of the shares of the Company entitled to vote generally in the election of directors, or (ii) as a result of any Change of Control or any adjustment as provided in Article XV, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price under any outstanding Option or Stock Appreciation Right, or to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Stock Appreciation Rights previously granted.

ARTICLE VIII

RESTRICTED STOCK AWARDS

8.1Award. A Restricted Stock Award shall constitute an Award of Shares to the Holder as of the date of the Award which are subject to a “substantial risk of forfeiture” as defined under Section 83 of the Code during the specified Restriction Period. At the time a Restricted Stock Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. The Restriction Period applicable

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

to a particular Restricted Stock Award shall not be changed except as permitted by Section 8.2.

8.2Terms and Conditions. At the time any Award is made under this Article VIII, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Company shall cause the Shares to be issued in the name of Holder, either by book-entry registration or issuance of one or more stock certificates evidencing the Shares, which Shares or certificates shall be held by the Company or the stock transfer agent or brokerage service selected by the Company to provide services for the Plan. The Shares shall be restricted from transfer and shall be subject to an appropriate stop-transfer order, and if any certificate is issued, such certificate shall bear an appropriate legend referring to the restrictions applicable to the Shares. After any Shares vest, the Company shall deliver the vested Shares, in book-entry or certificated form in the Company’s sole discretion, registered in the name of Holder or his or her legal representatives, beneficiaries or heirs, as the case may be, less any Shares withheld to pay withholding taxes. If provided for under the Restricted Stock Agreement, the Holder shall have the right to vote Shares subject thereto and to enjoy all other stockholder rights, including the entitlement to receive dividends on the Shares during the Restriction Period. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions shall, to the extent inconsistent with the provisions of Sections 6.2, 6.3 and 6.4, as applicable, be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include provisions relating to:  (i) subject to the provisions hereof, accelerated vesting of Awards, including but not limited to accelerated vesting upon the occurrence of a Change of Control, (ii) tax matters (including provisions covering any applicable Employee wage withholding requirements and requiring additional “gross-up” payments to Holders to meet any excise taxes or other additional income tax liability imposed as a result of a payment made in connection with a Change of Control resulting from the operation of the Plan or of such Restricted Stock Agreement) and (iii) any other matters not inconsistent with the terms and provisions of the Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical. All Shares delivered to a Holder as part of a Restricted Stock Award shall be delivered and reported by the Company or the Affiliate, as applicable, to the Holder at the time of vesting.

8.3Payment for Restricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to a Restricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

ARTICLE IX

UNRESTRICTED STOCK AWARDS

9.1Award. Shares may be awarded (or sold) to Employees, Directors or Consultants under the Plan which are not subject to Restrictions of any kind, in consideration for past services rendered thereby to the Company or an Affiliate or for other valid consideration.

9.2Terms and Conditions. At the time any Award is made under this Article IX, the Company and the Holder shall enter into an Unrestricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate.

9.3Payment for Unrestricted Stock. The Committee shall determine the amount and form of any payment from a Holder for Shares received pursuant to an Unrestricted Stock Award, if any, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Shares received pursuant to an Unrestricted Stock Award, except to the extent otherwise required by law.

ARTICLE X

RESTRICTED STOCK UNIT AWARDS

10.1Award. A Restricted Stock Unit Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Restriction Period. At the time a Restricted Stock Unit Award is made, the Committee shall establish the Restriction Period applicable to such Award. Each Restricted Stock Unit Award may have a different Restriction Period, in the discretion of the Committee. A Restricted Stock Unit shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares prior to the time the Holder shall receive a distribution of Shares pursuant to Section 10.3.

10.2Terms and Conditions. At the time any Award is made under this Article X, the Company and the Holder shall enter into a Restricted Stock Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Restricted Stock Unit Agreement shall set forth the individual service-based vesting requirement which the Holder would be required to satisfy before the Holder would become entitled to distribution pursuant to Section 10.3 and the number of Units awarded to the Holder. Such conditions shall be sufficient to constitute a “substantial risk of forfeiture” as such term is defined under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Restricted Stock Unit Awards in the Restricted Stock Unit Agreement, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable vesting period. The terms and conditions of the respective Restricted Stock Unit Agreements need not be identical.

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

10.3Distributions of Shares. The Holder of a Restricted Stock Unit shall be entitled to receive a cash payment equal to the Fair Market Value of an Share, or one Share, as determined in the sole discretion of the Committee and as set forth in the Restricted Stock Unit Agreement, for each Restricted Stock Unit subject to such Restricted Stock Unit Award, if the Holder satisfies the applicable vesting requirement. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the calendar year in which the Restricted Stock Unit first becomes vested (i.e., no longer subject to a “substantial risk of forfeiture”).

ARTICLE XI

PERFORMANCE UNIT AWARDS

11.1Award. A Performance Unit Award shall constitute an Award under which, upon the satisfaction of predetermined individual and/or Company (and/or Affiliate) Performance Goals based on selected Performance Criteria, a cash payment shall be made to the Holder, based on the number of Units awarded to the Holder. At the time a Performance Unit Award is made, the Committee shall establish the Performance Period and applicable Performance Goals. Each Performance Unit Award may have different Performance Goals, in the discretion of the Committee. A Performance Unit Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares.

11.2Terms and Conditions. At the time any Award is made under this Article XI, the Company and the Holder shall enter into a Performance Unit Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Unit Agreement the Performance Period, Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to payment pursuant to Section 11.3, the number of Units awarded to the Holder and the dollar value or formula assigned to each such Unit. Such payment shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Unit Awards, including, but not limited to, rules pertaining to the effect of Termination of Service prior to expiration of the applicable performance period. The terms and conditions of the respective Performance Unit Agreements need not be identical.

11.3Payments. The Holder of a Performance Unit shall be entitled to receive a cash payment equal to the dollar value assigned to such Unit under the applicable Performance Unit Agreement if the Holder and/or the Company satisfy (or partially satisfy, if applicable under the applicable Performance Unit Agreement) the Performance Goals set forth in such Performance Unit Agreement. All payments shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

ARTICLE XII

PERFORMANCE STOCK AWARDS

12.1Award. A Performance Stock Award shall constitute a promise to grant Shares (or cash equal to the Fair Market Value of Shares) to the Holder at the end of a specified Performance Period subject to achievement of specified Performance Goals. At the time a Performance Stock Award is made, the Committee shall establish the Performance Period and applicable Performance Goals based on selected Performance Criteria. Each Performance Stock Award may have different Performance Goals, in the discretion of the Committee. A Performance Stock Award shall not constitute an equity interest in the Company and shall not entitle the Holder to voting rights, dividends or any other rights associated with ownership of Shares unless and until the Holder shall receive a distribution of Shares pursuant to Section 11.3.

12.2Terms and Conditions. At the time any Award is made under this Article XII, the Company and the Holder shall enter into a Performance Stock Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Performance Stock Agreement the Performance Period, selected Performance Criteria and Performance Goals which the Holder and/or the Company would be required to satisfy before the Holder would become entitled to the receipt of Shares pursuant to such Holder’s Performance Stock Award and the number of Shares subject to such Performance Stock Award. Such distribution shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code. If such Performance Goals are achieved, the distribution of Shares (or the payment of cash, as determined in the sole discretion of the Committee), shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such goals and objectives relate. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms and conditions or restrictions relating to Performance Stock Awards, including, but not limited to, rules pertaining to the effect of the Holder’s Termination of Service prior to the expiration of the applicable performance period. The terms and conditions of the respective Performance Stock Agreements need not be identical.

12.3Distributions of Shares. The Holder of a Performance Stock Award shall be entitled to receive a cash payment equal to the Fair Market Value of a Share, or one Share, as determined in the sole discretion of the Committee, for each Performance Stock Award subject to such Performance Stock Agreement, if the Holder satisfies the applicable vesting requirement. Such distribution shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year to which such performance goals and objectives relate.

ARTICLE XIII

DISTRIBUTION EQUIVALENT RIGHTS

13.1Award. A Distribution Equivalent Right shall entitle the Holder to receive bookkeeping credits, cash payments and/or Share distributions equal in amount to the

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

distributions that would have been made to the Holder had the Holder held a specified number of Shares during the specified period of the Award.

13.2Terms and Conditions. At the time any Award is made under this Article XIII, the Company and the Holder shall enter into a Distribution Equivalent Rights Award Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Distribution Equivalent Rights Award Agreement the terms and conditions, if any, including whether the Holder is to receive credits currently in cash, is to have such credits reinvested (at Fair Market Value determined as of the date of reinvestment) in additional Shares or is to be entitled to choose among such alternatives. Such receipt shall be subject to a “substantial risk of forfeiture” under Section 409A of the Code and, if such Award becomes vested, the distribution of such cash or Shares shall be made no later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which the Holder’s interest in the Award vests. Distribution Equivalent Rights Awards may be settled in cash or in Shares, as set forth in the applicable Distribution Equivalent Rights Award Agreement. A Distribution Equivalent Rights Award may, but need not be, awarded in tandem with another Award (other than an Option or a SAR), whereby, if so awarded, such Distribution Equivalent Rights Award shall expire, terminate or be forfeited by the Holder, as applicable, under the same conditions as under such other Award.

13.3Interest Equivalents. The Distribution Equivalent Rights Award Agreement for a Distribution Equivalent Rights Award may provide for the crediting of interest on a Distribution Rights Award to be settled in cash at a future date (but in no event later than by the fifteenth (15th) day of the third (3rd) calendar month next following the end of the Company’s fiscal year in which such interest is credited and vested), at a rate set forth in the applicable Distribution Equivalent Rights Award Agreement, on the amount of cash payable thereunder.

ARTICLE XIV

STOCK APPRECIATION RIGHTS

14.1Award. A Stock Appreciation Right shall constitute a right, granted alone or in connection with a related Option, to receive a payment equal to the increase in value of a specified number of Shares between the date of Award and the date of exercise.

14.2Terms and Conditions. At the time any Award is made under this Article XIV, the Company and the Holder shall enter into a Stock Appreciation Right Agreement setting forth each of the matters contemplated thereby and such other matters as the Committee may determine to be appropriate. The Committee shall set forth in the applicable Stock Appreciation Right Agreement the terms and conditions of the Stock Appreciation Right, including (i) the base value (the “Base Value”) for the Stock Appreciation Right, which shall be not less than the Fair Market Value of an Share on the date of grant of the Stock Appreciation Right, (ii) the number of Shares subject to the Stock Appreciation Right, (iii) the period during which the Stock Appreciation Right may be exercised; provided, however, that no Stock Appreciation Right shall be exercisable after

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

the expiration of ten (10) years from the date of its grant, and (iv) any other special rules and/or requirements which the Committee imposes upon the Stock Appreciation Right. Upon the exercise of some or all of the portion of a Stock Appreciation Right, the Holder shall receive a payment from the Company, in cash or in the form of Shares having an equivalent Fair Market Value or in a combination of both, as determined in the sole discretion of the Committee, equal to the product of:

(a)The excess of (i) the Fair Market Value of an Share on the date of exercise, over (ii) the Base Value, multiplied by,

(b)The number of Shares with respect to which the Stock Appreciation Right is exercised.

14.3Tandem Stock Appreciation Rights. If the Committee grants a Stock Appreciation Right which is intended to be a Tandem Stock Appreciation Right, the Tandem Stock Appreciation Right shall be granted at the same time as the related Option, and the following special rules shall apply:

(a)The Base Value shall be equal to or greater than the per Share exercise price under the related Option;

(b)The Tandem Stock Appreciation Right may be exercised for all or part of the Shares which are subject to the related Option, but solely upon the surrender by the Holder of the Holder’s right to exercise the equivalent portion of the related Option (and when a Share is purchased under the related Option, an equivalent portion of the related Tandem Stock Appreciation Right shall be canceled);

(c)The Tandem Stock Appreciation Right shall expire no later than the date of the expiration of the related Option;

(d)The value of the payment with respect to the Tandem Stock Appreciation Right may be no more than one hundred percent (100%) of the difference between the per Share exercise price under the related Option and the Fair Market Value of the Shares subject to the related Option at the time the Tandem Stock Appreciation Right is exercised, multiplied by the number of the Shares with respect to which the Tandem Stock Appreciation Right is exercised; and

(e)The Tandem Stock Appreciation Right may be exercised solely when the Fair Market Value of the Shares subject to the related Option exceeds the per Share exercise price under the related Option.

ARTICLE XV

RECAPITALIZATION OR REORGANIZATION

15.1Adjustments to Shares. The shares with respect to which Awards may be granted under the Plan are Shares as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Holder of Shares underlying an Award theretofore granted, the Company shall effect a subdivision or consolidation of the

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

Shares or the payment of an Share dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding Shares, shall be proportionately increased, and the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares, shall be proportionately reduced, and the purchase price per Share shall be proportionately increased. Notwithstanding the foregoing or any other provision of this Article XV, any adjustment made with respect to an Award (x) which is an Incentive Stock Option, shall comply with the requirements of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code, and (y) which is a Non-qualified Stock Option, shall comply with the requirements of Section 409A of the Code, and in no event shall any adjustment be made which would render any Non-qualified Stock Option granted under the Plan to become subject to Section 409A of the Code.

15.2Recapitalization. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Holder shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of Shares then covered by such Award, the number and class of shares and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of Shares then covered by such Award.

15.3Other Events In the event of changes to the outstanding Shares by reason of an extraordinary cash dividend, reorganization, merger, consolidation, combination, split-up, spin-off, exchange or other relevant change in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this Article XV, any outstanding Awards and any Award Agreements evidencing such Awards shall be adjusted by the Board in its discretion in such manner as the Board shall deem equitable or appropriate taking into consideration the applicable accounting and tax consequences, as to the number and price of Shares or other consideration subject to such Awards. In the event of any adjustment pursuant to Sections 15.1, 15.2 or this Section 15.3, the aggregate number of Shares available under the Plan pursuant to Section 5.1 may be appropriately adjusted by the Board, the determination of which shall be conclusive. In addition, the Committee may make provision for a cash payment to a Holder or a person who has an outstanding Award. In addition, the Committee may make provision for a cash payment to a Holder or a person who has an outstanding Award.

15.5Change of Control. The Committee may, in its sole discretion, at the time an Award is made or at any time prior to, coincident with or after the time of a Change of Control, cause any Award either (i) to be canceled in consideration of a payment in cash or other consideration in amount per share equal to the excess, if any, of the price or implied price per Share in the Change of Control over the per Share exercise, base or purchase price of such Award, which may be paid immediately or over the vesting schedule of the Award; (ii) to be assumed, or new rights substituted therefore, by the surviving corporation or a parent or subsidiary of such surviving corporation following such Change of Control; (iii)

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

accelerate any time periods, or waive any other conditions, relating to the vesting, exercise, payment or distribution of an Award so that any Award to a Holder whose employment has been terminated as a result of a Change of Control may be vested, exercised, paid or distributed in full on or before a date fixed by the Committee; (iv) to be purchased from a Holder whose employment has been terminated as a result of a Change of Control, upon the Holder’s request, for an amount of cash equal to the amount that could have been obtained upon the exercise, payment or distribution of such rights had such Award been currently exercisable or payable; or (v) terminate any then outstanding Award or make any other adjustment to the Awards then outstanding as the Committee deems necessary or appropriate to reflect such transaction or change. The number of Shares subject to any Award shall be rounded to the nearest whole number.

15.6Powers Not Affected. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or of the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change of the Company’s capital structure or business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Shares or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

15.7No Adjustment for Certain Awards. Except as hereinabove expressly provided, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of Shares subject to Awards theretofore granted or the purchase price per Share, if applicable.

ARTICLE XVI

AMENDMENT AND TERMINATION OF PLAN

The Plan shall continue in effect, unless sooner terminated pursuant to this Article XVI, until the tenth (10th) anniversary of the date on which it is adopted by the Board (except as to Awards outstanding on that date). The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted; provided, however, that the Plan’s termination shall not materially and adversely impair the rights of a Holder with respect to any Award theretofore granted without the consent of the Holder. The Board shall have the right to alter or amend the Plan or any part hereof from time to time; provided, however, that without the approval by a majority of the votes cast at a meeting of stockholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification of the Plan may (i) materially increase the benefits accruing to Holders, (ii) except as otherwise expressly provided in Article XV, materially increase the number of Shares subject to the Plan or the individual Award Agreements specified in Article V, (iii) materially modify the requirements for

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

participation in the Plan, or (iv) amend, modify or suspend Section 7.7 (re-pricing prohibitions) or this Article XVI. In addition, no change in any Award theretofore granted may be made which would materially and adversely impair the rights of a Holder with respect to such Award without the consent of the Holder (unless such change is required in order to exempt the Plan or any Award from Section 409A of the Code).

ARTICLE XVII

MISCELLANEOUS

17.1No Right to Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give an Employee, Director or Consultant any right to an Award except as may be evidenced by an Award Agreement duly executed on behalf of the Company, and then solely to the extent and on the terms and conditions expressly set forth therein.

17.2No Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Employee any right with respect to continuation of employment with the Company or any Affiliate, (ii) interfere in any way with any right of the Company or any Affiliate to terminate the employment of an Employee at any time, (iii) confer upon any Director any right with respect to continuation of such Director’s membership on the Board, (iv) interfere in any way with any right of the Company or an Affiliate to terminate a Director’s membership on the Board at any time, (v) confer upon any Consultant any right with respect to continuation of his or her consulting engagement with the Company or any Affiliate, or (vi) interfere in any way with any right of the Company or an Affiliate to terminate a Consultant’s consulting engagement with the Company or an Affiliate at any time.

17.3Other Laws; No Fractional Shares; Withholding. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or to otherwise sell or issue Shares in violation of any laws, rules or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Award. Neither the Company nor its directors or officers shall have any obligation or liability to a Holder with respect to any Award (or Shares issuable thereunder) (i) that shall lapse because of such postponement, or (ii) for any failure to comply with the requirements of any applicable law, rules or regulations, including but not limited to any failure to comply with the requirements of Section 409A of this Code. No fractional Shares shall be delivered, nor shall any cash in lieu of fractional Shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of Shares, no Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any tax withholding obligations applicable with respect to such Award. Subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender, Shares (including Shares issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

17.4No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Director, Consultant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

17.5Restrictions on Transfer. No Award under the Plan or any Award Agreement and no rights or interests herein or therein, shall or may be assigned, transferred, sold, exchanged, encumbered, pledged or otherwise hypothecated or disposed of by a Holder except (i) by will or by the laws of descent and distribution, or (ii) where permitted under applicable tax rules, by gift to any Family Member of the Holder, subject to compliance with applicable laws. An Award may be exercisable during the lifetime of the Holder only by such Holder or by the Holder’s guardian or legal representative unless it has been transferred by gift to a Family Member of the Holder, in which case it shall be exercisable solely by such transferee. Notwithstanding any such transfer, the Holder shall continue to be subject to the withholding requirements provided for under Section 17.3 hereof.

17.6Beneficiary Designations. Each Holder may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Holder’s death. Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Holder in writing with the Company during the Holder’s lifetime. In the absence of any such written beneficiary designation, for purposes of the Plan, a Holder’s beneficiary shall be the Holder’s estate.

17.7Rule 16b-3. It is intended that the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3. If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

17.8Clawback Policy. Notwithstanding any contained herein or in any incentive “performance based” Awards under the Plan shall be subject to reduction, forfeiture or repayment by reason of a correction or restatement of the Company’s financial information if and to the extent such reduction or repayment is required by any applicable law.

17.9Section 409A. Notwithstanding any other provision of the Plan, the Committee shall have no authority to issue an Award under the Plan with terms and/or conditions which would cause such Award to constitute non-qualified “deferred compensation” under Section 409A of the Code unless such Award shall be structured to be exempt from or comply with all requirements of Code Section 409A. The Plan and all Award Agreements are intended to comply with the requirements of Section 409A of the Code (or to be exempt therefrom) and shall be so interpreted and construed and no amount

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

shall be paid or distributed from the Plan unless and until such payment complies with all requirements of Code Section 409A. It is the intent of the Company that the provisions of this Agreement and all other plans and programs sponsored by the Company be interpreted to comply in all respects with Code Section 409A, however, the Company shall have no liability to the Holder, or any successor or beneficiary thereof, in the event taxes, penalties or excise taxes may ultimately be determined to be applicable to any payment or benefit received by the Holder or any successor or beneficiary thereof.

17.10Indemnification. Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred thereby in connection with or resulting from any claim, action, suit, or proceeding to which such person may be made a party or may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid thereby in settlement thereof, with the Company’s approval, or paid thereby in satisfaction of any judgment in any such action, suit, or proceeding against such person; provided, however, that such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

17.11Other Benefit Plans. No Award, payment or amount received hereunder shall be taken into account in computing an Employee’s salary or compensation for the purposes of determining any benefits under any pension, retirement, life insurance or other benefit plan of the Company or any Affiliate, unless such other plan specifically provides for the inclusion of such Award, payment or amount received. Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

17.12Limits of Liability. Any liability of the Company with respect to an Award shall be based solely upon the contractual obligations created under the Plan and the Award Agreement. None of the Company, any member of the Board nor any member of the Committee shall have any liability to any party for any action taken or not taken, in good faith, in connection with or under the Plan.

17.13Governing Law. Except as otherwise provided herein, the Plan shall be construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

17.14Severability of Provisions. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of the Plan, and the Plan shall be construed and enforced as if such invalid or unenforceable provision had not been included in the Plan.

Alliance Entertainment Holding Corporation 2023 Omnibus Equity Incentive Plan

17.15No Funding. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award. Prior to receipt of Shares or a cash distribution pursuant to the terms of an Award, such Award shall represent an unfunded unsecured contractual obligation of the Company and the Holder shall have no greater claim to the Shares underlying such Award or any other assets of the Company or Affiliate than any other unsecured general creditor.

17.16Headings. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

Exhibit 14

CODE OF CONDUCT AND ETHICS

OF

ALLIANCE ENTERTAINMENT HOLDING CORPORATION

The Board of Directors of Alliance Entertainment Holding Corporation (the “Company”) has adopted this Code of Conduct and Ethics (this “Code”) to provide value for our shareholders; and

●	To encourage honest and ethical conduct, including fair dealing and the ethical handling of conflicts of interest;

●	To prompt full, fair, accurate, timely and understandable disclosure;

●	To comply with applicable laws and governmental rules and regulations;

●	To prompt internal reporting of violations of this Code;

●	To protect the Company’s legitimate business interests, including corporate opportunities, assets and confidential information; and

●	To deter wrongdoing.

All directors, officers, employees and independent contractors of the Company are expected to be familiar with this Code and to adhere to the principles and procedures set forth in this Code. For purposes of this Code, all directors, officers, employees and independent contractors are referred to collectively as “employees” or “you” throughout this Code.

I.Honest and Ethical Conduct

All directors, officers, employees and independent contractors owe duties to the Company to act with integrity. Integrity requires, among other things, being honest and ethical. This includes the ethical handling of actual or apparent conflicts of interest between personal and professional relationships. Deceit and subordination of principle are inconsistent with integrity.

All directors, officers, employees and independent contractors have the following duties:

●	To conduct business with professional courtesy and integrity, and act honestly, fairly and in good faith without prejudice in all commercial dealings for a proper purpose which are in the best interests of the Company;

●	To work in a safe, healthy and efficient manner, using skills, time and experience to the maximum of abilities;

●	To comply with applicable awards, Company policies and job requirements, and adhere to a high standard of business ethics;

●	To observe both the form and spirit of laws, governmental rules, regulations and accounting standards;

●	Not to knowingly make any misleading statements to any person or to be a party to any improper practice in relation to dealings with or by the Company;

●	To ensure that Company resources and properties are used properly;

●	To maintain the confidentiality of information where required or consistent with Company policies;

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and

●	Not to disclose information or documents relating to the Company or its business, other than as required by law, not to make any unauthorized public comment on Company affairs and not to misuse any information about the Company or its associates, and not to accept improper or undisclosed material personal benefits from third parties as a result of any transaction or transactions of the Company.

II.Conflicts of Interest

A “conflict of interest” arises when an individual’s personal interest interferes or appears to interfere with the interests of the Company. A conflict of interest can arise when a director, officer or employee takes actions or has personal interests that may make it difficult to perform his or her Company work objectively and effectively.

There are a variety of situations in which a conflict of interest may arise. While it would be impractical to attempt to list all possible situations, some common types of conflicts may be:

●	To serve as a director, employee or contractor for a company that has a business relationship with, or is a competitor of the Company;

●	To have a financial interest in a competitor, supplier or customer of the Company;

●	To receive improper personal benefits from a competitor, supplier or customer, as a result of any transaction or transactions of the Company;

●	To accept financial interest beyond entertainment or nominal gifts in the ordinary course of business, such as a meal or a coffee mug;

●	To present at a conference where the conference sponsor has a real or potential business relationship with the Company (e.g. vendor, customer, or investor), and, the conference sponsor offers travel or accommodation arrangements or other benefits materially in excess of the Company’s standard; or

●	To use for personal gain, rather than for the benefit of the Company, an opportunity that you discovered through your role with the Company.

Fidelity or service to the Company should never be subordinated to or dependent on personal gain or advantage. Conflicts of interest should be avoided.

In most cases, anything that would constitute a conflict for a director, officer or employee also would present a conflict if it is related to a member of his or her family.

Interests in other companies, including potential competitors and suppliers, that are purely for management of the other entity, or where an otherwise questionable relationship is disclosed to the Board and any necessary action is taken to ensure there will be no effect on the Company, are not considered conflicts unless otherwise determined by the Board.

Evaluating whether a conflict of interest exists can be difficult and may involve a number of considerations. Please refer to other policies, such as the employee handbook, for further information. We also encourage you to seek guidance from your manager, Chief Executive Officer or Chief Financial Officer, or their equivalents, when you have any questions or doubts.

III.Disclosure

Each director, officer or employee, to the extent involved in the Company’s disclosure process, including the Chief Executive Officer or Chief Financial Officer, or their equivalents, the (the “Senior Financial Officers”), is required to be familiar with the Company’s disclosure controls and procedures applicable to him or her so that the

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Company’s public reports and documents comply in all material respects with the applicable securities laws and rules. In addition, each such person having direct or supervisory authority regarding these securities filings or the Company’s other public communications concerning its general business, results, financial condition and prospects should, to the extent appropriate within his or her area of responsibility, consult with other Company officers and employees and take other appropriate steps regarding these disclosures with the goal of making full, fair, accurate, timely and understandable disclosure.

Each director, officer or employee, to the extent involved in the Company’s disclosure process, including the Senior Financial Officers, must:

●	Familiarize himself or herself with the disclosure requirements applicable to the Company as well as the business and financial operations of the Company.

●	Not knowingly misrepresent, or cause others to misrepresent, facts about the Company to others, whether within or outside the Company, including to the Company’s independent auditors, governmental regulators and self-regulatory organizations.

IV.Compliance

It is the Company’s policy to comply with all applicable laws, rules and regulations. It is the personal responsibility of each employee, officer and director to adhere to the standards and restrictions imposed by those laws, rules and regulations in the performance of their duties for the Company, including those relating to accounting and auditing matters and insider trading.

The Board endeavors to ensure that the directors, officers and employees of the Company act with integrity and observe the highest standards of behavior and business ethics in relation to their corporate activities.

Specifically, directors, officers and employees must:

●	Comply with the law;

●	Act in the best interests of the Company;

●	Be responsible and accountable for their actions; and

●	Observe the ethical principles of fairness, honesty and truthfulness, including disclosure of potential conflicts.

Generally, it is against Company policies for any individual to profit from undisclosed information relating to the Company or any other company in violation of insider trading or other laws. Anyone who is aware of material nonpublic information relating to the Company, our customers, or other companies may not use the information to purchase or sell securities in violation of securities laws.

If you are uncertain about the legal rules involving your purchase or sale of any Company securities or any securities in companies that you are familiar with by virtue of your work for the Company, you should consult with the Chief Executive Officer or Chief Financial Officer, or their equivalents, before making any such purchase or sale. Other policies issued by the Company also provide guidance as to certain of the laws, rules and regulations that apply to the Company’s activities.

V.Reporting and Accountability

The Board of Directors has the authority to interpret this Code in any particular situation. Any director, officer or employee who becomes aware of any violation of this Code is required to notify the Chief Executive Officer or Chief Financial Officer, or their equivalents, promptly.

Any questions relating to how these policies should be interpreted or applied should be addressed to your manager, Chief Executive Officer or Chief Financial Officer, or their equivalents. Any material transaction or

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relationship that could reasonably be expected to give rise to a conflict of interest, as discussed in Section II of this Code, should be discussed with your manager, Chief Executive Officer or Chief Financial Officer, or their equivalents. A director, officer or employee who is unsure of whether a situation violates this Code should discuss the situation with the Chief Executive Officer or Chief Financial Officer, or their equivalents, to prevent possible misunderstandings and embarrassment at a later date.

Each director, officer or employee must:

●	Notify the Chief Executive Officer or Chief Financial Officer, or their equivalents, promptly of any existing or potential violation of this Code.

●	Not retaliate against any other director, officer or employee for reports of potential violations.

The Company will follow the following procedures in investigating and enforcing this Code and in reporting on the Code:

●	The Chief Executive Officer or Chief Financial Officer, or their equivalents, as the case may be, will take all appropriate action to investigate any violations reported. In addition, the Chief Executive Officer or Chief Financial Officer, or their equivalents, as appropriate, shall report each violation and alleged violation involving a director or an executive officer to the Chairman of the Board of Directors. To the extent he or she deems appropriate, the Chairman of the Board of Directors shall participate in any investigation of a director or executive officer. After the conclusion of an investigation of a director or executive officer, the conclusions shall be reported to the Board of Directors.

●	The Board of Directors will conduct such additional investigation as it deems necessary. The Board will determine that a director or executive officer has violated this Code. Upon being notified that a violation has occurred, the Chief Executive Officer or Chief Financial Officer, or their equivalents, as the case may be, will take such disciplinary or preventive action as deemed appropriate, up to and including dismissal or, in the event of criminal or other serious violations of law, notification of appropriate law enforcement authorities.

VI.Corporate Opportunities

Employees, officers and directors are prohibited from taking (or directing to a third party) a business opportunity that is discovered through the use of corporate property, information or position, unless the Company has already been offered the opportunity and turned it down. More generally, employees, officers and directors are prohibited from using corporate property, information or position for personal gain and from competing with the Company.

Sometimes, the line between personal and Company benefits is difficult to draw, and sometimes there are both personal and Company benefits in certain activities. Employees, officers and directors who intend to make use of Company property or services in a manner not solely for the benefit of the Company should consult beforehand with your manager, the Chief Executive Officer or Chief Financial Officer, or their equivalents.

VII.Confidentiality

In carrying out the Company’s business, employees, officers and directors often learn confidential or proprietary information about the Company, its customers, suppliers, or joint venture parties. Employees, officers and directors must maintain the confidentiality of all information so entrusted to them, except when disclosure is authorized or legally mandated. Confidential or proprietary information of our Company, and of other companies, includes any non-public information that would be harmful to the relevant company or useful or helpful to competitors if disclosed.

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VIII.Fair Dealing.

Our core value of operating is based on responsiveness, openness, honesty and trust with our members, business partners, employees and shareholders. We do not seek competitive advantages through illegal or unethical business practices. Each employee, officer and director should endeavor to deal fairly with the Company’s customers, service providers, suppliers, competitors and employees. No employee, officer or director should take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or any unfair dealing practice.

IX.Protection and Proper Use of Company Assets

All employees, officers and directors should protect the Company’s assets and ensure their efficient use. All Company assets should be used only for legitimate business purposes. Theft, carelessness and waste have a direct impact on our profit.

X.Waivers and Amendments

From time to time, the Company may waive provisions of this Code. Any employee or director who believes that a waiver may be called for should discuss the matter with your manager, the Chief Executive Officer or Chief Financial Officer, or their equivalents.

Any waiver of the Code for executive officers (including Senior Financial Officers) or directors of the Company may be made only by the Board of Directors and must be promptly disclosed to shareholders along with the reasons for such waiver in a manner as required by applicable law or the rules of The Nasdaq Stock Market (“Nasdaq”). Any amendment or waiver of any provision of this Code must be approved in writing by the Board or, if appropriate, its delegate(s) and promptly disclosed pursuant to applicable laws and regulations.

Any waiver or modification of the Code for a Senior Financial Officer will be promptly disclosed to shareholders if and as required by applicable law or the rules of Nasdaq.

The Company is committed to continuously reviewing and updating its policies, and therefore reserves the right to amend this Policy at any time, for any reason, subject to applicable law.

As of March 15, 2023

5

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Alliance Entertainment Holding Corporation.

Plantation, Florida

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-271219) of Alliance Entertainment Holding Corporation (“the Company”) of our report dated October 18, 2023, relating to the consolidated financial statements which appears in this Annual Report on Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA P.C.

Miami, Florida

October 18, 2023

EXHIBIT 31.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES OXLEY ACT OF 2002

I, Jeffrey Walker certify that:

1.	I have reviewed this annual report on Form 10-K of Alliance Entertainment Holding Corporation (the “registrant”) for the year ended June 30, 2023.
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.	The registrant’s other certifying officer, and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.	The registrant’s other certifying officer, and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

October 18, 2023	/s/ Jeffrey Walker
Name: Jeffrey Walker
Title: Chief Executive Officer and Director (Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES OXLEY ACT OF 2002

I, John Kutch certify that:

1.	I have reviewed this annual report on Form 10-K of Alliance Entertainment Holding Corporation (the “registrant”) for the year ended June 30, 2023.
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.	The registrant’s other certifying officer, and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.	The registrant’s other certifying officer, and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

October 18, 2023	/s/ John Kutch
Name: John Kutch
Title: Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Jeffrey Walker, the Chief Executive Officer and Director of Alliance Entertainment Holding Corporation (the “Registrant”), certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K of the Registrant for the year ended June 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

October 18, 2023	/s/ Jeffrey Walker
Name: Jeffrey Walker
Title: Chief Executive Officer and Director (Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Alliance Entertainment Holding Corporation and will be retained by Alliance Entertainment Holding Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

John Kutch, Chief Financial Officer of Alliance Entertainment Holding Corporation (the “Registrant”), certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge, the Annual Report on Form 10-K of the Registrant for the year ended June 30, 2023 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

October 18, 2023	/s/ John Kutch
Name: John Kutch
Title: Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Alliance Entertainment Holding Corporation and will be retained by Alliance Entertainment Holding Corporation and furnished to the Securities and Exchange Commission or its staff upon request.